As filed with the Securities and Exchange Commission on January 13, 1999.

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ADVANCED VIRAL RESEARCH CORP.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                      5129
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                   59-2646820
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                  1250 East Hallandale Beach Blvd., Suite 501,
                       Hallandale, Fl 33009 (954) 458-7636
   --------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

                      Shalom Z. Hirschman, M.D., President
                  1250 East Hallandale Beach Blvd., Suite 501,
                       Hallandale, Fl 33009 (954) 458-7636
           ---------------------------------------------------------
            (Name, address and telephone number of agent for service)
                                 ---------------
                                   Copies to:
                            CHARLES J. RENNERT, ESQ.
                          Berman Wolfe & Rennert, P.A.
                          NationsBank Tower, Suite 3500
                            Miami, Florida 33131-2130
                     (305) 577-4177 Phone (305) 373-6036 Fax
                                 ---------------
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum         Proposed maximum
   Title of each class of         Amount to        offering price per       aggregate offering           Amount of
securities to be registered     be registered           share(1)                 price(1)             registration fee
---------------------------     -------------           --------                 --------             ----------------
Common Stock par                 49,700,731              $.1925                  $9,567,391                 $2,700
value $.00001 per share                                                                                    --------
Total Fee                                                                                                   $2,700
                                                                                                           ========

-----------------------
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the closing bid and ask prices of the Common Stock on January 11, 1999, as reported on the OTC Electronic Bulletin Board.

================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


                      [This Space Intentionally Left Blank]

            Prospectus subject to completion, dated January 13, 1999.

                          ADVANCED VIRAL RESEARCH CORP.
                        49,700,731 SHARES OF COMMON STOCK

         This Prospectus relates to the sale of up to 49,700,731 shares of common stock, par value $.00001 per share (the "Common Stock"), of Advanced Viral Research Corp. (the "Company") offered for the account of certain shareholders of the Company (the "Selling Shareholders"). These 49,700,731 shares (the "Shares") include (i) 41,666,667 shares of Common Stock issued or reserved for issuance upon the conversion of a 7% Convertible Debenture due October 31, 2008 issued by the Company (the "Debenture"); (ii) 750,000 shares of Common Stock reserved for issuance upon the exercise of warrants issued in connection with the Debenture (the "Debenture Warrants"); (iii) 4,917,276 shares of Common Stock held by certain shareholders; and (iv) 2,366,788 shares of Common Stock reserved for issuance upon the exercise of warrants (the "Purchase Warrants"). The actual number of shares of Common Stock issued or issuable upon conversion of the Debenture is subject to adjustment and could be materially less or more than the above estimated amount, depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock.

         The Selling Shareholders may offer and sell the Shares through public or private transactions and may sell the Shares at market prices prevailing at the time of sale, at prices related to such prevailing prices, at negotiated prices or at fixed prices. The Selling Shareholders may also transfer the Shares in other ways. The Selling Shareholders and any brokers and dealers involved in sales of the Shares offered under this Prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions or discounts and other compensation paid to those brokers and dealers may be regarded as underwriters' compensation. See "Selling Shareholders" and "Plan of Distribution."

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. The Company will receive proceeds upon the exercise of the Debenture Warrants and the Purchase Warrants (collectively, the "1998 Warrants"), and has agreed to bear substantially all expenses of registration of the Shares under federal and state securities laws, other than commissions, fees and discounts of underwriters, brokers, dealers and agents, and to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

         The Common Stock is listed for trading on the National Association of Securities Dealers, Inc.'s OTC Bulletin Board (the "Bulletin Board") under the symbol "ADVR." On January 11, 1999 the low and high bid prices for the Common Stock on the Bulletin Board were $.19 and $.198, respectively.

         Investing in the Common Stock involves certain risks. See "High Risk Factors" beginning on page 7.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is __________, 1999.

++++++The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.++++++

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY...........................................................1
   The Company...............................................................1
   Recent Developments.......................................................4
   The Offering..............................................................5

SUMMARY FINANCIAL DATA.......................................................6
   Summary Statement of Operations Data......................................6
   Summary Balance Sheet Data................................................6

WHERE YOU CAN FIND MORE INFORMATION..........................................7

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE  ............................7

HIGH RISK FACTORS............................................................8

USE OF PROCEEDS.............................................................17

MARKET PRICE OF AND DIVIDENDS ON THE .......................................17

COMMON STOCK AND RELATED SHAREHOLDER MATTERS................................17
   Market Information.......................................................17
   Shareholders.............................................................17
   Dividend Policy..........................................................18

CAPITALIZATION..............................................................18

SELECTED CONSOLIDATED FINANCIAL DATA........................................19
   Selected Statement of Operations Data....................................19
   Selected Balance Sheet Data..............................................20

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.......................................................21
   Results of Operations....................................................21
   Liquidity................................................................22
   Capital Resources........................................................23
   Year 2000 Compliance.....................................................26

BUSINESS....................................................................26
   Overview ................................................................26
   Background of RETICULOSE.................................................27
   Exclusive Rights of the Company to RETICULOSE and Production
      Arrangements .........................................................31
   Government Regulation....................................................34
   The Investigational New Drug Application Process.........................34

   Testing Agreements.......................................................44
   Marketing And Sales......................................................52
   Competition..............................................................52
   Employees................................................................53
   Consulting Agreements....................................................53
   Exclusive Distribution Agreements........................................56

MANAGEMENT..................................................................60
   Executive Officers and Directors.........................................60
   Director Compensation....................................................61
   Executive Officer Compensation...........................................61
   Employment Contracts, Termination of Employment and
      Change-in-Control Arrangements........................................62

PRINCIPAL SHAREHOLDERS......................................................64

SELLING SHAREHOLDERS........................................................66

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................67

DESCRIPTION OF SECURITIES...................................................67
   Common Stock.............................................................67

PLAN OF DISTRIBUTION........................................................67

LEGAL MATTERS...............................................................68

EXPERTS.....................................................................69

GLOSSARY OF TERMS...........................................................69

INDEX TO FINANCIAL STATEMENTS..............................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this Prospectus. It is not complete and does not contain all of the information that you should consider before investing in the Common Stock. You should read the entire Prospectus carefully, including"High Risk Factors," the financial statements, and "Where You Can Find More Information," before making any decision to invest in the Common Stock.

The Company

         Advanced Viral Research Corp. (the "Company") was incorporated on July 31, 1985, under the laws of the State of Delaware, to engage in the production and marketing, promotion and sale of the pharmaceutical product with the trade name RETICULOSE, an anti-viral peptide-nucleic acid complex preparation. RETICULOSE has not been approved for sale or use. See "Business -- Government Regulation," "-- Marketing and Sales," and "-- Exclusive Distribution Agreements." Accordingly, unless and until such approval is granted in the United States or another "developed or developing country," sales of RETICULOSE will not be significant, and there can be no assurance that they will be significant even if approval is granted. The Company is in the developmental stage, and has not yet commenced any commercial operations.

         History of RETICULOSE. RETICULOSE, the rights to which were acquired by the Company in 1986, was marketed and used in the United States and elsewhere in the world during the 1940's through the early 1960's. See "Business -- Background of RETICULOSE," and "-- Exclusive Rights of the Company to RETICULOSE and Production Arrangements." In 1962 RETICULOSE was classified as a "new drug" by the Food and Drug Administration of the United States Department of Health and Human Services ("FDA"), requiring FDA approval for sale in the United States. Legal action by the FDA resulted in RETICULOSE being withdrawn from the United States market. See "Business -- Background of RETICULOSE." In 1967 and 1968, two applications for approval of RETICULOSE, one for sale and the other for human clinical research in the United States, were filed and withdrawn without prejudice on indications from the FDA that the applications would not be approved. See "Business -- Background of RETICULOSE" and "The Investigational New Drug Application Process." See generally, "Glossary" and "High Risk Factors." Other than a report published in August 1996 by Shalom Hirschman, then consultant, now President, Chief Executive Officer and a director of the Company, none of the reports summarized in this Prospectus is more recent than 1969 because of a general lack of research interest in RETICULOSE. THE FDA HAS REQUESTED THAT THE COMPANY DEMONSTRATE THAT THE COMPANY'S CURRENT FORMULATION OF RETICULOSE IS IDENTICAL TO THE FORMULATION REPORTED IN THE REPORTS.

         Bernard Friedland, former President and current Chairman of the Board of the Company, as sponsor, submitted to the FDA on September 20, 1984 an application for a study, on human subjects, of the efficacy of RETICULOSE upon
AIDS: the Notice of Claimed Investigational Exemption for a New Drug ("IND"). Under FDA regulations, the Company is not permitted to engage in or authorize human studies regarding RETICULOSE if the FDA notifies the Company of "serious deficiencies that require correction before human studies can begin or that would require restriction of human studies until correction," until the Company is notified that the material that it has submitted to correct the deficiencies is "satisfactory."

         In response to two deficiency letters from the FDA, the Company, on March 6, 1992, submitted to the FDA additional information, including findings from independent research laboratories, intending, among other things, to procure the FDA's approval to conduct human clinical trials for RETICULOSE (the "March 1992 FDA Submission"). On July 31, 1992, the Company received a third deficiency letter from the FDA, dated July 27, 1992 (the "July 1992 Deficiency Letter"), which provided detailed comments with respect to chemistry, toxicology, microbiology and clinical areas requiring further studies and actions on the part of the Company. BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED FURTHER CORRESPONDENCE FROM THE FDA, WHICH STATED, AMONG OTHER COMMENTS, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S IND WAS "INACTIVATED." The Company believes that the use of the term "inactivated" indicates the FDA's position that the Company did not comply with the FDA's written requests articulated in several deficiency letters within a reasonable time. Accordingly, the Company believes it must refile or amend the IND in order for the IND to be continued to be reviewed by the FDA. The Company has not formally responded to the July 1992 Deficiency Letter or the 1995 deficiency letter. No assurances can be given that the Company's IND will ever be approved by the FDA or that results of any testing will demonstrate that RETICULOSE is safe or effective in the treatment of disease. The Company is currently in the preliminary stage of preparing a new IND for filing with the FDA (the "New IND"), although there can be no assurances as to the costs or the timing of the filing of the New IND, if at all. Even if the New IND is filed, the Company currently does not believe it has the resources to complete the FDA approval process. The Company intends to allocate certain funds from the sale of the Debenture and the exercise of certain stock options and warrants, for the purpose of filing the New IND with the FDA. No assurance can be given, however, that any options or warrants will be exercised, that the New IND will be accepted by the FDA or that any tests previously conducted or to be conducted will satisfy FDA requirements. See "Business -- The Investigational New Drug Application Process" and "-- Testing Agreements -- Testing in the United States of America."

         Testing of RETICULOSE. Open label clinical trials of RETICULOSE on Human Papilloma Virus (HPV) at two separate hospitals located in Buenos Aires, Argentina (the "HPV Clinical Trial") indicated clinical improvement in half, and adverse side effects in none, of the 20 patients tested. See "Business -- Testing Agreements -- Argentina Agreements."

         Laboratory tests of RETICULOSE (the "Hirschman Study") at the Mount Sinai School of Medicine, New York, New York under the supervision of Shalom Z. Hirschman, M.D., then Professor of Medicine and Director of the Division of Infectious Diseases of the Mount Sinai School of Medicine, currently the Company's President and Chief Executive Officer, demonstrate that RETICULOSE stimulates the production of a unique set of chemokines, including Interleukin 1 (IL-1), Interleukin 6 (IL-6) and Gamma Interferon, and inhibits the replication of HIV in cell cultures.

         The first stage of a double-blind, randomized, placebo-controlled clinical trial using RETICULOSE in the treatment of AIDS was completed in late November 1996 (the "AIDS Clinical Trial"). The AIDS Clinical Trial is being conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados. Other than the AIDS Clinical Trial, no controlled double-blind clinical trials of RETICULOSE have commenced. The Company believes, however, based on certain prior history and the published data for the years 1951 until 1962, largely anecdotal, that RETICULOSE is an anti-viral pharmaceutical product which is safe and effective in treating a number of interferon related viruses such as Asian Influenza, Viral Pneumonia, Virus Infectious Hepatitis, Mumps, Encephalitis, Herpes Simplex and Herpes Zoster. However, two articles published in 1962 in recognized medical journals questioned the efficacy of RETICULOSE on certain viral diseases in laboratory tests. There can be no assurance of the success of such testing or whether such testing or any other potential testing that may be commenced will result in FDA approval. See "High Risk Factors -- RETICULOSE -- Limited Medical Acceptance and No Assurance of Effectiveness" and "Business -- Background of RETICULOSE."

         In March 1997, the Company entered into a Material Transfer Agreement -- Cooperative Research and Development Agreement (the "NCI Agreement") with certain governmental agencies (including the FDA) represented by The National Cancer Institute (collectively, the "Government Agencies"). The purpose of the NCI Agreement is for Dr. Howard Young, Section Chief, Laboratory of Experimental Immunology, Division of Basic Sciences, the National Cancer Institute, to determine the molecular mechanism by which RETICULOSE may specifically enhance transcription of the gamma interferon gene. The Company intends to supply RETICULOSE to the Government Agencies for the purpose of research by the Government Agencies in accordance with a research plan attached to the NCI Agreement, subject to the conditions stated in the NCI Agreement. The NCI Agreement provides for non-disclosure by the Government Agencies and an understanding that the Company and the Government Agencies will enter into licenses to one another on terms to be negotiated in the future, in the event the research produces an invention. Either the Company or the Government Agencies may terminate the NCI Agreement upon 30 days prior written notice to the other. Pursuant to an agreement dated March 19, 1998, the NCI Agreement has been extended for an additional one year period and provides for the continued study of the basic mechanisms of immune responses, the investigation of anti-tumor activity of RETICULOSE and its effect on rheumatoid arthritis. See "Business -- Testing Agreements -- National Cancer Institute Study."

         In February 1998, the Company entered into a Concurrent Agreement with DCT S.R.L., an Argentine corporation ("DCT"), whereby the Company agreed to provide DCT or its assignees up to $412,960 to cover the costs of a study on 65 patients to compare the results of treatment of AIDS patients using a three-drug cocktail and RETICULOSE versus AIDS patients taking a three-drug cocktail and a placebo. See "Business -- Testing Agreements -- Argentina Agreement."

         In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees up to $94,950 to cover the costs of a controlled study in 30 patients to determine the efficacy of RETICULOSE for the treatment of rheumatoid arthritis in humans.

         In July 1998, the Company authorized the expenditure of up to $135,000 to study the effects of RETICULOSE in inhibiting the mutation of the AIDS virus on patients in Argentina and Barbados. See"Business -- Testing Agreements -- Argentina Agreement" and "-- Barbados Study."

Recent Developments

         RBB Convertible Debenture and Warrants. On November 16, 1998, pursuant to a Securities Purchase Agreement, the Company sold to RBB Bank Aktiengesellschaft ("RBB") as agent for the accounts of certain persons (collectively, the "Investors"): (i) a 7% Convertible Debenture due October 31, 2008 in the principal amount of $1,500,000 (the "Debenture"), and (ii) two warrants to purchase a total of 750,000 shares of Common Stock (the "Debenture Warrants"), for an aggregate purchase price of $1,500,000 (the "RBB Agreement"). The sale of the Debenture and the Debenture Warrants was made pursuant to Regulation S promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. The Company relied on the representations, warranties and covenants made by RBB in the RBB Agreement relating to the sale of the Debenture and the Debenture Warrants for all the facts necessary to make the Regulation S exemption to the registration requirements under the Securities Act available.

         In connection with the sale of the Debenture and the Debenture Warrants, the Company paid RBB a placement fee equal to 7% of the aggregate purchase price. All or a portion of the Debenture may be converted into shares of Common Stock equal to the principal amount and accrued and unpaid interest outstanding under the Debenture on the conversion date divided by the Applicable Conversion Price. "Applicable Conversion Price,"as provided in the RBB Agreement, means the lesser of: (i) $.20 and (ii) the product obtained by multiplying (a) the Average Closing Price times (b) 0.72. "Average Closing Price" with respect to any conversion elected to be made by the holder will be the average of the daily closing prices on the Bulletin Board for the three consecutive trading days, as selected by the holder, out of ten trading days immediately preceding the date on which the holder gives the Company a written notice of the holder's election to convert outstanding principal of the Debenture. Accrued interest under the Debenture is payable semiannually on January 1 and July 1 of each year at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of the interest payment. The Debenture will mature on October 31, 2008.

         At its option, the Company may prepay the Debenture at any time prior to maturity without premium or penalty at a price equal to the principal amount of the Debenture plus accrued and unpaid interest thereon. The Debentures may not be converted by the holder after the third day preceding the specified prepayment date contained in the Company's notice of its intent to prepay pursuant to the RBB Agreement.

         One of the Debenture Warrants entitles the holder thereof to purchase in the aggregate 375,000 shares of Common Stock at an exercise price of $.20 per share. The other Debenture Warrant entitles the holder thereof to purchase in the aggregate 375,000 shares of Common Stock at an exercise price of $.24 per share. Both Debenture Warrants are exercisable at any time and from time to time until October 31, 2008.

         Under the terms of the RBB Agreement, the Company is required to file with the Commission this Registration Statement to register the Common Stock issuable upon conversion of the Debenture and upon exercise of the Debenture Warrants to allow the Investors to resell such Common Stock to the public. In the event this Registration Statement is not declared effective by the Commission on or before April 13, 1999 (the "Effective Deadline"), the Company is obligated under the RBB Agreement to pay RBB a penalty equal to the sum of
(x) $30,000 and (y) $1,500 for each day lapsed after the Effective Deadline, until this Registration Statement is declared effective by the Commission, provided, however, that total penalties shall not exceed $100,000 in the aggregate.

         Purchase Agreement and Warrants. On December 22, 1998, pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), the Company issued to certain purchasers (collectively, the "Purchasers") (i) 4,917,276 shares of Common Stock, and (ii) four warrants to purchase a total of 2,366,788 shares of Common Stock, including (x) two warrants to purchase 1,966,788 shares of Common Stock and (y) a finder's fee paid to Harborview Group consisting of two warrants to purchase 400,000 shares of Common Stock (collectively, the "Purchase Warrants") for an aggregate purchase price of $802,500.

         Two of the Purchase Warrants entitle the holders thereof to purchase 983,394 and 983,394 shares of Common Stock at exercise prices of $.2040 and $.2448 per share, respectively. The other two Purchase Warrants which relate to the finder's fee entitle the holders thereof to purchase 200,000 and 200,000 shares of Common Stock at exercise prices of $.2040 and $.2448 per share, respectively. All four Purchase Warrants are exercisable at any time and from time to time until December 31, 2003.

         Under the terms of the Purchase Agreement, the Company is required to file with the Commission this Registration Statement to register the Common Stock issued thereunder and upon exercise of the Purchase Warrants to allow the Purchasers to resell such Common Stock to the public. The Purchase Agreement further provides that, in the event this Registration Statement is not declared effective by the Commission on or before May 21, 1999 (the "Effective Deadline"), the Company is required to pay to the Purchasers a penalty of $30,000 (allocated pro rata to each Purchaser as set forth in the Purchase Agreement) for each full calendar month or portion thereof lapsed after the Effective Deadline, until this Registration Statement is declared effective, provided, however, that total penalties shall not exceed $100,000 in the aggregate.

         The Company currently maintains offices at 1250 East Hallandale Beach Boulevard, Suite 501, Hallandale, Florida 33009 and 200 Corporate Boulevard South, Yonkers, New York 10701. Its telephone number in Hallandale, Florida is
(954) 458-7636 and its telephone number in Yonkers, New York is (914) 376-7383. See "Business -- Property."

The Offering

         Common Stock being offered.......................... 49,700,731 shares(1)
         Common Stock outstanding............................ 346,123,638 shares(1)

         Use of Proceeds..................................... The Company will not receive any of the proceeds from the sale of  the Shares offered
                                                              hereunder by the Selling Shareholders.  The
                                                              offering  is made to fulfill the Company's
                                                              contractual obligations to the Selling
                                                              Shareholders to register the Shares held by the
                                                              Selling Shareholders.  See "Use of Proceeds."

         High Risk Factors................................... Prospective purchasers should consider carefully certain risks concerning the Company
                                                              and its business, including those described
                                                              under "High Risk Factors -- Limited
                                                              Operations; No Present Source of Revenues;
                                                              No Record of Earnings and Accumulated
                                                              Deficit"; "Qualification Regarding Going
                                                              Concern"; "Risks Associated with Outstanding
                                                              Convertible Debenture"; Elimination of
                                                              Liability for Directors"; Failure of
                                                              RETICULOSE to be Approved for Sale by the
                                                              FDA"; "Single Product -- Very Limited Sales";
                                                              and "RETICULOSE -- Limited Medical
                                                              Acceptance and No Assurance of
                                                              Effectiveness," among other factors.

----------------
(1) This amount includes (i) 41,666,667 shares issuable upon full conversion of the Debenture, which amount may fluctuate depending upon, among other things, the future market price of the Company's Common Stock and (ii) 3,116,788 shares of Common Stock issuable upon exercise of the 1998 Warrants. Excludes 32,800,549 shares issuable upon the exercise of certain stock options and warrants.


                             SUMMARY FINANCIAL DATA

Summary Statement of Operations Data


                                                                                                          (Unaudited)
                                                      Years Ended December 31                            9 Mos. Ended
                             --------------------------------------------------------------------------  September 30
                                       1993          1994           1995           1996           1997          1998
                                      ------        ------         ------         ------         ------        -----
Net revenues                         $23,892       $84,852        $68,483       $102,907       $121,923       $80,289
Net income (loss)                  ($563,309)    ($440,837)     ($401,884)   ($1,154,740)   ($4,141,729)  ($3,118,824)
Net income (loss) per common           ($.00)        ($.00)         ($.00)         ($.00)         ($.00)        ($.00)
share
Weighted average # of shares     232,151,991   238,354,491    248,002,608    257,645,815    274,534,277   290,194,958


Summary Balance Sheet Data



                                                               December 31                                (Unaudited)
                             --------------------------------------------------------------------------  September 30
                                       1993          1994           1995           1996           1997          1998
                                      ------        ------         ------         ------         ------        -----
Total Assets                        $572,507      $452,264       $796,241     $1,716,800     $4,189,842    $1,779,767
Long-term debt                             -             -              -              -     $2,384,793             -
Stockholders' equity per                $.00          $.00           $.00           $.01           $.00          $.01
common share
Shares outstanding at year end   236,276,991   241,616,991    251,181,774    247,031,058    277,962,574   296,422,907

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by either company at the Commission's public reference rooms in Washington, D.C., New York City and Chicago. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the Commission at http://www.sec.gov.

         The Company filed a Registration Statement on Form S-1 (the "Registration Statement") to register with the Commission the resale of the Shares issued or issuable to the Selling Shareholders as provided herein. This Prospectus is a part of that Registration Statement and constitutes a prospectus of the Company. As permitted by the Commission's rules, this Prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement. This Prospectus summarizes some of the documents that are exhibits to the Registration Statement, and you should refer to the exhibits for a more complete description of the matters covered by those documents.

         The Company has not authorized anyone to give any information regarding the offering of the Shares that is different from what is contained in this Prospectus. This Prospectus is not an offer to sell or a solicitation of anyone to whom it would be unlawful to make an offer of solicitation. You should not assume that the information contained in this Prospectus is accurate as of any time after the date of this Prospectus, and neither the mailing of this Prospectus to the Company's shareholders nor the issuance of the Shares should create any implication to the contrary.


                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that are not historical facts. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give any assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from such expectations ("Cautionary Statements") are disclosed herein and therein, including, without limitation in conjunction with the forward-looking statements included under "High Risk Factors." All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements described herein.

         The Company makes no express or implied representation or warranty as to the attainability of the projected or estimated financial information set forth herein or as to the accuracy or completeness of the assumptions from which such projected or estimated information is derived. Projections or estimations of the Company's future performance are necessarily subject to a high degree of uncertainty and may vary materially from actual results. Reference is made to the particular discussions set forth under "High Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                HIGH RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE PURCHASER SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS, PARTICULARLY THE INFORMATION CONTAINED IN THE CONSOLIDATED FINANCIAL STATEMENTS HEREIN.

         Limited Operations; No Present Source of Revenues; No Record of Earnings and Accumulated Deficit. The Company was incorporated under the laws of the State of Delaware on July 31, 1985, has a very limited operating history, has only insignificant operating revenues and must be considered promotional and still in its early developmental stage. From inception through September 30, 1998, the Company had an accumulated deficit of $12,112,090. The Company is dependent upon approval of RETICULOSE for sale before it can begin any significant commercial operations.

         No applications for approval have been filed in any country, except for the IND submitted to the FDA on September 20, 1984 by Bernard Friedland, former President and current Chairman of the Board of the Company, as sponsor. Under FDA regulations, the Company is not permitted to engage in or authorize human studies regarding RETICULOSE if the FDA notifies the Company of "serious deficiencies that require correction before human studies can begin or that would require restriction of human studies until correction" until the Company is notified that the material that it has submitted to correct the deficiencies is "satisfactory." The Company has received and responded to two deficiency letters from the FDA, which responses were not deemed adequate. BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED FURTHER CORRESPONDENCE FROM THE FDA, WHICH STATED, AMONG OTHER COMMENTS, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S IND WAS "INACTIVATED." The Company has not formally responded to a third deficiency letter (i.e., the July 1992 Deficiency Letter) or the 1995 deficiency letter. See "Business -- the Investigational New Drug Application Process." No assurances can be given that the Company's IND will ever be approved by the FDA or that results of any future testing will demonstrate that RETICULOSE is safe or effective in the treatment of disease. See "Business -- Testing Agreements -- Argentina Agreements," "-- Government Regulation," "-- Marketing and Sales," and "-- Exclusive Distribution Agreements." See also the discussion of the Hirschman Study and the AIDS Clinical Trial under "Business -- Background of RETICULOSE." There can be no assurance, however, that the HPV Clinical Trial, the AIDS Clinical Trial or any other potential testing that may be commenced will prove successful.

         The Company's cash position, from time to time, has been the result of the proceeds from the Company's initial public offering on May 16, 1986, the exercise of warrants issued in connection with the initial public offering, the exercise of certain stock options, the sale of convertible debentures in 1997 and 1998, fees paid for distribution rights by the Company's exclusive distributors which fees also included deposits on purchases of RETICULOSE by a distributor, and limited sales of RETICULOSE for testing purposes. See "Management's Discussion and Analysis and Results of Operations -- Capital Resources." Although the Company's cash position has recently improved due to the Company's recent sale of securities, the Company's cash position of approximately $673,041 as of September 30, 1998 is largely due to stock options being exercised and the proceeds of convertible debentures sold in 1997. Such funds will not be adequate to pay all the costs associated with the full range of continued research and development and testing, as well as the clinical trials that may be required by the FDA, in order to obtain approval for the IND to test RETICULOSE in the United States, which is a prerequisite for being able to market and sell RETICULOSE in the United States. However, the Company's cash position is sufficient to fund the ongoing AIDS Clinical Trial, which costs not yet expended are estimated at $75,000. Unless and until RETICULOSE is approved for sale in the United States or in another developed or developing country, or one or more of the Company's distributors obtains approval for the sale of RETICULOSE in any of their respective territories, the Company will be dependent upon the continued sale of its securities and/or the exercise of options and warrants for funds to meet its continued cash requirements. In such event, the Company may be dependent on the willingness of third parties to accept shares of the Common Stock, options or warrants to acquire shares of the Common Stock as compensation to conduct tests or provide other services to the Company. No assurance can be given that such financing or services, if and when required, will be available, or if available, will be at terms acceptable to the Company. Any issuance of a substantial number of additional shares of Common Stock would also dilute the ownership of present shareholders.

         Potential investors should be made aware of the difficulties encountered by any business enterprise in its development stage, especially in view of the intense competition from existing and more established businesses in the medical/pharmaceutical fields, most of which have substantial capital assets and income to fund any research, development, promotional and marketing programs and regulatory protocols that are necessary in connection with medical/pharmaceutical products. See "Business -- Competition." There is nothing at this time upon which to base any assumption that the Company will either generate operating revenues or will ever be able to operate on a profitable basis. If the Company's plans prove to be unsuccessful, its shareholders and holders of options and warrants may lose all or a substantial portion of their investment. See "Business -- Testing Agreements" and "-- Exclusive Distribution Agreements."

         Qualification Regarding Going Concern. The Company's independent accountants' report on the Company's consolidated financial statements for the fiscal year ended December 31, 1997, includes an explanatory paragraph in Note 2 to the Consolidated Financial Statements stating that the Company's ability to continue operations is dependent upon its continued sale of its securities for funds to meet its cash requirements, which factors raise substantial doubt about the Company's ability to continue as a going concern. Further, the accountant's report does not include any adjustments that might result from the outcome of this uncertainty. The Company has no immediate plan to issue any securities, otherwise than upon the possible exercise of options or warrants or the conversion of the Debenture. The Company has suffered material losses from operations during its limited operating history.

         The Company is dependent upon registration of RETICULOSE for sale in the United States or in another developed or developing country before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Management does not anticipate registration or other approval of RETICULOSE in an industrially developed or developing country in the immediate future. Unless and until RETICULOSE is approved for sale in the United States or another such country or unless RETICULOSE is approved for sale in one or more of its distributors' territories with both a material population and healthy profile, the Company may be dependent upon the continued sale of its securities or the exercise of its options or warrants for funds to meet its cash requirements. In addition, the Company may seek debt financing, but no agreements have been entered into or identified with regard to any financing except the Debenture described under "Management's Discussion and Analysis and Results of Operations -- Capital Resources." In the event that financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. No assurances can be given that other debt financing will be readily obtainable on favorable terms, that the Company will be able to sustain its operations until approval for sale of RETICULOSE is granted or that any such approval will be granted. The Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence. See "Management's Discussion and Analysis and Results of Operations" and "Notes to Consolidated Financial Statements."

         Elimination of Liability for Directors. The Company's Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article Eleventh, which provides: "A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

         Failure of RETICULOSE to be Approved for Sale by the FDA. Management of the Company believes that the United States constitutes one of the major and most profitable pharmaceutical markets in the world. Since 1962, when RETICULOSE, among many other drugs, was reclassified as a "new drug" by the FDA, the Company has not been able to market RETICULOSE in the United States. This has been the direct result of its inability to satisfy the regulatory protocols and the substantial preapproval requirements imposed by the FDA upon the introduction of any new or unapproved drug product, which include lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures. There is no assurance that FDA approval for the sale of RETICULOSE in the United States will ever be obtained or that the results of the current AIDS Clinical Trial or any other clinical studies and tests will be sufficient to lead to FDA approval of an IND for clinical testing of RETICULOSE on humans in the United States. Further, there can be no assurance that RETICULOSE will ever be approved by any developed or developing country, without which no significant revenues will ever be generated by the Company from the sale of RETICULOSE.

         Single Product -- Very Limited Sales. There have been no sales by the Company of RETICULOSE, except for insignificant revenues related to distribution of the drug for testing purposes. RETICULOSE is not currently marketed or approved for sale or use, and there can be no assurance that it will be approved for sale or use in the future. The Company has currently in effect exclusive distribution agreements with distributors to market and sell RETICULOSE, subject to each distributor obtaining regulatory approval, in the following countries:
China, Japan, Hong Kong, Macao, and Taiwan (AVIX International Pharmaceutical Corp., a New York corporation ("AVIX")); Mexico (AVIX); Channel Islands, Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia (Commonwealth Pharmaceuticals, a corporation organized under the laws of Cayman Islands, British West Indies ("Commonwealth")); and Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (DCT). The Company is dependent upon obtaining regulatory approval of RETICULOSE for sale and use in the United States, in other developed countries, or alternatively in one or more of its distributors' territories in order to have the potential for significant distribution and sales of RETICULOSE. There can be no assurance that any significant sales will be generated by the Company's distribution agreements, and further, there can be no assurance that any such distributors will receive timely, if ever, necessary approvals to market RETICULOSE in their respective territories. See "Business -- Exclusive Distribution Agreements."

         RETICULOSE - Limited Medical Acceptance and No Assurance of Effectiveness. RETICULOSE is neither widely known nor accepted by the medical community nor approved for use in the United States for any purpose by the FDA. Two articles published in 1962 in recognized medical journals have questioned the anti-viral effect of RETICULOSE on Mumps, Encephalitis and Herpes Simplex utilizing tissue culture; on Herpes Simplex in students; and on Lansing Polio and mouse adapted and egg adapted Influenza: A. C. Kempe, "Failure to Demonstrate Antiviral Activity of RETICULOSE," American Journal of Diseases of Children, Vol. 103, May 1962, and Behbehani, "The Effect of RETICULOSE on Viral Infections of Experimental Animals," Southern Medical Journal, Vol. 55, February 1962. The only "double blind" study of RETICULOSE completed by or for the Company is the AIDS Clinical Trial.

         Although the Company has filed the IND with the FDA, it must first satisfy the FDA that the current formulation of RETICULOSE is identical to the formulation reported on in the prior anecdotal history and studies. In the opinion of Mr. Friedland, former President and currently Chairman of the Board of Directors of the Company, a peptide study conducted by the University of Wisconsin Biotechnology Center in 1987 and 1988 exclusively for the Company (the "Wisconsin Study") showed that the peptide analyses of four RETICULOSE samples, two of which were 16 years old and manufactured by Key Pharmaceuticals Limited, and two of which were one year old and manufactured by Advance Viral Research Limited, indicated that all four product samples were essentially the same product as demonstrated by reverse phase high performance liquid chromatography. According to the Wisconsin Study, additional analyses conducted by gel cell electrophoresis demonstrated that all four samples were essentially of the same composition, which validate both stability and identical structure of the RETICULOSE product represented by aged and new samples. It is uncertain whether the FDA has accepted the Wisconsin Study as proof that the current formulation of RETICULOSE is identical to the formulation reported in prior anecdotal history and studies. Should the Wisconsin Study not satisfy the FDA, and should the FDA not consider such prior anecdotal history, RETICULOSE will continue to be considered as a new drug. In such event, the uncertain amount of time and costs required for IND approval as a result of the

FDA not accepting the prior history of the drug can be expected to be financially burdensome and have a material adverse effect on the Company and its likelihood of ever obtaining any requisite approval in the United States. The Company is dependent on the AIDS Clinical Trial and other tests and trials that may be commenced in the future, the results of which, if successful, may assist the Company in receiving an IND for testing on humans in the United States.

         The March 1992 FDA Submission included, among other things, findings from certain independent research laboratories, including the Wisconsin Study. The purpose of the March 1992 FDA Submission was to obtain FDA approval for the Company to conduct human clinical trials regarding the efficacy of RETICULOSE upon AIDS. The FDA responded with the July 1992 Deficiency Letter and additional correspondence in September 1995. The Company has not formally responded to the FDA.

         There can be no assurance that the FDA will approve the sale or even the testing on humans of RETICULOSE in the United States, or that RETICULOSE will be effective in treating viruses of any variety on a wide scale or any other basis. See "Management's Discussion and Analysis and Results of Operations", "Business -- The Investigational New Drug Process" and "Testing Agreements."

         Additional Financing Necessary. Management believes that its current liquid assets after giving effect to the proceeds which have been derived from the sale of the Debenture and other securities should be sufficient to enable the Company to conduct its contemplated activities for at least 12 months and conduct day to day operations at present levels, based upon monthly operating expenses as of September 30, 1998 of approximately $300,000. See "Use of Proceeds." In addition to the Debenture, the Company currently has outstanding:
(i) the Debenture Warrants and the Purchase Warrants (collectively, the "1998 Warrants"); (ii) six currently exercisable warrants (collectively, the "1997 Warrants"), three of which each entitle the holder to purchase 178,378 shares of Common Stock, and three of which each entitle the holder to purchase 600,000 shares of Common Stock, at exercise prices of $.288, $.576, $.864, $.20, $.23 and $.27 per share, respectively, and (iv) stock options held by certain persons to purchase approximately 30,465,415 shares of Common Stock at exercise prices ranging from $.11 to $.36 per option share (collectively, the "Options"). The exercise prices of certain of the Options are significantly below the prevailing market price of the Company's Common Stock. See "Management's Discussion and Analysis and Results of Operations."

         The Company may require additional equity and/or debt financing in the future to meet the considerable costs of human clinical trials, should the FDA grant permission for such trials. Such costs have not been ascertained by the Company. If no options or warrants are exercised, management believes that the Company will be able to continue its business, which remains in the development stage, at current levels for approximately 12 months. There can be no assurance that any additional financing will be available or, if available, that it can be obtained on terms satisfactory to management. If the Company does not obtain material proceeds from the exercise of options or warrants, the Company could be dependent upon joint ventures with, or the sale of certain rights regarding RETICULOSE to, third parties, the terms of which might not be advantageous to the Company. See "Management's Discussion and Analysis and Results of Operations" and "Business -- Exclusive Distribution Agreements." There can be no assurance that the 1998 Warrants, the underlying shares of which are registered for sale under the Registration Statement, the Options, or the 1997 Warrants will be exercised in their entirety, if at all.

         Lack of Product Liability Insurance. The Company, like any pharmaceutical manufacturer, could be subjected to claims for adverse reactions resulting from the use of RETICULOSE. Although the Company is unaware of any such claims or threatened claims since RETICULOSE was initially marketed in the 1940's, one study noted adverse reactions in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of RETICULOSE. As of the date hereof, the Company does not have product liability insurance. The Company has not allocated any portion of the proceeds that it may receive upon the exercise of any options or warrants, of which there can be no assurance, to the cost of product liability insurance. There can be no assurance that the Company would be able to secure such insurance in adequate amounts, at reasonable premiums, if it determined to do so. Should the Company be unable to secure product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could materially adversely affect the Company.

         Lack of Patent Protection. The Company does not presently have a patent for RETICULOSE, however, the Company has two patents for the use of RETICULOSE as a treatment (the "Use Patents"). The Company currently has 32 patent applications pending with the U.S. Patent Office. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable. The Company has retained patent counsel for the purpose pursuing additional patent protection for RETICULOSE. However, there is no certainty that patents will be granted, or if granted, that the patents will be sustained if judicially attacked, and, if declared valid, that the patents, in fact, will operate to protect the Company from others copying RETICULOSE. The Company has relied upon laws protecting proprietary information and trade secrets and upon confidentiality agreements to protect its rights to RETICULOSE and the processes for its manufacture, but there can be no assurance that such efforts and procedures will continue to be successful and protect the Company from any competition in the future. See "Business -- Testing Agreements -- National Cancer Institute Study."

         Potential Claim for Royalties. If the Company were successful in selling RETICULOSE, the Company could be subject to claims from the heirs and the Estate of Mr. Biagio E. LaPenta in connection with royalty payments on the sale of RETICULOSE. Biagio LaPenta, the heir of Dr. Vincent LaPenta and then owner of the rights to RETICULOSE transferred such rights in 1965 to Key Inc., subject to an alleged royalty arrangement ("Alleged Contract") whereby Key Inc. was allegedly obligated to deliver royalties to Biagio LaPenta on sales of RETICULOSE. The Company is aware of litigation commenced by Biagio LaPenta against Key Inc., the purpose of which was to cause Key Inc., to pay to Biagio LaPenta royalties as per the Alleged Contract (the "LaPenta Suit"). The Company believes the LaPenta Suit was unsuccessful and dismissed with no liability on the part of Key. In February 1973, Cepher Chen Yan-Sun purchased all of the outstanding shares of Key Inc., among other things, thereby acquiring the rights to RETICULOSE. Mr. Chen was declared bankrupt by a Hong Kong Bankruptcy Court. In 1984, Messrs. William Bregman and Friedland purchased from the Hong Kong Bankruptcy Court Receiver, among other things, the rights to RETICULOSE. The Company's counsel in the Bahamas, Nottage, Miller & Co., has advised Messrs. Bregman and Friedland that any royalty claims were barred as a result of the purchase from the Hong Kong

Bankruptcy Court. Biagio LaPenta died in 1976. The Company would vigorously contest any royalty claim. See "Business -- Background of RETICULOSE."

         Limited Staff for Operations -- Reliance Upon Officers and Key Personnel. The Company is currently wholly dependent upon the personal efforts and abilities of its three full-time, executive officers, only one of whom, Bernard Friedland, Chairman of the Board, has any experience in the pharmaceutical industry. See "Management -- Executive Officers and Directors" for further information concerning the extent, nature and scope of its officers' business experience. The loss or unavailability to the Company of the services of Bernard Friedland or Shalom Z. Hirschman, M.D., President and Chief Executive Officer, could have a material adverse effect on the Company's business prospects and any potential earning capacity, and, therefore, the Company has obtained "key-man" insurance on the lives of Mr. Friedland and Dr. Hirschman in the amounts of $400,000 and $1,000,000, respectively. See "Use of Proceeds." In the event the Company's level of operations shall significantly increase, the business may depend upon its abilities to attract and hire additional management and staff employees. There can be no assurance that the Company will be able to secure such additional management and staff, if necessary.

         Government Regulation. The FDA and comparable regulatory agencies in foreign countries impose substantial requirements upon the introduction of therapeutic drug products including lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures. There is no assurance that FDA approval for the sale of RETICULOSE in the United States will ever be obtained or that the Company will have adequate funds to finance the necessary clinical studies and related costs. A New Drug Application ("NDA") was filed with the FDA for RETICULOSE by Key Pharmaceuticals Limited ("Key"), a subsidiary of Key Pharmaceuticals Inc. ("Key Inc.") in May 1967 and subsequently withdrawn without prejudice. Key filed an IND in November 1968 and withdrew it without prejudice in 1972, shortly before RETICULOSE was sold to Mr. Cepher Chen Yan-Sun of Singapore. Mr. Chen subsequently was declared bankrupt. See "Business -- Background of RETICULOSE." In 1984, Bernard Friedland filed an IND regarding which the FDA has issued four letters of deficiency and which in 1995 was declared "inactivated". The effect of the FDA and foreign government regulation will be to delay marketing of RETICULOSE for a considerable period of time, to impose costly procedures upon the Company's activities and to impede and/or prevent the Company's ability to compete with larger companies in its industry. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted. In recent years, developing "Third World" countries have become increasingly thorough in the registration and licensing of pharmaceutical products. Registration or approval of a pharmaceutical product in one or more other countries is a prerequisite to obtaining registration for sale in many Third World countries. In any event, there can be no assurance that sales in Third World countries may produce significant revenue for the Company.

         Intense Competition. There are inherent difficulties for any development stage company, such as the Company, seeking to enter an established field, particularly a field as capital intensive as the manufacture and sale of pharmaceuticals. The Company can expect to encounter intense competition from well known pharmaceutical companies and chemical companies engaged in the development and marketing of therapeutic drug products. Almost all of such companies are substantially larger, possessing far greater capital resources, more substantial operating histories and records of successful operations, greater personnel and other resources, and more extensive facilities than the Company now has or will have in the foreseeable future. Accordingly, such companies are and probably will continue to remain in a far better position to compete in this industry than the Company. Such companies may succeed in discovering, developing and marketing products that are either as effective or more effective than RETICULOSE, which has not yet been established or proven to be effective as an anti-viral agent to the FDA's or any other regulatory agency's standards. The Company is not currently, and there can be no assurances that in the foreseeable future the Company will be, a significant factor in the pharmaceutical field. Additionally, small development stage entities, such as the Company, with very limited resources, are at a very serious disadvantage in attempting to operate in a market against established Competitors. See "Business -- Competition."

         Voting Control by Present Management. As of January 11, 1999, the current officers and directors of the Company beneficially owned 91,671,133 shares of Common Stock of the Company or approximately 29% of the 301,340,183 shares of Common Stock deemed outstanding on that date for the purposes of the percentage calculation, including certain shares underlying options held by Shalom Z. Hirschman. As there are no cumulative voting rights, current members of management, by virtue of their stock ownership, can be expected to influence substantially the election of all of the directors of the Company and thereby continue to impact substantially the Company's business, affairs and policies. See "Principal Shareholders" and "Description of Securities."

         No Dividends and None Anticipated. The Company has not paid any dividends upon its Common Stock since its inception and it does not currently anticipate paying any dividends upon its Common Stock in the foreseeable future. See "Dividend Policy", and "Description of Securities."

         Lack of Underwriter. The Shares offered hereby will be sold directly by the Selling Shareholders, from time to time in the market, without an underwriter. Because an underwriter is not involved in this offering, the services that an underwriter typically would render will not be available to purchasers of the Shares. Such services typically include, among others, confirmation of the representations and warranties of the material facts contained in the prospectus. There has been no independent confirmation or due diligence investigation undertaken by any third party of any of the representations made in this Prospectus, which is normally an obligation undertaken by an underwriter.

         Benefit to Certain Officers and Directors. Upon completion of the Company's initial public offering on May 16, 1986, the Company paid $50,000 to its affiliate LTD in consideration for the acquisition of exclusive rights to manufacture and market RETICULOSE. In addition, the Company purchased approximately 15,000 ampules of RETICULOSE from LTD for $45,000 and was obligated to pay LTD $3.00 per ampule of RETICULOSE for the initial 100,000 ampules (including these 15,000 ampules) purchased the first year and $2.00 per ampule purchased thereafter. The Company, on December 16, 1987, acquired LTD. See "Business -- Exclusive Rights of the Company to RETICULOSE and Production Arrangements." Such $95,000 was used to prepare LTD's manufacturing facility based upon what the Company believed was required for the production of RETICULOSE. Bernard Friedland, then President and a director of the Company, and William Bregman, Secretary-Treasurer and a director of the Company, were also officers and directors and owner of 99.6% of the LTD. stock. Messrs. Friedland and Bregman continue to hold such LTD Stock as trustees for the Company.

         Broker-Dealer Sales of the Company's Common Stock. The Common Stock is subject to the Securities Enforcement and Penny Stock Reform Act of 1990, which requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

         In addition, because the Company's securities do not meet the exceptions to the penny stock regulations cited above, trading in the Company's securities is covered by Rule 15g-9 promulgated under the Exchange Act for securities that are not listed on The Nasdaq Stock Market or any national securities exchange. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

         Because the Company's securities are subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities may be adversely affected. The regulations on penny stocks limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

         In addition, certain states may have rules and regulations that impose additional sales practice requirements on broker-dealers who sell the Common Stock.



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                                       16

                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares offered hereunder by the Selling Shareholders. The offering is made to fulfill the Company's contractual obligations to the Selling Shareholders to register the Shares held by the Selling Shareholders.


                      MARKET PRICE OF AND DIVIDENDS ON THE
                  COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

         The principal United States market in which the Common Stock is traded is the National Association of Securities Dealers Bulletin Board (the "Bulletin Board"). The following table shows the range of reported low bid and high bid quotations for the Common Stock for each full quarterly period during the Company's two most recent fiscal years ended December 31, 1996 and 1997, and for the first, second and third quarters of 1998, as reported on the Bulletin Board. The high and low bid prices for the periods indicated reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                                                   Low Bid         High Bid
                                                 (Per Share)      (Per Share)
-----------------------------------------------------------------------------
Quarter Ending March 31, 1996.......................$0.15            $0.19
Quarter Ending June 30, 1996.........................0.35             0.8125
Quarter Ending September 30, 1996....................0.44             0.75
Quarter Ending December 31, 1996.....................0.26             0.62

Quarter Ending March 31, 1997........................0.26             0.47
Quarter Ending June 30, 1997.........................0.16             0.31
Quarter Ending September 30, 1997....................0.15             0.33
Quarter Ending December 31, 1997.....................0.175            0.345

Quarter Ending March 31, 1998........................0.18             0.4375
Quarter Ending June 30, 1998.........................0.245            0.46
Quarter Ending September 30, 1998....................0.16             0.30

Shareholders

         As of January 11, 1999, the approximate number of holders of record of the Common Stock was 2,769, inclusive of those brokerage firms and/or clearing houses holding the shares of Common Stock for their clientele (with each such brokerage house and/or clearing house being considered as one holder).

Dividend Policy

         The Company has not declared or paid any dividends on its shares of Common Stock. The Company intends to retain future earnings, if any, that may be generated from the Company's operations to finance the operations and expansion of the Company and, accordingly, does not plan, for the reasonably foreseeable future, to pay dividends to holders of the Common Stock. Any decision as to the future payment of dividends will depend on the results of operations and financial position of the Company and such other factors as the Company's Board of Directors, in its discretion, deems relevant.


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at September 30, 1998. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the notes thereto, included elsewhere in this Prospectus.

                                                                                                                  Pro Forma
                                                                                      September 30, 1998        As Adjusted (1)
                                                                                      ------------------      ------------------
Long-term Debt:
   Convertible Debenture issued in November, 1997                                       $          -              $1,500,000
                                                                                        ============           =============
Stockholders' Equity:
   Common Stock, $.00001 par value; 1,000,000,000 shares authorized;
   296,422,907 shares outstanding as of September 30, 1998....................................$2,964                  $3,461
   Additional paid-in-capital............................................................$13,651,982             $16,650,092
   Deficit accumulated in the Development Stage.........................................($12,112,090)           ($12,112,090)
   Deferred Compensation Costs..............................................................($29,536)               ($29,536)
                                                                                        ------------           -------------
Total Stockholders' Equity................................................................$1,513,320              $4,511,927
                                                                                        ============           =============

------------------
(1) Assumes issuance of all shares being registered pursuant to this Registration Statement.



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                                       18

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following selected historical financial data of the Company as of and for the years ended December 31, 1993, 1994, 1995, 1996, and 1997 have been derived from the audited financial statements of the Company. The following selected consolidated financial data of the Company as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 have been derived from the Company's unaudited financial statements included elsewhere in this Prospectus. The selected consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

Selected Statement of Operations Data


                                                                                                             (Unaudited)
                                                       Years Ended December 31                              9 Mos. Ended
                               ---------------------------------------------------------------------------- September 30
                                        1993          1994           1995          1996           1997          1998
                                       ------        ------         ------        ------         ------        ------
Revenues:
   Sales                             $ 12,000      $ 22,402       $ 27,328    $   24,111     $    2,278    $      656
   Interest                            11,892         7,450         16,155        46,796        111,845        79,533

   Other income                           ---        55,000         25,000        32,000          7,800           100
                                          ---        ------         ------        ------         ------        ------
                                       23,892        84,852         68,483       102,907        121,923        80,289
Costs and Expenses:
   Research and development           204,110        30,040         34,931       255,660        817,603       611,090
   General and administrative         368,448       478,984        420,757       983,256      1,681,436     1,711,532
   Depreciation and                    14,643        16,665         14,679        18,731        138,245       570,260
     amortization
   Interest                               ---           ---            ---           ---      1,626,368       306,231
                                          ---           ---            ---           ---      ---------       -------
                                      587,201       525,689        470,367     1,257,647      4,263,652     3,199,113
                                     --------       -------        -------     ---------      ---------     ---------
Net Loss                            ($563,309)    ($440,837)     ($401,884)  ($1,154,740)   ($4,141,729)  ($3,118,824)
                                     =========     =========      =========   ===========    ===========   ===========

Net Loss Per Share of
Common Stock - Basic and
Diluted                                ($0.00)       ($0.00)        ($0.00)       ($0.00)        ($0.00)       ($0.00)

Weighted Average Number of
Common Shares Outstanding         232,151,991   238,354,491    248,002,608   257,645,815    274,534,277   290,194,958
                                  ===========   ===========    ===========   ===========    ===========   ===========




                      [This Space Intentionally Left Blank]

Selected Balance Sheet Data



                                                                    December 31                             (Unaudited)
                               ---------------------------------------------------------------------------- September 30
                                        1993          1994           1995          1996           1997          1998
                                       ------        ------         ------        ------         ------        ------
Assets:
Current Assets:
    Cash and cash equivalents        $ 57,023     $ 211,203      $  65,230    $   61,396     $  236,059     $ 485,041
    Investments                       257,963         5,000        479,000     1,378,841      2,984,902       188,000
    Inventory                             ---           ---         18,091        19,729         19,729        19,729
    Other current assets               11,746        10,163         12,967        16,081         20,240        23,837
                                       ------        ------         ------        ------         ------        ------
Total current assets                  326,732       232,604        575,288     1,476,047      3,260,930       716,607

Property and Equipment                230,213       224,098        214,494       207,209        485,661       734,477
Other Assets                           15,562         1,800          6,459        33,544        443,251       328,683
                                       ------      --------          -----        ------      ---------     ---------
         Total assets                $572,507     $ 452,264      $ 796,241    $1,716,800     $4,189,842    $1,779,767
                                      =======      ========        =======     =========      =========     =========


Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable and other        $  8,150     $  40,244      $  14,651    $   54,474     $  375,606    $  266,447
                                        ------       ------         ------        ------        -------       -------
Total current liabilities               8,150        40,244         14,651        54,474        375,606       266,447
Convertible Debenture, Net                              ---            ---           ---      2,384,793           ---
Total Liabilities                       8,150        40,244         14,651        54,474      2,760,399       266,447
                                        -----        ------         ------        ------      ---------       -------

Stockholders' Equity:
  Common stock;                         2,363         2,416          2,512         2,671          2,779         2,964
1,000,000,000 shares, par
  value $.00001 authorized
  Additional paid-in capital        3,416,070     3,704,517      4,475,875     7,003,351     10,512,767    13,651,982
  Subscription receivable                 ---           ---            ---       (19,000)       (19,000)          ---
  Deficit accumulated during       (2,854,076)   (3,294,913)    (3,696,797)   (4,851,537)    (8,993,266)  (12,112,090)
  the development stage
   Deferred compensation cost             ---           ---            ---      (473,159)       (73,837)      (29,536)
                                      -------       -------        -------     ---------      ---------     ---------
Total stockholders' equity            564,357       412,020        781,590     1,662,326      1,429,443     1,513,320
                                      -------       -------        -------     ---------      ---------     ---------

Total liabilities and               $ 572,507     $ 452,264      $ 796,241    $1,716,800     $4,189,842   $ 1,779,767
  stockholders' equity                =======       =======        =======     =========      =========     =========

Shares outstanding at year end    236,276,991   241,616,991    251,181,774   247,031,058    277,962,574   296,422,907
                                  ===========   ===========    ===========   ===========    ===========   ===========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of the results of operations and financial condition of the Company should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto included elsewhere in this Prospectus.

Results of Operations

         For the nine month periods ended September 30, 1998 and September 30, 1997, the Company incurred losses of $3,118,824 ($.01 per share) and $2,197,071 ($.01 per share). The Company's increased losses during 1998 are principally due to increased general and administrative expense ($1,711,532 for the nine months ended September 30, 1998 vs. $1,299,897 for the nine months ended September 30,
1997) primarily resulting from the employment of additional research professionals and rent and operating costs associated with the Yonkers, New York office and laboratory; amortization of loan costs related to the February and October Debentures (discussed below) included in depreciation and amortization ($221,228 for the nine months ended September 30, 1998 vs. $106,285 for the nine months ended September 30, 1997); and increased research and development expense ($611,090 for the nine months ended September 30, 1998 vs. $360,781 for the nine months ended September 30, 1997). Lack of sales revenues also contributed to the Company's losses.

         There were sales of $656 and $2,278, respectively, during the nine month periods ended September 30, 1998 and September 30, 1997. All sales during these periods resulted from distributors purchasing RETICULOSE for testing purposes. Interest income was $79,533 and $63,879 for the nine month periods ended September 30, 1998 and September 30, 1997.

         During the years ended December 31, 1997, 1996, and 1995, the Company incurred losses of $4,141,729 ($.00 per share), $1,154,740 ($.00 per share), and $401,884 ($.00 per share), respectively. The Company's increased losses for the year ended December 31, 1997 as compared with the years ended December 31, 1996 and 1995 were attributable primarily to the employment of Shalom Z. Hirschman, M.D. as President and Chief Executive Officer of the Company ($325,000 for 1997 vs $68,750 for 1996 and $0 for 1995), interest charges as a result of the beneficial conversion feature associated with the February Debenture and the October Debenture ($1,626,368 for 1997 vs $0 for 1996 and 1995), increased research and development expense ($817,603 for 1997 vs $255,600 for 1996 and $34,931 for 1995), opening and maintenance costs of the Company's Yonkers, NY office ($57,000 for 1997 vs $0 for 1996 and 1995), and the implementation of Statement of Financial Accounting Standards Board (SFAS) No. 123, "Accounting for Stock-Based Compensation," which accounted for stock options granted and recorded as compensation expense ($399,322 for 1997 vs $287,341 for 1996 and $0 for 1995). Administrative expenses and the lack of sales revenues also contributed to the Company's losses.

         There were $2,278, $24,111 and $27,328 in sales revenues for 1997, 1996 and 1995, respectively. All sales revenues resulted from distributors purchasing RETICULOSE for testing purposes. Interest income was $111,845, $46,796 and $16,155 in 1997, 1996 and 1995, respectively.

In 1997, 1996 and 1995, the Company collected $0, $32,000 and $25,000 for the sale of territorial rights.

         Although there can be no assurance of the amount of sales, if any, the Company believes that it will generate sales revenue at least with respect to testing of RETICULOSE pursuant to its agreements with exclusive distributors from initial testing in their respective territories. However, there will be no likelihood of significant sales of RETICULOSE unless and until requisite approvals are obtained in such territories.

Liquidity

         As of September 30, 1998, and December 31, 1997 and 1996, the Company had current liquid assets (cash and cash equivalents and investments) of $673,041, $3,220,961 and $1,476,047, respectively. As of September 30, 1998, and
December 31, 1997 and 1996, the Company had total assets of $1,779,767, $4,189,842 and $1,716,800, respectively. The decrease in liquid assets and total assets from December 31, 1997 to September 30, 1998 was primarily attributable to the increased expenditures for research and development and increased general and administrative expenses (including rent and payroll). The increase in liquid assets and total assets from December 31, 1996 to December 31, 1997 was primarily attributable to the proceeds from the October Debenture. See "Capital Resources."

         For the fiscal year ended December 31, 1997, the Company had non-cash charges of (i) had amortization of deferred compensation cost of approximately $400,000 with respect to stock options granted, pursuant to SFAS 123, and (ii) amortization of deferred interest on beneficial conversion features of approximately $1.6 million.

         The Company expended approximately $244,000 and $300,000 for leasehold improvements and furniture and equipment at the Company's Yonkers, New York office during the nine months ended September 30, 1998 and the fiscal year ended December 31, 1997, respectively.

         Until RETICULOSE is registered for sale, sales of RETICULOSE are not expected to generate significant revenues. There can be no assurances that RETICULOSE will be available for sale or, even if available, that it would generate significant revenues. FDA approval to begin human clinical trials will require significant cash expenditures, the amount of which is not currently determinable. BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED CORRESPONDENCE FROM THE FOOD AND DRUG ADMINISTRATION OF THE UNITED STATES DEPARTMENT OF HEALTH AND HUMAN SERVICES (THE "FDA"), WHICH STATED, AMONG OTHER COMMENTS, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S NOTICE OF CLAIMED INVESTIGATIONAL EXEMPTION FOR A NEW DRUG SUBMITTED TO THE FDA ON SEPTEMBER 20, 1984 WAS "INACTIVATED."

         If the Company does not begin to generate revenues from the sale of RETICULOSE, and if the Company does not receive significant funds from the exercise of additional stock options, it shall be dependent upon additional debt and/or equity financing, of which there can be no assurance, or it must reduce expenses or further limit operations.

Capital Resources

         The Company in the past has been dependent upon sales of shares of its Common Stock, $.00001 par value (the "Common Stock"), and upon the exercise of its warrants issued in the Company's initial public offering in 1986, all of which have expired. Since the expiration of such warrants, the Company has been dependent upon the proceeds from the continued sale of securities, including the exercise of outstanding options for the funds required to continue operations at present levels and to fund the planned Research and Development and Clinical Trials and Testing of RETICULOSE.

         In February 1997 and October 1997, in order to finance research and development, the Company sold $1,000,000 and $3,000,000, respectively, principal amount of its ten-year 7% Convertible Debentures (the "February Debenture" and the "October Debenture," collectively, the "1997 Debentures") due February 28, 2007 and August 30, 2007, respectively, to RBB in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Accrued interest under the 1997 Debentures was payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The Debentures were convertible, at the option of the holder, into shares of Common Stock pursuant to specified formulas. On April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997, pursuant to notice by the holder, RBB, to the Company under the February Debenture, $330,000, $134,000, $270,000 and $266,000, respectively, of the principal amount of the February Debenture was converted into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the Common Stock, respectively. As of August 20, 1997 the February Debenture was fully converted. On December 9, 1997, January 7, 1998, January 14, 1998, February 19, 1998, February 23, 1998, March 31, 1998, May 4, 1998 and May 5,
1998, pursuant to notice by the holder, RBB, to the Company, $120,000, $133,000, $341,250, $750,000, $335,750, $425,000, $275,000 and $620,000, respectively, of the October Debenture was converted into 772,201, 1,017,011, 2,512,887, 5,114,218, 1,498,884, 1,870,869, 1,491,485, and 3,299,979 shares of Common
Stock, respectively. As of May 5, 1998, the October Debenture was fully converted.

         In connection with the issuance of the 1997 Debentures, the Company issued to RBB six warrants (the "1997 Warrants") to purchase Common Stock, three of such warrants entitling the holder to purchase, from the February 21, 1997 through February 28, 2007, 178,378 shares of the Common Stock, and three of such warrants entitling the holder to purchase, from August 30, 1997 through August 30, 2007, 600,000 shares of the Common Stock. The exercise prices of the 1997 Warrants are $.288, $.576, $.864, $.20, $.23 and $.27 per warrant share, respectively. Each 1997 Warrant provides that the holder may elect to receive a reduced number of shares of Common Stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that 1997 Warrant as the excess of the market value of shares of Common Stock over the warrant exercise price bears to that market value. Each 1997 Warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares as more particularly set forth therein.

         Based on the terms for conversion associated with the February Debenture and the October Debenture, there were intrinsic values associated with the beneficial conversion feature of $413,793 and $1,350,000, respectively. These amounts have been fully amortized to interest expense with a corresponding credit to additional paid-in capital.

         In February 1998, the Company entered into that certain Concurrent Agreement with DCT, an Argentine corporation, whereby the Company agreed to provide DCT or its assignees up to $412,960 to cover the costs of a study on 65 patients to compare the results of treatment of AIDS patients using a three-drug cocktail and RETICULOSE versus AIDS patients taking a three-drug cocktail and a placebo. As of September 30, 1998, the Company has advanced approximately $50,000 for this study, which has been accounted for as research and development expense.

         In May 1998, the Company entered into the Rheumatoid Arthritis Agreement with DCT whereby the Company agreed to provide DCT or its assignees up to $94,950 to cover the costs of a controlled study in 30 patients to determine the efficacy of RETICULOSE for the treatment of rheumatoid arthritis in humans. In connection with this study, as of September 30, 1998, the Company has advanced approximately $79,200 which has been accounted for as research and development expenses.

         In July 1998, the Company authorized the expenditure of up to $135,000 to study the effects of RETICULOSE in inhibiting the mutation of the AIDS virus on patients in Argentina and Barbados. As of September 30, 1998, the Company had advanced approximately $55,000 for such studies, which have been accounted for as research and development expense.

         As described in "Prospectus Summary--Recent Developments," in November 1998 the Company sold $1,500,000 principal amount of its ten-year 7% Convertible Debenture due October 31, 2008 to RBB, as agent for the accounts of certain persons, in an offshore transaction pursuant to Regulation S under the Securities Act of 1933, as amended. Accrued interest under the Debenture is payable semiannually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The Debenture is convertible, at the option of the holder, into shares of Common Stock pursuant to a specified formula. The actual number of shares of Common Stock issued or issuable upon conversion of the Debenture is subject to adjustment and could be materially less or more than the above estimated amount, depending upon factors that cannot be predicted by the Company at this time, including, among others, the future market price of the Common Stock.

         In connection with the issuance of the Debenture, the Company issued to RBB two warrants to purchase Common Stock (the "Debenture Warrants"), each Debenture Warrant entitling the holder to purchase, until October 31, 2008, 375,000 shares of the Common Stock. The exercise prices of the two Debenture Warrants are $.20 and $.24 per warrant share, respectively. Each Debenture Warrant provides that the holder may elect to receive a reduced number of shares of Common Stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that Debenture Warrant as the excess of the market value of shares of

Common Stock over the warrant exercise price bears to that market value. Each Debenture Warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares as more particularly set forth therein.

         Also as described in "Prospectus Summary--Recent Developments," in December 1998 the Company sold 4,917,276 shares of Common Stock, and warrants to purchase an aggregate of 2,366,788 shares of Common Stock, including (x) two warrants to purchase an aggregate of 1,966,788 shares of Common Stock and (y) a finder's fee paid to Harborview Group consisting of two warrants to purchase an aggregate 400,000 shares of Common Stock (collectively, the "Purchase Warrants") for an aggregate purchase price of $802,500.

         Two of the Purchase Warrants entitle the holders thereof to purchase 983,394 and 983,394 shares of Common Stock at exercise prices of $.2040 and $.2448 per share, respectively. The other two Purchase Warrants entitle the holders thereof to purchase 200,000 and 200,000 shares of Common Stock at exercise prices of $.2040 and $.2448 per share, respectively. All four Purchase Warrants are exercisable at any time and from time to time until December 31, 2003. Each Purchase Warrant provides that the holder may elect to receive a reduced number of shares of Common Stock on the basis of a cashless exercise; that number of shares bears the same proportion to the total number shares issuable under that Purchase Warrant as the excess of the market value of shares of Common Stock over the warrant exercise price bears to that market value. Each Purchase Warrant contains anti-dilution provisions which provide for the adjustment of warrant price and warrant shares as more particularly set forth therein.

         If the FDA or other approvals are obtained, of which there can be no assurance, funds must be budgeted by the Company from the exercise of options and warrants, potential grants and/or additional equity, the availability of which funds there can be no assurance.

         The Company is currently expending approximately $300,000 per month, which expenses include salaries, rent, professional fees, license fees and taxes, research and development, and travel, principally between the Company's two offices and its Bahamian facility, and anticipates that it can continue operations for at least ten months with its current liquid assets, including the proceeds from the recent sale of the Debenture and other securities if no Common Stock purchase options or warrants are exercised. If all of the outstanding Debenture Warrants, the Purchase Warrants, the 1997 Warrants and Options are exercised, the Company will receive net proceeds of approximately $8.4 million. Those proceeds will contribute to general and administrative and working capital and will permit the Company to substantially increase its budget for research and development and clinical trials and testing and to operate at significantly increased levels of operation, assuming RETICULOSE receives approvals and prospects for sales increase to justify such increased levels of operation, of which there can be no assurance. However, there can be no assurance that any additional warrants or options will be exercised. The recent prevailing market price for shares of Common Stock has from time to time been above the exercise prices of certain of the outstanding options and warrants. However, there can be no assurance that the recent trading levels will be sustained or that any additional options or warrants will be exercised. In the event that less than 25% or none of the outstanding options and warrants are exercised, and no other additional financing is obtained by the Company, in order for the Company to achieve the level of operations contemplated by management, management anticipates that it will have to limit intentions to expand operations beyond current levels which involve expenditures of $300,000 per month. The Company is currently seeking debt financing, licensing agreements, joint ventures and other sources of financing. There can be no assurance that such additional sources of financing will be found. There can be no assurance that any of the Company's distributors will ever obtain regulatory approvals to test or market RETICULOSE in any territory. In the event that financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. Management does not believe that, at present, debt or equity financing will be readily obtainable on favorable terms unless and until FDA approval for Phase I clinical testing is granted or comparable approval is obtained from another developed or developing country. Because of the uncertainties involved in the process of gaining approval for commercial drug use on humans, no assurance can be given that the Company will be able to sell RETICULOSE.

         The Company does not have a patent for RETICULOSE, although the Company has two patents for the use of RETICULOSE as a treatment. In addition, the Company has filed 32 patent applications with the United States Patent Office. There can be no assurance that other companies, having greater economic resources, will not be successful in developing a similar product using processes similar to those of the Company. There can be no assurance that the Company will obtain such a patent or, if obtained, that it will be enforceable. The Company has retained patent counsel for the purpose of pursuing additional patent protection for RETICULOSE. However, there is no certainty that patents will be granted, or if granted, that the patents will be sustained if judicially attacked, and, if declared valid, that the patents, in fact, will operate to protect the Company from others copying RETICULOSE. The Company has relied upon laws protecting proprietary information and trade secrets and upon confidentiality agreements to protect its rights to RETICULOSE and the processes for its manufacture, but there can be no assurance that such efforts and procedures will continue to be successful and protect the Company from any competition in the future.

Year 2000 Compliance

         The Securities and Exchange Commission has issued Staff Legal Bulletin No. 5 (CF/IM) stating that public operating companies should consider whether they will suffer any anticipated costs, problems or uncertainties as a result of the "Year 2000" issue, which affects existing computer programs that use only two digits to identify a year in the date field. The Company anticipates that its business operations will electronically interact with third parties very minimally, and the issues raised by Staff Legal Bulletin No. 5 are not applicable in any material way to its contemplated business or operations. Additionally, the Company intends that any computer systems that it will purchase or lease will have already addressed the "Year 2000" issue.


                                    BUSINESS

Overview

         Advanced Viral Research Corp. (the "Company") was incorporated under the laws of the State of Delaware on July 31, 1985, to engage in the production and marketing, promotion and sale of an anti-viral peptide-nucleic acid complex preparation with the trade name RETICULOSE.


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RETICULOSE has not been approved for sale or use, nor are applications pending for approval for sale or use by the Food and Drug Administration of the United States Department of Health and Human Services ("FDA") or anywhere in the world. The Company is in the developmental stage, and has not as yet commenced any commercial operations. The Company is dependent on registration and/or approval by applicable regulatory authorities of RETICULOSE in a developed or developing country, of which there can be no assurance, in order to commence commercial operations, which shall include the marketing, promotion and sale of RETICULOSE in each jurisdiction where the product becomes registered.

         The Company's operations over the last five years have been limited to engaging others to perform testing and analysis of RETICULOSE. In connection with these engagements, the Company has also granted distribution rights for RETICULOSE in certain foreign countries. In 1995, the Company retained Shalom Hirschman, M.D. as its President. Since becoming President of the Company, Dr. Hirschman has monitored the testing of RETICULOSE and intends to perform certain analyses of RETICULOSE with Company personnel, which analyses the Company believes may be used in connection with the FDA approval process.

Background of RETICULOSE

         RETICULOSE had been marketed in the United States during the 1940's through the early 1960's. Under the Federal Food, Drug, and Cosmetic Act, as amended in 1962 (the "1962 Act"), RETICULOSE, among other drugs, was classified by the FDA as a "new drug" requiring FDA approval prior to any sale in the United States. Management of the Company believes that, since the 1962 Act, RETICULOSE has not been marketed for commercial sale. See "Government Regulation" and "-the Investigational New Drug Application Process." Although the AIDS Clinical Trial has been the only controlled clinical trial of RETICULOSE, the published data for the years 1951 through 1962, largely anecdotal, indicates that RETICULOSE is an anti-viral pharmaceutical product which is safe and effective in treating a number of interferon related viruses such as Influenza-A, Viral Pneumonia, Virus Infectious Hepatitis, Mumps, Encephalitis, Herpes Simplex and Herpes Zoster. There is no published data that confirms that any double blind testing has been completed which demonstrates that RETICULOSE is safe and effective against the treatment of any disease.

         Open label clinical trials of RETICULOSE on Human Papilloma Virus (HPV) on patients who tested positive for the Human Immunodeficiency Virus ("HIV") are being conducted at two separate hospitals located in Buenos Aires, Argentina (the "HPV-HIV Study") for the purpose of attempting to satisfy the investigational new drug application process in Argentina.

         The Company received information from Shalom Z. Hirschman, M.D., then Professor of Medicine and Director of the Division of Infectious Diseases of the Mount Sinai School of Medicine, New York, New York, which information resulted from the Hirschman Study, which demonstrates that RETICULOSE stimulates the production of a unique set of chemokines, including Interleukin 1 (IL-1), Interleukin 6 (IL-6), Gamma Interferon and Tumor Narcosis Factor, and inhibits the replication of HIV in cell cultures. Dr. Hirschman currently is President, Chief Executive Officer, Chief Scientific Officer and a director of the Company.


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         The first stage of a double-blind, randomized, placebo-controlled clinical trial using RETICULOSE in the treatment of AIDS conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados was completed in late November 1996 (the "Barbados Study"). The Company received a letter, dated November 26, 1996, (the "Written Summary") from one of the scientists conducting the Barbados Study, reporting the results of the first stage of a double-blind, randomized, placebo-controlled clinical trial using RETICULOSE in the treatment of patients with AIDS, and confirming that the study protocol received ethical approval from the Chief Medical Officer's committee. In this first stage of the clinical trial, forty-three patients who had never previously received any anti-retroviral therapy were enrolled into the study, twenty-one of which received RETICULOSE and twenty-two of which received placebo, over a sixty day period. The patients were observed for a further sixty days after the cessation of therapy. At the end of the sixty day treatment period, the key results of this first preliminary stage of the clinical trial included a 37% increase in the mean CD(4)-positive T-cell lymphocytes in the group of patients that received RETICULOSE, as compared to a 7% decrease in the group of patients that received placebo, and a 21% average decrease in HIV viral load, as measured by quantitative RNA PCR, in the RETICULOSE-treated group of patients, in contrast to a 33% increase in HIV viral load in the group of patients that received placebo. In addition, the letter reported, among other things, that at the end of the sixty-day observation period following cessation of treatment, a majority of RETICULOSE-treated group showed a greater rise in blood hemoglobin, and maintained or increased their body weight in contrast to only a minority of the placebo-treated patients. Finally, there were no toxic side effects observed by physicians or reported by patients receiving RETICULOSE therapy in the first stage of the clinical trial. An abstract entitled "Controlled Clinical Trial of RETICULOSE, a Peptide Nucleic Acid with Immunomodulator Activity in Patients with HIV Infection" (the "Barbados Abstract") which describes the results of the first stage of the Barbados Study, has been accepted for publication by The American Society for Microbiology and will be presented in May 1998 at a conference in Atlanta, Georgia.

         The Company is dependent upon the success of studies and tests of RETICULOSE, of which there can be no assurance, if it is ever to receive regulatory approval in the United States or developed or developing countries to market RETICULOSE and generate material operating revenues. See "- Testing Agreements."

         The concept of an anti-viral agent composed of peptones, peptides, lipoproteins and nucleic acid was an original idea of Vincent M. LaPenta, M.D. In 1934, Dr. LaPenta produced a product utilizing horse serum albumen, peptones and ribonucleic acid which had anti-viral properties and evidenced no toxicity. The product was later modified to substitute bovine serum albumen for horse serum albumen and was named RETICULOSE. From 1951 through 1962, data was collected and reported concerning the safety and scope of the use of RETICULOSE. Much of the data was anecdotal in nature, such as reports by physicians and pharmacists of results from the use of RETICULOSE, some of which were published in recognized medical journals. No controlled "double blind" studies were undertaken during this period. A study of Robert H. Anderson, M.D. and Ralph M. Thompson, M.D. published in the VIRGINIA MEDICAL MONTHLY in July 1957, reported that the exact method of action of RETICULOSE on the virus was not fully understood, but, since its therapeutic response was so rapid, its action may be considered a direct one. The study further found that RETICULOSE either altered the action of the virus or inhibited the host cells to prevent virus


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duplication, or it may have done both. In addition, the antigenic properties of the lipo-protein-nucleic acid complex definitely initiated and promoted antibody formation and phagocytosis.

         In the early 1940's, Chemico Laboratories, Inc. ("Chemico"), a Florida corporation controlled by Biagio E. LaPenta, the son of Vincent M. LaPenta, M.D., was established to manufacture RETICULOSE. The Company has been advised that Chemico, directly and through a distributor, distributed the product for the treatment of viral diseases in the midwestern and southern United States until the early 1960's.

         Two reports in recognized medical journals questioned the efficacy of RETICULOSE, in tests, respectively, IN VITRO (i.e., eggs) and in mice by intracerebral and intraperitoneal injection. The two reports are A.C. Kempe, "Failure to Demonstrate Antiviral Activity of RETICULOSE," AMERICAN JOURNAL OF DISEASES OF CHILDREN, Vol. 103, May 1962, and Behbehani, "The Effect of RETICULOSE on Viral Infections of Experimental Animals," SOUTHERN MEDICAL JOURNAL, Vol. 55, February 1962.

         Under the 1962 Act RETICULOSE, among other drugs, was classified as a "new drug" requiring FDA approval prior to any sale in the United States. A forfeiture action was instituted in 1962 by the FDA against RETICULOSE. The FDA was successful in its litigation and RETICULOSE was withdrawn from the United States market. The injunction obtained by the FDA prohibits, among other things, any shipment of RETICULOSE until a New Drug Application ("NDA") for RETICULOSE is approved by the FDA.

         In August 1965, the rights to manufacture and market RETICULOSE were sold, under a royalty agreement (the "Chemico Agreement"), by Chemico and Biagio
E. LaPenta to Key Pharmaceuticals Inc. ("Key Inc.") through its subsidiary, Key Pharmaceuticals Limited ("Key"), which, on June 1, 1968, obtained a license to produce ethical pharmaceutical products, including RETICULOSE, for export and sale from the Grand Bahama Port Authority, Limited (the "Port Authority"). Key Inc. entered into an employment agreement with Biagio E. LaPenta in August 1968. Key proceeded to construct a manufacturing facility in Freeport, Bahamas, and produce RETICULOSE strictly for sale in certain foreign markets. An NDA for RETICULOSE was filed with the FDA by Key in May 1967. After review by the FDA, the NDA was withdrawn without prejudice when the FDA advised Key that the NDA would not be approved. Key then filed a Notice of Claimed Investigational Exemption for a New Drug ("IND") in November 1968 with the FDA, which IND was pending for more than four years without favorable action by the FDA and was withdrawn in 1972 without prejudice.

         On February 8, 1973, Key Inc. sold all of the shares of Key, its Bahamian manufacturing facilities, its interest under the Chemico Agreement and the trademark RETICULOSE, as well as rights to the services of Biagio E. LaPenta, to Mr. Cepher Chen Yan-Sun. Mr. Chen distributed the existing inventory of RETICULOSE for a number of years but the product was not manufactured after Biagio E. LaPenta died in 1976. Mr. Chen was then declared bankrupt.

         In 1984, Bernard Friedland and William Bregman purchased from the Hong Kong Bankruptcy Court Receiver all of the outstanding shares of Key, all rights to RETICULOSE, including existing inventory of the product, and the license from the Port Authority. Messrs. Friedland and Bregman


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


then changed the name of Key to Advance Viral Research Limited ("LTD"), and assigned all the rights which they had acquired individually to LTD.

         In 1985, Messrs. Friedland and Bregman organized the Company for the purpose of producing RETICULOSE, seeking approvals for marketing it world-wide, and causing rights to RETICULOSE to be assigned in May 1986 from LTD to the Company as part of the Exclusive Rights and Production Agreement, dated January 3, 1986, between the Company and LTD. For a discussion of the ownership of rights of RETICULOSE, see "-Exclusive Rights of the Company to RETICULOSE And Production Arrangements."

         Laboratory analysis of RETICULOSE by the University of Wisconsin Biotechnology Center, based on the Wisconsin Study conducted exclusively for the Company from December 1987 to September 1988, indicated that RETICULOSE contains both medium and short chain length amino acid link peptides. Mr. Friedland opined that in the Wisconsin Study, the peptide analyses of four RETICULOSE samples, two of which were 16 years old and manufactured by Key, and two of which were one year old and manufactured by LTD, indicated that all four product samples were essentially the same product as demonstrated by reverse phase high performance liquid chromatography. Additional analyses conducted by gel cell electrophoresis demonstrated that all four samples were essentially of the same composition, and that these analyses validate both stability and identical structure of the RETICULOSE product represented by aged and new samples.

         The IND was submitted to the FDA on September 20, 1984. Under FDA regulations, the Company is not permitted to engage in or authorize human studies regarding RETICULOSE if the FDA notifies the Company of "serious deficiencies that require correction before human studies can begin or that would require restriction of human studies until correction," until the Company is notified that the material that it has submitted to correct the deficiencies is "satisfactory." Since October 9, 1984, the date of receipt by the FDA of the IND, the FDA has issued four letters of deficiency with regard to the IND. In a letter dated November 29, 1984, the FDA indicated, among other deficiencies noted, that the publications submitted with the IND and relating to the effectiveness of RETICULOSE on virus related diseases will not be accepted in support of the safety of RETICULOSE unless the Company can establish that the proposed formulation of RETICULOSE is the same as the formulation of RETICULOSE referenced in those publications. In addition, the FDA required, among other things, that an IND application include relevant information on the chemistry, laboratory and animal controls to assure the integrity of the dosage from and that safety information be provided for the initial study proposed to be conducted on humans. The FDA also required that the information assure the proper identification, quality, purity and strength of the investigational drug and a description of the drug substance, including its physical, chemical and microbiological characteristics. On September 11, 1987, the Company received a further deficiency letter from the FDA, stating that no data had been submitted supporting IN VITRO (i.e., eggs) anti-HIV activity or any criterion for a biological response modifier. See "-The Investigational New Drug Application Process."

         In response to these two deficiency letters from the FDA, the Company, on March 6, 1992, submitted to the FDA additional information, including findings from independent research laboratories, intending, among other things, to procure the FDA's approval to conduct human clinical trials for RETICULOSE (the "March 1992 FDA Submission"). The purpose of the March 1992 FDA


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


Submission was to obtain FDA approval of the IND to conduct human clinical trials regarding the effectiveness of RETICULOSE on AIDS. However, no assurance can be given as to the time required for the completion of such tests or the time required for FDA approval, if ever, for commencement of human clinical trials.

         In response to the March 1992 FDA Submission, the Company received a third deficiency letter from the FDA, dated July 27, 1992 (the "July 1992 Deficiency Letter"), which provided detailed comments with respect to chemistry, toxicology, microbiology and clinical areas requiring further studies and action on the part of the Company. Following receipt of the July 1992 Deficiency Letter, the Company has made no further submission or response to the FDA, nor does the Company have any present intention to respond to the FDA. BEFORE SEPTEMBER 1995, THE COMPANY RECEIVED FURTHER CORRESPONDENCE FROM THE FDA, WHICH STATED, AMONG OTHER COMMENTS, THAT THE COMPANY'S PRIOR SUBMISSIONS TO THE FDA DID NOT PROVIDE AN ADEQUATE RESPONSE TO THE FDA'S EARLIER REQUEST FOR PRECLINICAL INFORMATION AND ACCORDINGLY THE COMPANY'S IND WAS "INACTIVATED."

         No assurance can be given that any new IND for clinical tests on humans will be approved by the FDA for human clinical trials on AIDS or other diseases, or that the results of such human clinical trials will prove that RETICULOSE is safe or effective in the treatment of AIDS, or other diseases, or that the FDA would approve the sale of RETICULOSE in the United States if any application were to be made by the Company. See "-The Investigational New Drug Application Process."

         Because the FDA has not approved human clinical trials for RETICULOSE in the United States, the Company may be required, in the absence of grants or other subsidies, to bear the expenses of the Phase I human clinical trials. The Company does not know what the actual cost of such trials would be. If the Company needs additional financing to fund such Phase I human clinical trials, there can be no assurance that additional financing will be available to the Company.

Exclusive Rights of the Company to RETICULOSE and Production Arrangements

         On January 3, 1986, the Company and LTD entered into the Exclusive Rights and Production Agreement pursuant to which the Company purchased the rights to manufacture and market RETICULOSE worldwide, except the right of LTD to manufacture, produce and sell for its own account to physicians, clinics and distribution within the Bahamas, effective upon payment to LTD of $50,000. That payment was made shortly after consummation of the Company's initial public offering of securities on May 14, 1986.

         The agreement further provided that LTD would produce and sell RETICULOSE to the Company until the Company's purchase of rights was effective. In addition, pursuant to this agreement, the Company purchased from LTD at $3.00 per ampule, approximately 15,000 ampules of RETICULOSE for $45,000. The Company has used these 15,000 ampules for testing and promotional inventory. The Company also was obligated under the agreement to pay LTD $3.00 per ampule of RETICULOSE for the initial 100,000 ampules (including these 15,000 ampules) purchased the first year and $2.00 per ampule purchased thereafter. The Company purchased 15,000 ampules,


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


all of which were purchased by the Company for testing and promotional activity. None of these 100,000 ampules remain in inventory.

         LTD (then known as Key) received a license from the Port Authority to manufacture pharmaceutical products for export and leased the former Key plant in Freeport, Grand Bahama Island, consisting of an approximately 29,100 square foot site containing a one-story concrete block building of approximately 7,100 square feet, which facility is equipped for the testing, production, processing and packaging of chemical products in tablet and ampule form, including RETICULOSE.

         Historically, this plant had a production capacity of 40,000 ampules per week and management believes such capacity should support the Company's requirements for the foreseeable future. Due to the lack of demand for the Company's product, the production facility was not operating continuously over the last year. Accordingly, the approximate weekly average production of RETICULOSE over the last year has been 1,500 ampules per week. The facility is not used for any purpose other than the production of RETICULOSE. However, if RETICULOSE should be approved for sale in the United States or any other market with material demand for its products, of which there can be no assurance, there can be no assurance that this facility will be sufficient to produce adequate quantities of RETICULOSE. If and when the Company's business requires a higher level of production of RETICULOSE that such level of sales will generate sufficient revenues to permit construction of another production facility.

         The lease on the Grand Bahama facility expired by its terms in July 1987. Prior to such time, the landlord advised LTD that he would sell to LTD the then 80-year residue of the 99-year land lease by the Port Authority, dated June 10, 1968, of the property in the Bahamas for a purchase price of $250,000. Management secured an appraisal from a real estate appraiser in the Bahamas which indicated that the total value (based upon a depreciated replacement cost approach) of the property (described in that appraisal as a single-story CBS building on 29,242.20 square feet of land) and the incorporation of LTD and its licenses and right to manufacture RETICULOSE (separately valued at B$40,000) was, as at June 17, 1986, US$580,170. Management secured a later appraisal from another Bahamian Registered Appraiser which stated that, as of July 24, 1987, the "property," which consists of the land-lease from the Port Authority (which has a residue of 80 years to run), the 7,300 sq. feet one-story building thereon and the plant and equipment contained therein was valued at B$450,000 or US$ 459,000.

         In November 1987, the Company's shareholders approved the acquisition by the Company of LTD, the purchase by LTD of the Bahamian manufacturing facility and the advance by the Company to LTD of the $250,000 purchase price for that facility, and LTD purchased the facility. On December 16, 1987, management of the Company, through a Declaration of Trust satisfactory to the Bahamian Government, completed the acquisition of LTD, as a 99.6% owned subsidiary of the Company, and paid approximately $29,000 of closing costs. The acquisition was followed by termination of the Exclusive Rights and Production Agreement.

         Management is aware that Bahamian legal restrictions relating to the purchase of real property interests in the Bahamas by persons not Bahamian citizens and not owned or controlled by Bahamian citizens might have impacted the Company's ability to acquire real property. Inasmuch as LTD was a pre-existing Bahamian corporation, had secured and maintained the appropriate licenses and had


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


Bahamian citizens owning 0.4% of the outstanding capital stock of LTD (the "Ordinary Shares" as that term is used in the Bahamas), and Messrs. Friedland and Bregman, the Company's principals, had been approved by the Central Bank of the Bahamas, the Company was advised by its Bahamian legal counsel, Nottage, Miller & Co., that LTD's purchase of the property was lawful.

         The acquisition of LTD by the Company involved an immediate transfer to the Company of approximately $46,000 in cash, and of all of Messrs. Friedland's, and Bregman's beneficial interest in all of the 996 shares of the Ordinary Shares, B$1.00 par value per share, registered in their names, representing 99.6% of all of the outstanding Ordinary Shares of LTD. Messrs. Friedland and Bregman agreed to make a contribution to the capital of LTD of approximately $86,000 by forgiveness of indebtedness of LTD to them. Messrs. Friedland and Bregman also agreed that payment to them for their shares in LTD would be made from refund of the security deposit by the landlord of the property, which security deposit was originally paid by Messrs. Friedland and Bregman.

         The Company has not taken any action since August 1988 to seek to cause the Bahamian Government to approve the formal transfer of the 996 Ordinary Shares of LTD to the Company. Messrs. Friedland and Bregman have agreed, by virtue of their execution and delivery of the 996 Ordinary Declaration of Trust, that they shall, without remuneration, hold their shares "in trust" for the Company, delineated in such Declaration of Trust as the owner of the beneficial interest in such shares, and will vote all such shares and transfer the record ownership thereof as directed by the Company. The Bahamian Government has not acted to permit the transfer of the shares to the Company.

         Management of the Company does not believe that it will be adversely effected by such lack of formal approval and believes it can operate indefinitely under its present arrangement. Messrs. Friedland and Bregman continue to hold the Company's shares of LTD as trustees for the Company and no royalties or other payments are or shall become due to LTD under this arrangement.

         By letter dated February 13, 1996, LTD was notified that the National Economic Council of the Bahamas had refused LTD's request for a Free Sales Certificate for RETICULOSE. As a result of this refusal, the Company has commenced discussions with the Bahamian governmental authorities for the purpose of obtaining a Free Sales Certificate, of which there can be no assurance. If the Company does not obtain a Free Sales Certificate, it is possible that the Company will not be able to meet registration requirements in other British Commonwealth and Southeast Asian countries, since such countries require that a pharmaceutical product be at least registered and certified for free sale in the country in which it is manufactured.

         Although a number of applications for United States patents have been filed on behalf of the Company and others are contemplated to be filed, there can be no assurance that other companies, having greater economic resources, will not be successful in developing a similar product using processes similar to those of the Company. There can be no assurance that the Company will obtain such a patent or, if obtained, that it will be enforceable.


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


Government Regulation

         The FDA and regulatory agencies in foreign countries impose substantial requirements upon and conditions precedent to the introduction of therapeutic drug products through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time consuming procedures. There is no assurance that FDA approval for the sale of RETICULOSE in the United States will be obtained. If human clinical trials of RETICULOSE are successful, of which there can be no assurance, the Company will endeavor to raise the required capital for the purpose of furthering the FDA process. There can be no assurance that the Company will ever have available sufficient funds nor is there any assurance that the Company could satisfy FDA regulatory protocol to gain approval for RETICULOSE in the United States.

         The effect of government regulation in certain countries may be to delay marketing of RETICULOSE for a considerable period of time to impose costly procedures upon the Company's activities and to furnish a competitive advantage to the larger companies which compete with the Company in the field of anti-viral drugs. The extent of potentially adverse government regulations which might arise from future legislation or administrative action cannot be predicted.

         Third World countries have become increasingly more thorough in the registration and licensing of pharmaceutical products and require new products to prove their non toxicity, stability, safety, efficacy and to maintain records concerning same in many of the Third World countries. Accordingly, until registration is granted, if ever, in the United States or another developed or developing country, it is not expected that the Company will be able to generate material sales revenues. See "-Marketing And Sales" and "-Exclusive Distribution Agreements."

         The Company received from the Port Authority a copy of a grant of authority, issued on October 15, 1992, confirming the right of LTD to carry on the manufacture and export sale of ethical pharmaceutical products.

The Investigational New Drug Application Process

         The IND process in the United States is governed by regulations established by the FDA which strictly control the use and distribution of investigational drugs in the United States. The guidelines require that an application contain sufficient information to justify administering the drug to humans, that the application include relevant information on the chemistry, pharmacology and toxicology of the drug derived from chemical, laboratory and animal or in vitro testing, and that a protocol be provided for the initial study of the new drug to be conducted on humans.

         In order to conduct a clinical trial of a new drug in humans, a sponsor must prepare and submit to the FDA a comprehensive IND. Under FDA regulations, the Company is not permitted to engage in or authorize human studies regarding RETICULOSE in the United States if the FDA notifies the Company of "serious deficiencies that require correction before human studies can begin or that would require restriction of human studies until correction" until the Company is notified that the material that it has submitted to correct the deficiencies is "satisfactory." The Company's understanding is that it is rare for a new drug sponsor to obtain approval of an IND on the basis of an initial submission, as the FDA almost always requests additional information. The focal point of


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


the IND is a description of the overall plan for investigating the drug product and a comprehensive protocol for each planned study. The plan is carried out in three phases: Phase I, in which the pharmacological effects and possible toxicity are evaluated in a small number of volunteers or patients; Phase II, in which the drug is carefully evaluated in a small population of patients for the effectiveness of the drug and short-term side effects in controlled clinical trials; and Phase III, in which greater numbers of patients are employed and broader information is gathered to provide the basis for the drug's proper use by physicians. The initial IND may cover only Phase I.

         An investigator's brochure must be included in the IND and the IND must commit the sponsor to obtain initial and continual review and approval of the clinical investigation. A section describing the composition, manufacture and control of the drug substance and the drug product is included. Sufficient information is required to be submitted to assure the proper identification, quality, purity and strength of the investigational drug. A description of the drug substance, including its physical, chemical, and biological characteristics, must also be included in the IND. The general method of preparation of the drug substance must be included. A list of all components including inactive ingredients must also be submitted. There must be adequate information about pharmacological and toxicological studies of the drug involving laboratory animals or in vitro tests on the basis of which the sponsor has concluded that it is reasonably safe to conduct the proposed clinical investigation. Where there has been widespread use of the drug outside of the United States or otherwise, it is possible in some limited circumstances to use well documented clinical experience in place of some other pre-clinical work.

         After the FDA approves the IND or allows it to become effective, the investigation is permitted to proceed, during which the sponsor must keep the FDA informed of new studies, including animal studies, make progress reports on the study or studies covered by the IND, and also be responsible for alerting FDA and clinical investigators immediately of unforeseen serious side effects or injuries.

         When the clinical testing has been completed and analyzed, final manufacturing processes and procedures are in place, and other information required to be in an NDA is available to the manufacturer, a manufacturer may submit an NDA to the FDA. An NDA must be approved by the FDA covering the drug before its manufacturer can commence commercial distribution of the drug. The NDA contains a section describing the clinical investigations of the drug which section includes, among other things, the following: a description and analysis of each clinical pharmacology study of the drug; a description and analysis of each controlled clinical study pertinent to a proposed use of the drug; a description of each uncontrolled clinical study including a summary of the results and a brief statement explaining why the study is classified as uncontrolled; and a description and analysis of any other data or information relevant to an evaluation of the safety and effectiveness of the drug product obtained or otherwise received by the applicant from any source foreign or domestic. The NDA also includes an integrated summary of all available information about the safety of the drug product including pertinent animal and other laboratory data, demonstrated or potential adverse effects of the drug, including clinically significant potential adverse effects of administration of the drug contemporaneously with the administration of other drugs and other related drugs. A section is included describing the statistical controlled clinical study and the documentation and supporting statistical analysis used in evaluating the controlled clinical studies.


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


         Another section of the NDA describes the human pharmacokinetic data and human bioavailability data (or information supporting a waiver of the submission of in vivo bioavailability data). Also included in the NDA is a section describing the composition, manufacture and specification of the drug substance including the following: a full description of the drug substance, its physical and chemical characteristics; its stability; the process controls used during manufacture and packaging; and such specifications and analytical methods as are necessary to assure the identity, strength, quality and purity of the drug substance as well as the bioavailability of the drug products made from the substance. NDA's contain lists of all components used in the manufacture of the drug product and a statement of the specifications and analytical methods for each component. Also included are studies of the toxicological actions of the drug as they relate to the drug's intended uses.

         The data in the NDA must establish that the drug has been shown to be safe for use under its proposed labeling conditions and that there is substantial evidence that the drug is effective for its proposed use(s). Substantial evidence is defined by statute and FDA regulation to mean evidence consisting of adequate and well-controlled investigations, including clinical investigations by experts qualified by scientific training and experience, to evaluate the effectiveness of the drug involved.

         It is not known at this time how extensive the Phase II and Phase III clinical trials will be, if they are conducted. There can be no assurances that the data generated will show that the drug RETICULOSE is safe and effective as described above and even if the data shows that RETICULOSE, is safe and effective, obtaining approval of the NDA could take years and require financing of amounts not presently available to the Company.

         Management of the Company believed that there was sufficient data available on RETICULOSE to file an IND with the FDA to investigate the possible effects of the drug for the treatment of patients with AIDS as well as other interferon related viruses. This belief was based upon the belief of management of the Company that RETICULOSE was distributed in the United States and used regionally from the late 1940's through the 1960's, and upon recent studies. See "- Background of RETICULOSE."

         Nevertheless, the FDA, in a letter dated November 29, 1984 to Bernard Friedland, as the sponsor of the IND, stated:

         We have completed our review of your application and find that the information presented is inadequate and does not allow us to conclude that it is reasonably safe to initiate clinical trials. The deficiencies are summarized as follows:

"Regarding manufacturing and controls:

"1. You have not provided an acceptable definition of the drug moiety. If you propose a lipid-protein-nucleic acid complex, then the lipid, protein and nucleic acid must be characterized and their interactions defined.

"2. After the moiety has been acceptably defined, its quantitative composition in the vehicle must be stated.

"3. You should include appropriate chemical, physical and microbiological controls to assure the integrity of the dosage form as well as data from stability studies using these controls.

"4. Please provide complete information on the composition, size and dimensions of the container-closure system to be used.

"5. Please include a complete description of the manufacturing and packaging procedures and the name and address of the producing facility. An FDA inspection will be required.

"6. Labeling is inadequate until the drug moiety is characterized and a quantitative composition is proposed. The drug must be labeled sterile.

"Regarding the clinical and preclinical portions of your submission:

"1. Please provide data that show that your [RETICULOSE] formulation is the same as the [RETICULOSE] formulation that is the subject of the articles you have provided. The articles cannot be used in support of the safety of your product if the formulations are different. If the formulations are not the same, you must provide complete pharmacology/toxicology information for your formulation.

"2. Please provide clinical and preclinical data to support the statement that [RETICULOSE] is either an anti-viral or a biological response modifier, or both.

"3. We are reserving full comment on your clinical protocol until you have provided the necessary safety information. However, we have these preliminary comments.

         "a.  The study objectives are not stated clearly.

         "b. [Some of the raw materials used in RETICULOSE] are animal antigens capable of inducing adverse reactions in humans. What precautions will be taken with regard to this possibility?

         "c.  You have not submitted a patient consent form."

         On March 27, 1987, the Company advised the FDA that the Freeport, Grand Bahama manufacturing facility for RETICULOSE had been put into "good manufacturing process" condition and requested an FDA inspection. The Company advised the FDA that stability data and other requested information would be forwarded by the Company as a separate submission in conjunction with this inspection.

         On May 22, 1987, the Company submitted to the FDA what the Company considered to be the requested information for the completion of the submission of the IND for RETICULOSE.

         On September 11, 1987, the FDA responded to the Company's May 22, 1987 submission, stating the FDA finding that "essentially no new information has been provided," and further that "they were unable to conclude that it is sufficiently safe to initiate clinical trials."

         The deficiencies noted in the September 11, 1987 letter from the FDA were as follows:

         "There is no scientific rationale provided for the use of [RETICULOSE] in patients with HIV infections. Please submit data which support in vitro anti-HIV activity. There are no data submitted which support any criterion for a biological response modifier. Without a scientific rationale and supporting in vitro data there is no basis for allowing your study to proceed. Once a rationale for use of the drug has been established, the following should be addressed:

"1. There are no data provided that show that the product you intend to manufacture is the same [RETICULOSE] formulation that is the subject of the articles cited in support of safety. As acknowledged in the application, the formulation of [RETICULOSE] has changed over the years. It appears from our records that there have been at least three formulations. We are unable to determine from the submission exactly when the formulation changes took place or specifically which formulation was used in each of the various animal and human studies.

         "The assertion that 'the sponsor was trained by the original manufacturer of RETICULOSE and is utilizing the same formulation with identical raw materials, in the same facility with the same equipment as was utilized for the RETICULOSE described in the animal safety studies submitted with this application, and in the published human clinical data' is not sufficient. Please provide data that characterize the present formulation and its relationship to previous formulations. If possible, please submit a letter of authorization from the original manufacturer to allow us to refer to their data in order to make the comparison. We may not refer to another manufacturer's data on file with us on your behalf without specific written authorization.

"2. We have concerns regarding the allergenic potential of [RETICULOSE]. Please refer to the referenced study reported in 1968 by Kozima et al. of Nikken Chemicals Co. Ltd. In that study, [RETICULOSE] was administered intraperitoneally to guinea pigs and the animals were subsequently rechallenged 3 weeks later. 'Shock symptoms' were observed in 7 of the 10 animals. These studies should be repeated with the currently proposed formulation and a detailed report on all animals, including necropsy findings, should be submitted.

"3. The manufacturing and controls information requested in our November 29, 1984 letter have not been adequately addressed:

         "a. Please provide a complete characterization of the raw materials used for the drug substance.

         "b. Provide a complete characterization of the nucleic acid/lipoprotein complex.

         "c. After the above characterizations have been completed, set specifications for the final drug substance and for stability profiles.

         "d.      Provide comparative stability data for all formulations.

         "e. Specifications and methods must be submitted for the dosage form which assure reproducible chemical, physical, and microbiological attributes.

         "f. Complete manufacturing details for the drug substance and dosage form must be submitted with clear descriptions of conditions, in-process controls and facilities.

         "g. Labeling must define quantities of each ingredient and state that the product is sterile.

"4. We will not conduct an inspection of the manufacturing facility until the application is complete in other respects.

"5. Comments on the clinical protocol will not be made until the necessary safety information has been submitted."

         On February 28, 1992, the Company submitted an amendment to the IND, including the following:

"1. Scientific Rationale for use of RETICULOSE in patients with HIV infection.

"2. Additional data to support the antiviral activity of [RETICULOSE] with in vitro and in vivo studies against the Influenza A virus, and the Hepatitis A and B viruses.

"3. Product [reproductibility] comparison with earlier formula, and comparative stability.

"4. Current toxicity/safety data and discussion concerning allergenic potential plus earlier toxicity studies.

"5. Manufacturing and controls information, including facility description, the Master Formula and product specifications for release, and clinical research labeling.

"6.      Revised Clinical Protocol and Patient forms.

"7.      Clinical Reports from 1988-1989 and prior to 1984."

         The March 1992 FDA Submission included, among other things, findings from certain independent research laboratories. The purpose of the March 1992 FDA Submission was to obtain FDA approval of the IND to conduct human clinical trials regarding the efficacy of RETICULOSE on AIDS.

         On July 31, 1992, the Company received from the FDA the July 1992 Deficiency Letter stating, among other things, that the Company's resubmitted IND application, dated February 28, 1992, "does not adequately respond to the concerns listed in [the FDA's] letter of Company dated September 11, 1987." The July 1992 Deficiency Letter further states that the following deficiencies must be addressed prior to initiation of clinical studies:

"Chemistry

"1.      Please provide the supplier, biological source and method of preparation for. ... either directly or by cross-reference to the appropriate Drug Master Files(s). Also, please submit a certificate of analysis and acceptance specifications for each of these substances as well as for the inactive ingredients.

"2       Please revise the manufacturing process to use one of the
         USP-recommended waters. ...

"3. Please submit documentation concerning the controls and verification of sterility along the entire aseptic processing pathway, including sampling points. Also, please state the final temperature obtained in the autoclave during the reaction step of the manufacturing process and during sterilization of the ampules.

"4. Please describe the chemical tests used to determine the dilution factor during manufacturing. Also, please provide sample calculations.

"5. Please describe in detail the analytical methods, including sterility and LAL test, used for drug product release specifications.

"6. Please submit batch analyses on all available preclinical and clinical lots of the drug product.

"7. Please establish a complete stability protocol describing test parameters, testing stations and storage conditions, which include room temperature, elevated temperature, elevated humidity and light exposure.

"8. Please revise the labeling on individual ampules and ampule shipping cartons to be in accordance with FDA Guideline, "Compilation of Regulatory Labeling Requirements for Human Drug Products," pages 40-44 (copy enclosed). Please include the following information on the label:
         a) "RETICULOSE For Injection; b) "CAUTION: New Drug. Limited by Federal law to investigational use" in accordance with 21 CFR 312.6 (copy enclosed); c) the potency, i.e. mg/ml of the active ingredient(s) in the drug product; d) an identifying lot or control number from which the manufacturing history can be determined; e) the name or code number of the patient; f) the name and address of the investigator; g) the expiration date of the drug; and h) the study and/or protocol designation.

"Toxicology

"9. Please perform 4-week repeat dose toxicity studies in two species, one being a non-rodent, with the proposed investigational article in a manner consistent with Good Laboratory Practices. Studies should include hematologic and clinical chemistry measurements and complete histopathologic evaluation of all animals. Doses selected should include some clearly toxic doses, if feasible.

"Microbiology

"10. Please perform in vitro studies to determine what effect, if any, [RETICULOSE] has on HIV replication in models of both acute and chronic (i.e., low persistent) infections. Studies have indicated that agents which modulate macrophage and T-cell functions such as IL-2 and TNF-(oc), may modulate viral expression and/or release of HIV from infected cells. The potential for drug-associated up-regulation of virus production is an important consideration in the analysis of risk/benefit. At a minimum, activation potential should be evaluated in the following human cell types:

         "(a)     Freshly isolated peripheral blood mononuclear cells;

         "(b) At least one established T-cell line (e.g., H9, MT4, MT2 or MOLT4); and

         "(c) One line representative of the monocyte/macrophage lineage (e.g., U937, U1 or OM10.1).

         "Studies employing a variety of different human cell cultures and HIV strains are encouraged.

"Clinical

"11. Please submit the name and address and a statement of the qualifications (curriculum vitae or other statement of qualifications) of the principal investigator.

"12. Please define inclusion and exclusion criteria according to current standard terminology and practice. For example, the confirmatory test for HIV infection is the Western Blot, not the ELISA test for HIV antibody.

"13. Please provide an initial proposed dosage based on preclinical safety information. Please also refer to the comment under 'Toxicology' in developing preclinical safety data.

"14. Please provide a rationale for the proposed study parameters, for laboratory monitoring, and for toxicity evaluation. In addition, please define endpoints which are measurable and can be quantified and which may be subject to statistical analysis. For example, please specify what constitutes a "significant and consistent increase" in CD4 lymphocyte count. Please provide safety monitoring which is appropriate for the preclinical safety data. In particular, please provide monitoring for the potential for anaphylaxis, as seen in the preclinical repeat dose study in guinea pigs.

"15. Please revise the informed consent document to reflect the preclinical safety and effectiveness data.

"16. Please provide a concise rationale for the proposed sample size and define the proposed statistical methodology. In general, interim analyses are not appropriate for a 12 week phase 1 study.

"Until you have submitted the above required information for items 1-16, and we notify you that if it is safe to initiate the studies, you may not proceed with the proposed study.

"We also have the following advice which we believe would improve your IND:

"Chemistry

"The following chemistry issues must be addressed prior to studies beyond initial phase [1 and 2] studies:

"17. Please establish the identity(ies) and structure(s) of the active component(s).

"18. Please identify the impurities contained in the drug substance(s) and drug product and establish individual limits for the impurities.

"19. Please incorporate into the drug product specifications and identification test(s) and an assay for the active ingredient(s) using properly validated analytical methods.

"20.     Please identify the supplier and composition of the ampules.

"Microbiology

"21. Please clarify the following with respect to the data submitted in the submission:

         "(a) Please specify whether the peptide nucleic acid solution and the [RETICULOSE] preparation used by Dr. Lionel Resnick are the same or a different preparation.

         "(b) Please provide the units of p24 and RT activity and explain whether the results represent percent inhibition or activity. In addition, please clarify the discrepancy in the numbers shown in the submission and in the published report (table 3).

         "The following microbiology issues should be addressed concurrent with phase [1 and 2] studies:

"22. Please use pre-clinical studies in appropriate animal models of retrovirus infection to define and characterize the activity of [RETICULOSE].

"23. Please perform studies to investigate whether [RETICULOSE] can induce an antibody response which might inhibit its activity against HIV.

"24. We encourage you to investigate the mechanism by which [RETICULOSE] inhibits HIV."

         Before September 1995, the Company received further deficiency correspondence from the FDA, dated June 1, 1995, which stated, in addition to the comments stated below, that the Company's prior submissions to the FDA did not provide an adequate response to the FDA's earlier request for preclinical information and accordingly the Company's IND was "inactivated":

"1. The protocol lacks sufficient description of many basic clinical trial elements, such as randomization, blinding and a well defined control group.

"2. A rationale for the proposed sample size of "two to ten" patients is not provided.

"3. The rationale for the dose, dosing frequency and duration of therapy is not provided.

"4. The eligible patient population is inadequately defined. In particular, the CD4 count range for patient eligibility should be specified.

"5. The primary efficacy assessment of the study (reduction in viral load) is not consistent with the following statement in section F.O. Biostatistical Considerations:

                  'The estimated number of patients eligible for entry into this trial who will experience an adverse event as defined as an opportunistic infection or development of another neoplasm at 90 days is 2% or less. We wish to detect such a patient in the group of up to 5 and provide him/her with whatever alternative therapy is deemed advisable.'

         This statement suggests that there is confusion around the objective of this study and how a sample size can be estimated based on the desired objective.

"6. The statement "Patients experiencing an adverse event within the first 7 days of treatment will be considered evaluable for toxicity but not for efficacy" is unacceptable because all enrolled patients should be evaluated for both safety and efficacy.

"7. The protocol indicates (section M.2.1) that "elimination of culturable virus, based on Viral Load assays" is one of two laboratory parameters of interest, however, nowhere else are viral cultures discussed. Similarly, "restoration of immune function by tests of delayed hypersensitivity and optional functional assays" is mentioned in section M.3.2.2 as an additional laboratory endpoint, however it is not further described.

"8.      The principle [sic.] investigator is not identified.

"9.      An informed consent document is not provided."

         No assurances can be given that the Company's IND will ever be approved by the FDA or that results of any testing will demonstrate that RETICULOSE is safe or effective in the treatment of disease. The Company has not formally responded to the July 1992 Deficiency Letter or the 1995 deficiency letter, nor have any of the studies cited in those letters been undertaken. The Company currently contemplates that it may file with the FDA an amendment to the IND or seek to reactivate the IND. There can be no assurances as to the costs or the timing of the refiling of the IND or whether the Company has the resources to complete the FDA approval process. The Company may allocate certain funds from the sale of the Debenture and the exercise of options and warrants for the purpose of filing a new IND with the FDA. No assurance can be given, however, that any the options or warrants will be exercised, that a new IND will be accepted by the FDA or that any tests previously conducted or to be conducted will satisfy FDA requirements.

Testing Agreements

         For the period from inception (February 20, 1984) through September 30, 1998 the Company expended approximately $2.5 million on testing and research and development activities.

         Testing in the United States. On September 20, 1984, the IND was submitted for a Phase I type study to determine if there was any pharmacological activity in humans against HIV. See "-The Investigational New Drug Application Process." In response to the FDA deficiency letters in 1984 and 1987 regarding the IND, the Company undertook the Wisconsin Study, a series of protein tests for product control and protein fragment identification which were conducted by the University of Wisconsin's Biotechnology Center. See "-Background of RETICULOSE." Prior to the completion phase of the Hirschman Study, the rationale for trial of RETICULOSE in humans was based upon IN VITRO studies which the Company believed had demonstrated at least partial activity against HIV. In October 1989 and December 1989, respectively, Southern Research Institute, Birmingham, Alabama and Vironc Laboratories, North Miami Beach, Florida conducted IN VITRO screenings of RETICULOSE against the HIV virus in two separately conducted independent laboratory screenings. In these screenings, RETICULOSE was shown to be either partially or significantly active against HIV at specific dilutions and was non-cytotoxic. In addition, a historical search is being conducted and the time line is being developed to connect the current RETICULOSE product and its manufacturer with the original product and its manufacturer. This search is being documented for eventual submission to the FDA to further substantiate the identity of the current product which is the subject of the IND. In October 1989, International Diagnostics Ltd. Inc., Dania, Florida, an independent testing laboratory, undertook standard mouse toxicity assays to demonstrate toxicity of RETICULOSE. Results indicated no apparent signs of toxicity in RETICULOSE treated animals at specific doses. Management of the Company originally believed that due to the early safety record and published reports of human use that the FDA would permit the initial Phase I trials in humans after approximately six months. If sufficient funds are available from the sale or exercise of securities or other sources, the Company will consider taking the requisite scientific steps to satisfy the FDA that the formulation of RETICULOSE is identical to the formulation reported in the prior anecdotal history and studies. The time and costs required for IND approval as a result of the FDA not accepting the prior history of the drug is currently not known to the Company but could be considerable. Certain of the foregoing studies, excluding the HPV Clinical Trial, the Hirschman Study and the Barbados Study, were submitted to the FDA as part of the March 1992 FDA Submission, but were not deemed sufficient by the FDA.

         Canadian Contract. The Company, during the period from 1992 to 1995, had been seeking approval in Canada for controlled distribution of RETICULOSE. It submitted an application for a limited study on 24 patients with Kaposi's Sarcoma, a condition associated with AIDS, the approval of which application was pending in 1995. However, due to delay in obtaining the approval for this study and after receiving deficiency letters from the Health Protection Branch of the Health and Welfare Department of Canada, the Company had withdrawn the application to have that study commence.

         TRM Management Corp. Pursuant to an agreement dated August 20, 1991 between the Company and TRM Management Corp. ("TRM"), a Florida corporation unaffiliated with the Company (the "TRM Agreement"), TRM performed, at the Company's expense, a controlled open clinical trial test in Haiti during a period of 30 days, on 53 patients with early onset Hepatitis "A" or Hepatitis "B", approximately one-half of whom were treated with RETICULOSE and approximately one quarter of whom were untreated for each of these two diseases, to assess the effectiveness of RETICULOSE against the Hepatitis "A" virus and Hepatitis "B" virus in accordance and in compliance with the Hepatitis Open Label Clinical Trial Protocol developed by TRM, which involved diagnosis otherwise than by the positive method of liver biopsy (the "Haiti Tests").

         In accordance with the TRM Agreement, Matthew Cohen prepared a paper which describes the methods and results of the Haiti Tests (the "Results Paper"). On January 3, 1992, TRM delivered to the Company the Results Paper. The Results Paper was published in the Journal of the Royal Society of Health, December 1992 issue (the "Journal"). Matthew Cohen is not affiliated with or related to Leonard Cohen, who acted as a consultant to the Company.

         The Results Paper states, among other things, that the Haiti Tests resulted in certain positive clinical and laboratory effects regarding the use of RETICULOSE against the Hepatitis "A" virus and Hepatitis "B" virus, especially against Hepatitis "B." The Company believes, however, that the Haiti Tests may have been limited in terms of their methodology and results. The Company is considering such factors relative to future testing.

         In accordance with the terms of the TRM Agreement, the Company has authorized the issuance to the shareholders and certain associated persons of TRM (1) an aggregate amount of 10,000,000 shares (the "TRM Shares") of the Company's common stock, par value $.00001 per share (the "Common Stock"); and
(2) an option to acquire, at any time, for a period of five years from the date of issuance of the option, 10,000,000 shares of the Company's Common Stock at a purchase price of $.05 and $.08 per share (the "TRM Options"). As of September 30, 1998, 10,000,000 shares of Common Stock were issued pursuant to the exercise of the TRM Options for an aggregate exercise price of $600,000 by David Sass, as an assignee of Troy Posner, Richard Waldman, and Matthew Cohen.

         Plata Partners Limited Partnership. On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata"), a Michigan limited partnership unaffiliated with the company (the "Plata Agreement"), pursuant to which Plata agreed at its expense, to perform a demonstration on ten patients of both sexes from 18 to 45 years of age for 45 days, without control group, at Campus #1 University C.B.E.P., University of Santo Domingo, Santo Domingo, Dominican Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using RETICULOSE incorporated in the Protocol against AIDS (the "Demonstration"). The Protocol provides, among other things, that the treatment consists of RETICULOSE along with vitamin and protein supplements.

         The preliminary and final results of the Demonstration were previously reported by the Company in its Reports on Form 8-K filed with the Commission on July 10, 1992 and November 6, 1992.

         The Demonstration was conducted on the patients from May 1992 through July 1992. The Demonstration was supervised by Angelo A. Chinnici, M.D., and administered by medical doctors certified to practice in the Dominican Republic. A videotape has been produced by Plata memorializing the Demonstration, which videotape was delivered to the Company in August 1992. On August 12, 1992 the Company received from Plata a translated written transcript of a press conference (the "Press Conference") called and conducted by Plata in Santo Domingo, Dominican Republic on August 7, 1992 (the "Transcript"). The Press Conference was held by Plata following the completion and the release of preliminary results of the Demonstration.

         The Transcript, a copy of which has been filed with the Company's Report on Form 8-K with the Commission on August 14, 1992, provides, among other things, statements from Dr. Joaquin Perez-Mendez, the Director of the Program for Control of Sexually Transmitted Diseases (Procets) a governmental organization in the Dominican Republic, who participated in the administration of the Demonstration, Dr. Charles Dunlop, the Surgeon General of the Dominican Republic, Dr. Norman de Castro and Dr. Rafael Alcantara, who is associated with the Center for Sexually Transmitted Diseases in the Dominican Republic (collectively, the "Doctors").

         In the Transcript, the Doctors generally expressed their optimism and hopefulness regarding RETICULOSE and they encouraged further testing of the efficacy of RETICULOSE against AIDS and efforts to register RETICULOSE. As of the date hereof, the Company has not independently verified or otherwise substantiated the accuracy or completeness of the Transcript or the Press Articles. The Demonstration conducted by Plata was not a double-blind study. However, as of the date of this Prospectus, no registration certificate has been granted by the Dominican Republic, and there can be no assurance that such certificate will be issued. Further, the Company is currently not pursuing the registration certificate in the Dominican Republic.

         The Company has also been made aware that certain newspaper articles appeared in Spanish language newspapers (published in the Dominican Republic) regarding the Press Conference (the "Press Articles") and interviews with Drs. Perez-Mendez and Alcantara, which reported that the preliminary results of the Demonstration were "very encouraging" and that the "laboratory results subsequent to the treatment, reveal a more than 50 percent reconversion of the cell immunological system in almost all of the patients being maintained with relatively little favorable change in the only patient who did not complete the treatment." According to certain of the Press Articles, certain of the doctors attending the Demonstration stated: "Although it [(the Demonstration)] does not have the representativeness which a study of this caliber requires, precisely due to the small number of patients involved in the same, and above all due to the fact that it did not rely on a control group which permits us to make some significant comparisons, basically it is a good job of research and the results [are] clearly excellent."

         The Company received from Plata certain written information, certain copies of which are incorporated by reference into the Company's Reports on Form 8-K delivered for filing to the Commission on July 10, and July 23, 1992 (the "Plata Statement"). The Plata Statement reports, among other things, certain positive preliminary results of the Demonstration (the "Results"), including the fact that all patients showed weight gain, as well as resolution of malaise, joint pain, and diarrhea and that those patients initially presented with herpetic lesions showed clearing and well healed vesicles, there was a decrease in lymphotenopathy in the majority of patients, and their oral thrush was greatly improved.

         In August 1992, the Company received from Lionel Resnick, M.D., F.A.A.D., F.A.C.P., Chief, Retrovirology Laboratories, Departments of Dermatology and Pathology, Mount Sinai Medical Center of Greater Miami, in Miami, Florida, written correspondence relating to the Demonstration generally stating that, based upon his review of the results of the Demonstration, a "dramatic" clinical improvement was documented over the forty-five day period of the study and there were significant changes in laboratory surrogate markers consistent with beneficial drug effects, although he noted that enthusiasm regarding the Demonstration should be tempered by the lack of a homogeneous study population and defined clinical endpoints.

         In October 1992, the Company received from Anthony J. Mangia, M.D., certified by Plata to be an expert in the area of AIDS research, further written correspondence relating to the Demonstration (the "Mangia Correspondence"). As an independent observer, Dr. Mangia visited the Demonstration site, reviewed scientific data regarding the IN VITRO activity of RETICULOSE against various viruses, interviewed the study physicians, examined some of the patients, and reviewed the written results of the Demonstration. The Mangia Correspondence basically stated that RETICULOSE may be an effective alternative treatment for AIDS patients, based on a review of the data provided, that the results of the Demonstration appear to indicate that RETICULOSE is tolerated well, with no significant adverse reactions. The Mangia Correspondence also indicated that the patients Dr. Mangia examined had experienced an improvement in symptoms and a sense of well being by the time the Demonstration had concluded.

         The Mangia Correspondence does, however, contain several criticisms of the Demonstration, including, among other things, the brevity of the Demonstration, the lack of stratification according to CD 4 count, the small number of subjects, the inclusion of nutritional supplements along with the RETICULOSE, and the lack of pre- and post-treatment weights and performance status evaluation of the subjects. The Mangia Correspondence concluded that the results of the Demonstration appear to indicate that further studies in animals and humans appear to be warranted, and suggested that such further studies need to be better controlled and performed on a larger scale with more sophisticated methods than the Demonstration.

         The Company received from Plata a copy of a report dated September 30, 1992, from Angelo A. Chinnici, M.D. regarding the Demonstration (the "Chinnici Report"), with respect to the hypothesis, objectives, methodology, clinical tracking and procedures involved in the Demonstration. Among other things, the Chinnici Report noted that the majority of the subjects involved experienced a dramatic clinical improvement, such as reduction in oral thrush, reduction in herpetic lesions, and improvement in certain dermatological conditions such as seborrheic dermatitis and eczema. The most dramatic change was observed in the number of CD 4 and CD 8 lymphocytes, as well as in the CD 4 and CD 8 ratio, where nine of the ten patients experienced an increase in the CD 4 cells. The Chinnici Report further noted that the administration of RETICULOSE, among other things, produced no adverse side affects, significant anemia, nor any decrease in the subjects' white blood cell count, may cause a halt to viral replication and may produce endogenous interferon, which improves a patient's condition. However, The Chinnici Report also indicated, among other things, that the Demonstration was limited in that the subjects were treated for a short period of time and there was no control group. The Company has not independently verified any of the statements contained in either the Mangia Correspondence or the Chinnici Correspondence.

         The Company believes the Demonstration will not significantly impact the FDA's decision to (i) approve the pending IND filed with the FDA or (ii) approve of the marketing, sales or distribution of RETICULOSE within the United States. Further, the Company believes the Demonstration will not significantly impact the Company's ability to obtain approval for the marketing, sales or distribution of RETICULOSE anywhere in the world.

         Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through April 30, 1999 at an exercise price of $.14 and $.16, respectively. As of September 30, 1998, there are outstanding Plata Options to acquire 683,300 shares at $.14 per share and Additional Plata Options to acquire 108,100 shares at an exercise price of $.16 per share. Through September 30, 1998, the Company has received approximately $1,332,000 pursuant to the issuance of approximately 9.2 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

         Argentina Agreements. On December 27, 1993, the Company entered into an agreement with Juan Carlos Flichman, M.D., Permanent Advisor to the Argentine Association Against Sexually Transmitted Diseases, whereby Dr. Flichman agreed to conduct a double blind study of RETICULOSE in Argentina of (i) 40 patients who have been diagnosed with acute Hepatitis "B" and (ii) 20 patients diagnosed with Hepatitis "C" (the "Argentina Study"). The treatment of acute Hepatitis "B" patients was expected to last for approximately 20 days, followed by a 60/90 day observation period and of Hepatitis "C" patients was expected to last for 180 days, also followed by a 60/90 day observation period. Dr. Flichman, however, indicated to the Company that the Argentina Study was delayed because of the Argentina Health Ministry.

         In April, 1996, the Company entered into a new agreement (the "1996 Argentina Agreement") with DCT S.R.L., an Argentine corporation ("DCT"), pursuant to which DCT and Dr. Flichman each agreed to conduct the HPV Clinical Trial. In June, 1994, the Company entered into an exclusive distribution agreement with DCT, whereby the Company granted to DCT, subject to certain conditions precedent, the exclusive right to market and sell RETICULOSE in certain South American countries, including Argentina and other MERCOSUR States; this agreement was superseded by another exclusive distribution agreement as of April 1, 1996. Pursuant to the 1996 Argentina Agreement, the HPV Clinical Trial commenced and is being conducted pursuant to a protocol developed by Dr. Flichman. The purpose of the HPV Clinical Trial is to assess the efficacy of RETICULOSE on HPV. The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 20 patients between the ages of 18 and 50 years of age. The HPV Clinical Trial is not a double-blind study and will not include a placebo control group or reference to any other anti-viral drug.

         Pursuant to the 1996 Argentina Agreement, the Company paid approximately $34,000 to DCT to cover out of pocket expenses associated with the HPV Clinical Trial. The 1996 Argentina Agreement further provides that, at the conclusion of the HPV Clinical Trial, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the HPV Clinical Trial (the "HPV Written Report"). On April 22, 1996, the Company was informed by DCT that the HPV Clinical Trial had commenced on April 15, 1996. In September 1996, the Company received from Dr. Flichman the HPV Written Report. The HPV Written Report stated that, when RETICULOSE was applied topically to 20 patients (six males and 14 females) diagnosed to be infected with HPV, two of the 20 patients had total remissions and eight of the 20 patients experienced clinical improvement ranging from a reduction in color intensity, size and texture. Further, the HPV Written Report provides that no adverse side effects were observed in any of the 20 patients and only one patient experienced redness of the skin that disappeared spontaneously within 24 hours.

         Upon delivery of the HPV Written Report to the Company, the Company delivered to the principals of DCT Common Stock purchase options (the "DCT Options") to acquire 2,000,000 shares of the Common Stock for a period of one year from the date of the delivery of the HPV Written Report, at an exercise price of $.20 per share. Pursuant to several amendments, the DCT options are now exercisable through April 30, 1999 at an exercise price of $.21 per share. As of September 30, 1998, 464,000 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $93,000. Additionally, in April 1998, 10,000 shares were issued in connection with the exercise of options at $.20 per share.

         In June 1994, DCT S.R.L. and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell RETICULOSE in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

         During the quarter ended June 30, 1997, the Company entered into an agreement with DCT (the "HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of RETICULOSE for the treatment of persons diagnosed with the HIV virus
(AIDS) and HPV (the "HIV-HPV Study").

             In connection with the HIV-HPV Agreement, as of September 30, 1998, the Company has advanced approximately $665,000 which is accounted for as a research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study.

         The HIV-HPV Agreement provides that (i) in the event the data from the HIV-HPV Study is used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

         In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of RETICULOSE for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

         In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), as of September 30, 1998, the Company has advanced approximately $58,000 and $132,500, respectively, and such expenses are accounted for as research and development expenses. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.

         Both agreements with DCT provide that (i) in the event the data from the Studies are used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts respectively expended in connection with the Studies.

         In February 1998, the Company entered into an agreement with DCT (the "Concurrent Agreement") whereby the Company agreed to provide DCT or its assignees, up to $412,960 to cover the costs of a study in 65 patients to compare the results of treatment of patients with AIDS taking a three drug cocktail and RETICULOSE with those taking a three drug cocktail and a placebo. As of September 30, 1998, the Company has advanced approximately $50,000 for such study which has been accounted for as research and development expense.

         In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees, up to $94,950 to cover the costs of a controlled study in 30 patients to determine the efficacy of RETICULOSE for the treatment of rheumatoid arthritis in humans. In connection with this study, as of September 30, 1998, the Company has advanced approximately $79,200 which has been accounted for as research and development expenses.

         In July 1998, the Company authorized expenditures of up to $90,000 to Dr. Flichman to study the effects of RETICULOSE in inhibiting the mutation of the AIDS virus. As of September 30, 1998, the Company has advanced approximately $50,000 to Dr. Flichman for such study which has been accounted for as research and development expense.

         Hirschman Study. The Company in late 1995 issued a grant of $30,188 to The Mount Sinai School of Medicine, New York City, New York, for the purpose of studying the mechanism, if any, by which RETICULOSE inhibits replication of HIV. The study was conducted by Shalom Z. Hirschman, M.D., then Professor of Medicine and Director of the Division of Infectious Diseases of The Mount Sinai School of Medicine. The results of this research were presented by Dr. Hirschman at Biomedicine '96, the annual meeting (sponsored by SCIENCE, a journal of the American Association for the Advancement of Science) of the Association of American Physicians, American Society for Clinical Investigation, and American Federation for Clinical Research (associations of medical honor societies), held May 4-6, 1996, in Washington, D.C. The manuscript of Drs. Hirschman and Chey Wei Chen, entitled "Peptide Nucleic Acids Stimulate Gamma Interferon and Inhibit the Replication of the Human Immunodeficiency Virus," was published in Clinical Research (the official compendium of the proceedings of the meeting) in the August 1996 issue of Journal of Investigative Medicine, a publication of the American Federation for Clinical Research. Dr. Hirschman's report of the result of the Hirschman Study is set forth under "-Background of RETICULOSE."

         Barbados Study. The first stage of the Barbados Study, conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados, was completed in late November 1996. In December 1996, the Company received from the coordinators of the Barbados Study, the Written Summary reporting the result of that stage, as set forth under "-Background of RETICULOSE." As of September 30, 1998, the Company has expended approximately $365,000 to cover the costs of the Barbados Study. Based on information received from the coordinators of the Barbados Study, the Company is uncertain as to the costs to be incurred in connection with the Barbados Study and has not been informed as to when results from the Barbados Study will be forthcoming. The Barbados Abstract, which describes the results of the first stage of the Barbados Study, was accepted for publication by The American Society for Microbiology.

         In connection with the Barbados Study, in July 1998, the Company authorized expenditures of up to $45,000 to Queen Elizabeth Hospital, Bridgetown, Barbados to study the effects of RETICULOSE in inhibiting the mutation of the AIDS virus. As of September 30, 1998, the Company has advanced approximately $5,000 for such study which has been accounted for as research and development expense.

         National Cancer Institute Study. In March 1997, the Company entered into a Material Transfer Agreement - Cooperative Research and Development Agreement (the "NCI Agreement") with certain governmental agencies (including the FDA) represented by The National Cancer Institute (collectively, the "Government Agencies"). The purpose of the NCI Agreement is for Dr. Howard Young, Section Chief, Laboratory of Experimental Immunology, Division of Basic Sciences, The National Cancer Institute, to determine the molecular mechanism by which RETICULOSE may specifically enhance transcription of the gamma interferon gene. The Company intends to supply RETICULOSE to the Government Agencies for the purpose of research by the Government Agencies in accordance with a research plan attached to the NCI Agreement, subject to the conditions stated in the NCI Agreement. The NCI Agreement provides for non-disclosure by the Government Agencies and an understanding that the Company and the Government Agencies will enter into licenses to one another on terms to be negotiated in the future, in the event the research produces an invention. Either the Company or the Government Agencies may terminate the NCI Agreement upon 30 days prior written notice to the other. The NCI Agreement states that the Government Agencies "[do] not directly or indirectly endorse any product or service provided, or to be provided, whether directly or indirectly related to either this [agreement] or to any patent or other intellectual property license or agreement which implements this [agreement] by its successors, assignees, or licensees. The [Company] shall not in any way state or imply that this [agreement] is an endorsement of any such product or service by the U.S. Government or any of its organizational units or employees." Pursuant to an agreement dated March 19, 1998, the NCI Agreement has been extended for an additional one year period and provides for the continued study of the basic mechanisms of immune responses, the investigation of anti-tumor activity of RETICULOSE and its effect on rheumatoid arthritis.

         Topical Safety Study. In October 1997, the Company contracted with an unaffiliated third party laboratory to conduct testing to determine the safety of the topical use of RETICULOSE for the treatment of HPV and Herpes (the "Topical Safety Study"). As of September 30, 1998, the Company advanced approximately $170,000 for a topical safety study to be conducted in the United States for the topical use of RETICULOSE for the treatment of HPV and herpes.

Marketing And Sales

         RETICULOSE is not being sold commercially anywhere in the world. As of the date hereof, the efforts of the Company or any of its representatives have produced no material benefits to the Company regarding the Company's ability to have RETICULOSE sold commercially anywhere in the world. The Company has entered into Exclusive Distribution Agreements with five separate entities whereby the Company has granted exclusive rights to distribute RETICULOSE in the countries of China, Japan, Hong Kong, Macao, Taiwan, Mexico, Channel Islands, Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize, Saudi Arabia, Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile. Pursuant these agreements, the distributors are obligated to cause RETICULOSE to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of RETICULOSE to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. See "-Exclusive Distribution Agreements." The marketing plans of the Company for RETICULOSE are still dependent upon registration of RETICULOSE for sale in the various jurisdictions where its distributors are seeking approvals.

         There can be no assurance that the Company or any distributor will ever secure registration of RETICULOSE and the Company to date has received no information that would lead it to believe that it will be positioned to sell RETICULOSE commercially anywhere in the world in the immediate future. To date, the only application for registration of RETICULOSE which has been filed is an application requesting that RETICULOSE be available for sale in Argentina. Notwithstanding the filing of this application, no material progress has been made to secure approval to sell RETICULOSE in Argentina. The Company initially targeted its sales and marketing efforts to those countries where RETICULOSE was previously marketed by its prior owners for a number of years as an anti-viral agent in the treatment of Asian Influenza, Viral Pneumonia, Virus Infectious Hepatitis, Mumps, Encephalitis, Herpes Simplex and Herpes Zoster. Those countries included Singapore, Hong Kong, Malaysia, Taiwan, the Philippines and Malta. Registration of RETICULOSE will be required in such countries as well as in the other countries comprising the distributors' territories before any significant sales may begin. The registration of RETICULOSE for sale in these countries has been frustrated due to the Company's inability to obtain the registration and approval to sell RETICULOSE in the Bahamas, the country of origin, and a general lack of published data on the efficacy of RETICULOSE. Until RETICULOSE is registered and approved for sale in the United States, in another developed country or in the other countries included in the distributors' territories, there can be no assurance that the Company will generate significant sales of RETICULOSE. For the nine months ended September 30, 1998 and for the years ended December 31, 1997, 1996 and 1995, the Company reported no commercial sales except limited sales for testing purposes ($656, $2,278, $24,111 and $27,328, respectively). RETICULOSE is not legally available for use anywhere in the world, except for testing purposes. See "-Testing Agreements."

Competition

         There are inherent difficulties for any development stage company seeking to enter an established field, particularly in a field so capital intensive as the manufacture and sale of pharmaceuticals. The Company, if it is ever successful in securing FDA and other regulatory approvals, will encounter intense competition engaged in the development and marketing of drug products, all of which are substantially larger, possess far greater capital assets, have substantial operating histories and records of successful operations, greater financial and other resources, more employees and far more extensive facilities than the Company now has or will have in the foreseeable future. Accordingly, such companies are in a far better position to compete than the Company. Moreover, such companies may succeed in discovering, developing and marketing anti-viral products that are more effective than RETICULOSE. The Company at present is not, and there can be no assurances that the Company will become in the foreseeable future, a significant factor in the field in which it proposes to engage. Additionally, small "start-up" firms, such as the Company, with very limited resources, are at a very serious competitive disadvantage against established companies. The Company hopes to compete, however, based on cost and the effectiveness of RETICULOSE.

Employees

         The Company has 24 full-time employees, including its three executive officers, 17 employees involved in research, and four administrative employees. Shalom Z. Hirschman, M.D., President and Chief Executive Officer and a Director of the Company, Bernard Friedland, Chairman of the Board and a Director of the Company, and William Bregman, Secretary-Treasurer and a Director of the Company, each devote all of their business time to the day-to-day business operations of the Company.

         Additionally, the Company may hire, as and when needed, and as available, such sales and technical support staff and consultants for specific projects on a contract basis. See "Management -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

Consulting Agreements

         Leonard Cohen. In September 1992, the Company entered into a consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement") for a one-year term commencing on that date. Prior to the execution of the September 1992 Cohen Agreement, Mr. Cohen had no relationship with the Company other than as a former holder of the Company's Class C Warrants which had been redeemed. Mr. Leonard Cohen has no relationship to Matthew Cohen, who was one of the principals of TRM. The September 1992 Cohen Agreement required that Leonard Cohen provide the Company certain consulting services including, among others:
(i) the identification of pharmaceutical companies which may have an interest in engaging in joint ventures or other agreements to advance the testing and study of RETICULOSE; (ii) services related to achieving approval of RETICULOSE for commercial sale in the United States and in foreign countries; (iii) the location of investment banking firms and venture capital firms, the purpose of which is to raise capital for the Company through securities offerings and/or debt financing; (iv) the dissemination of public information about the Company to persons who may have an interest in RETICULOSE; and (v) making contacts with persons in the investment and financial communities.

         The September 1992 Cohen Agreement required that Mr. Cohen provide said consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of Common Stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further, pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through April 30, 1999), the option to acquire 3,000,000 shares of Common Stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.13 per share) (the "September 1992 Cohen Options"). As of September 30, 1998, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000.

         In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement was entered into because the Company believed that it provided incentive to Mr. Cohen to provide greater services to the Company and because Mr. Cohen's hourly obligations under the September 1992 Cohen Agreement had been satisfied during the last quarter of 1992 and the first quarter of 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of Common Stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors. The February 1993 Cohen Agreement also granted to Mr. Cohen and his designees a one-time piggyback registration right with respect to those shares.

         In July 1994, in consideration for the additional services provided by Mr. Cohen in connection with the introduction and negotiation of the Exclusive Distribution Agreement with C.U.R.E. Pharmaceutical Corp. ("C.U.R.E."), a Delaware corporation, which agreement was terminated as discussed below and superseded by an agreement with Avix International Pharmaceutical Corp. ("AVIX"), the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). The Company has been informed that Messrs. Cohen and Bauer are principals of AVIX. Through September 30, 1998, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options are exercisable through April 30, 1999 at an option price of $.13. The Company agreed to issue to Cohen an additional 300,000 shares in 1995 at a time when the shares were valued at $.14 per share, in consideration for expenditures incurred by Mr. Cohen in connection with securing for the benefit of the Company and the affiliated distributor, the continued services of a doctor.

         By letter of September 15, 1993, Leonard Cohen requested registration of the shares of Common Stock and shares covered by Common Stock purchase options issued to Mr. Cohen and his designees pursuant to the September 1992 Cohen Agreement and the February 1993 Cohen Agreement. Such additional shares were included in the Company's July 1, 1994 and July 27, 1995 Registration Statements under the Securities Act to permit the public sale of those shares by Mr. Cohen.

         C.U.R.E. The Company's Exclusive Distribution Agreements with C.U.R.E. and its affiliate were terminated according to their terms on May 31, 1995 because of C.U.R.E.'s inability to obtain Approvals in a timely manner and its inability to obtain the requisite funding to pursue such Approvals. See "-Exclusive Distribution Agreements--Termination of Agreements with C.U.R.E."

         Chinnici Agreement. In July 1998, the Company entered into a consulting agreement with Angelo A. Chinnici, M.D. for a term extending to December 31, 2000 (the "Chinnici Consulting Agreement"). The Chinnici Consulting Agreement provides for Dr. Chinnici to provide assistance to the Company in connection with research, development, production, marketing and sale of RETICULOSE. Additionally, pursuant to the Chinnici Consulting Agreement, Dr. Chinnici has agreed to testify before the FDA on behalf of the Company in connection with the Company's possible application for approval of the testing of RETICULOSE. The Chinnici Consulting Agreement further provides that in consideration for Dr. Chinnici's services, the Company shall grant to Dr. Chinnici options to purchase 300,000 shares of Common Stock at an exercise price of $.30 per share for a period of three years in three equal installments commencing January 1, 1999 and 2000 and December 15, 2000, respectively.

         Hirschman Agreement. In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries.

         In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. In addition and in connection with entering into the consulting agreement with Dr. Hirschman, the Company issued to a person unaffiliated with the Company, 100,000 shares of the Company's common stock, and an option to acquire for a period of one year, from June 1, 1995, an additional 500,000 shares at a purchase price of $.18 per share. As of September 30, 1998, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

         In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 1999 at an exercise price of $.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 1999 at an exercise price of $.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing

March 24, 1998 and ending March 23, 1999 at an exercise price of $.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of September 30, 1998, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

         In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $.19, 500,000 at $.27 and 500,000 at $.36).

         In October 1996, the Consulting Agreement with Dr. Hirschman was terminated and an Employment Agreement with Dr. Hirschman became effective. See "Management -- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

         Malcolm Santer. In exchange for the services provided by Malcolm Santer, the Company's plant manager at the manufacturing facility in Freeport, Bahamas, the Company issued to Mr. Santer: (i) 50,000 shares of Common Stock valued at $.41 per share in February 1997, (ii) 100,000 shares of Common Stock valued at $.24 cents per share in September 1997 and (iii) 100,000 shares of Common Stock valued at $.21 per share in August 1998.

Exclusive Distribution Agreements

         Agreement with DCT S.R.L. Under an Exclusive Distribution Agreement, dated in June 1994, superseded by another agreement, dated April 1, 1996, between the Company and DCT, the Company granted to DCT subject to certain conditions precedent, the exclusive right to market and sell RETICULOSE within the territories of Argentina, Bolivia, Paraguay, Uruguay, Brazil and Chile (the "DCT Agreement"). The term of the DCT Agreement was for a three-year period with additional three-year renewal terms from the date DCT obtained all approvals, licenses, permits and registrations (the "Approval") to import and distribute RETICULOSE in Argentina, subject to DCT's right to extend the DCT Agreement so long as DCT was diligently pursuing the Approval and meeting certain annual minimum purchase requirements as set forth in the DCT Agreement, in the event the Approval for Argentina was obtained. DCT was granted an option to purchase for a period of one year from the date of Approval, 2,000,000 shares at a purchase price of $.20 per Share (the "DCT Option"). The Approval has not been obtained to date. The Company has not terminated the DCT Agreement because the Company has not identified another source it believes will be more successful in obtaining Approval.

         As a result of the 1996 Argentina Agreement, discussed under "-TESTING AGREEMENTS-Argentina Agreements" and the Health Ministry's approval for and the commencement of the test of RETICULOSE on the Human Papilloma Virus (HPV) on HIV patients, the Company agreed that the DCT Option vested.

         Termination of Agreements with C.U.R.E. On April 25, 1994, the Company entered into an Exclusive Distribution Agreement with C.U.R.E. pursuant to which C.U.R.E. was granted exclusive rights to distribute RETICULOSE within the countries of China, Japan, Thailand, Singapore, Hong Kong, Taiwan and Malaysia the ("C.U.R.E. Territory").

         The Exclusive Distribution Agreement with C.U.R.E. was for an initial term of five years, subject to certain automatic extensions if C.U.R.E. satisfied its minimum purchase obligations and obtained Approval for one or more countries constituting the C.U.R.E. Territory, within one year from the Agreement. Because of its failure to obtain any Approval, the Company terminated the rights of C.U.R.E. under this agreement.

         As of June 1, 1994, the Company had also entered into an Exclusive Distribution Agreement with C.U.R.E. Pharmaceutica Central Americas Ltd., a Delaware corporation and an affiliate of C.U.R.E. ("C.U.R.E. C/A Ltd."). C.U.R.E. C/A Ltd. was required to purchase a minimum of 20,000 milliliters of RETICULOSE during the first year following Approval and such Approval had to be obtained within one year of this agreement. C.U.R.E. was unable to obtain such Approval and the Company terminated C.U.R.E.'s exclusive distribution rights, effective May 30, 1995, following acknowledgment by C.U.R.E. and C.U.R.E. C/A Ltd. that neither had obtained Approvals and both lacked additional financing to pursue the Approvals.

         Agreements with AVIX and Unistone. As the result of the termination of agreements with C.U.R.E. and C.U.R.E. C/A Ltd., the Company entered into an agreement, dated as of June 2, 1995, with AVIX, pursuant to which AVIX has been granted the exclusive import and distribution rights during a period of five years from the date that AVIX obtains Approval for any of the countries formerly within the C.U.R.E. Territory (the "AVIX Far East Agreement"), and a separate Exclusive Distribution Agreement with AVIX with respect to Mexico, which rights previously belonged to C.U.R.E. C/A Ltd. AVIX has informed the Company that it has commenced negotiations with parties in Mexico and China for the purpose of seeking initial authorization for testing RETICULOSE, following which Approval for those countries shall be sought. The Company has been informed by AVIX that certain of the principals of AVIX (including Leonard Cohen who is an officer and shareholder thereof) were formerly principals of C.U.R.E. The terms of the agreement with AVIX are substantially similar to the agreements with C.U.R.E. and C.U.R.E. C/A Ltd. except that the territory in the AVIX Agreement does not include Thailand, Malaysia and Singapore but does include Macao. The Approval has not been obtained to date.

         On December 28, 1995, the Company entered into a separate agreement with AVIX and Beijing Unistone Pharmaceutical Co., Ltd. ("Unistone"), a company organized under the laws of the People's Republic of China, with headquarters in Beijing, China (the "Unistone-AVIX Agreement"). In connection with the Unistone-AVIX Agreement, the Company and AVIX agreed to utilize the services of Unistone for the purposes of securing approval to test RETICULOSE in China, with the intent of gaining Approval for China. Under the Unistone-AVIX Agreement, during a period of three years commencing on the date of Approval for China, Unistone shall be the exclusive distributor and have a limited trademark license for RETICULOSE in China. Unistone is obligated to purchase not more than 100,000 doses of 0.5 ml each in bulk form or 20,000 ampules of 0.5 ml doses for purposes of seeking Approval for China, at least 1,000,000 doses by the first anniversary of Approval for China, at least 3,000,000 doses during the next 12-month period, and at least 10,000,000 doses during each subsequent 12-month period, all at a purchase price of U.S. $1.00 per 0.5 ml dose shipped in bulk, or U.S. $1.26 per dose if ordered in prepackaged, four-dose 2 ml ampules. This purchase price is to be reduced by an aggregate of $100,000 on account of a fee to Unistone for trials and testing of RETICULOSE for Approval for China. If these annual minimum purchase requirements are satisfied, the period of the agreement is automatically extended through the eighth anniversary of the date of Approval. There are no minimum purchase requirements to be met by AVIX under the AVIX-Unistone Agreement. In addition, AVIX is obligated to pay Unistone $50,000 for its services in seeking Approval for China. As of December 31, 1997, the Company had given Unistone, for testing purposes, 1,600 ampules of RETICULOSE without charge. Unistone has not fulfilled its obligation under the agreement to obtain Approval before April 1996. The Company has not terminated the AVIX-Unistone Agreement because the Company has not identified another source it believes will be more successful in obtaining Approval.

         Under a separate agreement between the Company and AVIX, AVIX shall receive a royalty equal to 12.5% of the total sales of RETICULOSE in China, Japan, Taiwan, Hong Kong and Macao so long as the Company owns any right to RETICULOSE. AVIX also is entitled to certain payments by the Company in the event that the Company sells manufacturing rights for RETICULOSE.

         In July, 1996, the AVIX Far East Agreement was amended to grant AVIX the additional country of Macao and reflect AVIX's waiver of its rights with respect to the countries of Singapore, Thailand and Malaysia, as well as AVIX's penalty rights under the AVIX Far East Agreement that would have vested in the event that the Company could not produce sufficient quantities of RETICULOSE within certain periods of time. The penalty rights were waived, in part, because AVIX has not yet generated a sufficient demand for RETICULOSE within its distribution territory.

         The period of time during which AVIX must obtain Approval for any of the countries in its territory under the AVIX Far East Agreement was extended to June 1, 1997, subject to AVIX continuing to pay $8,000 per month to the Company. The Company has not received the $8,000 monthly payment since November, 1996; the Company has received a total of $40,000 in payments from AVIX. Pursuant to recent discussions with AVIX regarding the AVIX Far East Agreement, the Company and AVIX have agreed that, in lieu of the $8,000 monthly payment discussed above, AVIX will fund studies assessing the efficacy of RETICULOSE that may be performed in Mexico. If AVIX is complying with the AVIX Far East Agreement, including certain annual minimum purchase requirements after Approval is obtained (see below) of which there can be no assurance, the term is automatically extended for five additional five year terms. The agreements with AVIX further provide that the results of all studies, research data, documentation and research publications regarding RETICULOSE in which AVIX has an interest are owned by the Company.

         The separate agreement for Mexico requires Approval within one year and has minimum annual purchase requirement commencing at 20,000 milliliters. The Company has extended the period for AVIX to secure Approval from Mexico because management of the Company believes that AVIX has been diligently seeking Approval from the Ministry of Health of Mexico.

         AVIX shall be required, pursuant to the AVIX Far East Agreement, to purchase RETICULOSE for $500,000 upon obtaining Approval and after one year after Approval for China, AVIX is required to purchase RETICULOSE for an additional $500,000 at $12 per 2 ml ampule.

         Agreement with Commonwealth. Under an Exclusive Distribution Agreement, dated October 24, 1994, as supplemented on November 2, 1995 (collectively, the "Commonwealth Agreement") with Commonwealth, the Company has granted to Commonwealth Pharmaceuticals ("Commonwealth"), subject to certain conditions precedent, the exclusive right to market and sell the Company's pharmaceutical drug RETICULOSE within the territories of the Channel Islands, The Isle of Man, the British West Indies, Jamaica, Haiti, Bermuda and Belize (collectively, the "Commonwealth Territories"), and the right (not exclusive) to import, warehouse, market, sell and distribute RETICULOSE within the territory of Saudi Arabia. The term of the Commonwealth Agreement as to the Commonwealth Territories is for successive three year periods (each extension period being with the prior mutual consent of the parties) from the date Commonwealth obtains Approval for any one of the Commonwealth Territories. The Approval has not been obtained to date.

         Pursuant to the Commonwealth Agreement, Commonwealth purchased from the Company 1,500 ampules of RETICULOSE at a purchase price of $12.00 per ampule (2 milliliters per ampules) and delivered to the Company $5,000 as a signing payment (for a total payment of $23,000). Commonwealth has advised the Company that to date it has sold approximately $1,200 worth of RETICULOSE in the Commonwealth Territories. Further, pursuant to the Commonwealth Agreement, in the event Approval for any of the Commonwealth Territories is obtained, Commonwealth is obligated to purchase from the Company (i) $225,000 worth of RETICULOSE within one year from the date of Approval for any of the Commonwealth Territories; (ii) $642,000 worth of RETICULOSE during the second year from the date of Approval for any of the Commonwealth Territories; and (iii) $1,026,000 worth of RETICULOSE during the third year from the date of Approval for any of the Commonwealth Territories. Commonwealth also is obligated to purchase from the Company $225,000 worth, $822,000 worth and $1,914,000 worth of RETICULOSE, respectively, during the first three years from the date of Approval. In addition, pursuant to the Commonwealth Agreement, the Company has granted to Commonwealth the right to acquire 3,000,000 shares of the Common Stock at a purchase price of $.25 per share at any time and from time to time for a period of one year from the date that certain tests are conducted and a paper is published with respect to such test of RETICULOSE. The Company has been informed by Commonwealth that certain of the affiliates of Commonwealth were formally affiliated with Plata.

         Agreement with Dormer Laboratories Inc. On November 9, 1993, the Company entered into an agreement by which it granted to Dormer Laboratories Inc., a Canadian corporation ("Dormer"), the exclusive rights to import, warehouse, market, sell and distribute RETICULOSE within Canada for a period of five years from the grant of import approval for Canada, provided that Dormer meets certain RETICULOSE purchase minimums. Because Approval for Canada was not obtained by November 9, 1995, the Company had the right to terminate this agreement on 90 days prior written notice to Dormer. Upon notice by the Company, the agreement was terminated in August 1998.

                                   MANAGEMENT

Executive Officers and Directors

         The executive officers and directors of the Company, and further information concerning them, are as follows:


           Name             Age   Position
           ----             ---   --------
Shalom Z. Hirschman, M.D.   63    President and Chief Executive Officer, Chief
                                  Scientific Officer
William Bregman             77    Vice President, Secretary, Treasurer, Director

Bernard Friedland           73    Chairman of the Board of Directors

Louis J. Silver             70    Director


         Shalom Z. Hirschman, M.D., President, Chief Executive Officer, Chief Scientific Officer and a director of the Company since October 1996, was Director of the Division of Infectious Diseases and Professor of Medicine at Mount Sinai School of Medicine, New York, New York, from May 1969 until October 1996.

         William Bregman, director of the Company since July 1985 and Secretary-Treasurer of the Company since September 1985, was Vice President of the Company from September 1985 until May 1987 and Vice President and Secretary of LTD from August 1984 until July 1989, and has been a director of LTD since August 1984.

         Bernard Friedland, Chairman of the Board of the Company since May 1987, director of the Company since July 1985 and President and Chief Executive Officer of the Company from September 1985 until October 1996, was employed by Key, Inc. for 29 years, until March 1, 1986, in the Research and Development and Quality Assurance Departments in Pharmaceuticals, Pharmacology, and Canceantimetabolites. Has also has been President, Treasurer and a director of LTD since August 1984.

         Louis J. Silver, director of the Company since May 1992, has been self-employed as a free-lance bookkeeper and auditor since 1985. Mr. Silver previously served as a member of the Board of Directors of the Company during the periods from May 1987 to July 1987.

         Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and have qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been elected and have qualified.

Director Compensation

         The arrangement for director compensation is $150 for each meeting of the Board of Directors of the Company attended, which has not in fact been paid within at least the last three years.

Executive Officer Compensation

         Other than as set forth below, no officer or director employed by the Company received salary and bonus exceeding in the aggregate $100,000 in the fiscal year 1997, 1996 or 1995. The following Summary Compensation Table sets forth the information concerning compensation for services in all capacities awarded to, earned by or paid to Shalom Z. Hirschman, President and Chief Executive Officer, and Bernard Friedland, President during such period. No other person employed by the Company earned in excess of $100,000 during the fiscal years ended December 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long Term
                                               Annual Compensation                             Compensation Awards
                           ------------------------------------------------------        -------------------------------
                                                                                          Securities
Name and                                                           Other Annual           Underlying          All Other
Principal Position         Year        Salary         Bonus      Compensation(1)         Options/SARs       Compensation
------------------         ----        ------         -----      ----------------        -------------      ------------
Shalom Z.                1997      $325,000        $43,000     $14,604(3)             0                   $3,956(4)
Hirschman, M.D.,
President and Chief
Executive Officer
of the Company since     1996      $68,750(2)      $0          $4,825                 15,000,000          $4,316
October 14, 1996 and
consultant to the
Company from May 24,     1995      --              --          --                     --                  --
1995 through October
13, 1996.

Bernard Friedland,       1997      --              --          --                     --                  --
President and Chief
Executive Officer of     1996      $35,000         --          $6,500                 --                  --
the Company
through October 13,
1996.                    1995      $35,000         --          $6,500                 --                  --

----------------
(1) Other Annual Compensation represents medical insurance premiums paid by the Company for executive officers, except as stated in note (3) below.
(2) Under the Employment Agreement described under "- Employment Contracts, Termination of Employment and Change-in- Control Arrangements," Dr. Hirschman's annual salary as President and Chief Executive Officer (among other titles) is $325,000.
(3) Other Annual Compensation for Dr. Hirschman includes $7,404 for medical insurance premiums paid by the Company for him, and $7,200 aggregate incremental cost to the Company of Dr. Hirschman's automobile lease, gas, oil, repairs and maintenance.
(4) The dollar value of insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of Dr. Hirschman.

         No stock options were granted during 1997 to the executive officers of the Company. Other than the 16,100,000 shares of Common Stock underlying Dr. Hirschman's options, all of which options are currently exercisable, the Company currently has outstanding (i) three 1997 Warrants which each entitle the holder to purchase 178,378 shares of Common Stock at exercise prices of $.288, $.576 and $.864 per warrant share, respectively, (ii) three 1997 Warrants which each entitle the holder to purchase 600,000 shares of Common Stock,$.20, $.23 and $.27 per warrant share, respectively, (iii) two Debenture Warrants which entitle the holder to purchase 375,000 and 375,000 shares of Common Stock at exercise prices of $.20 and $.24 per warrant share, respectively, (iv) four Purchase Warrants which entitle the holder to purchase 983,394, 983,394, 200,000 and 200,000 shares of Common Stock at exercise prices of $.2040, $.2448, $.2040, and $.2448 per warrant share, respectively, and (iv) options to acquire 14,365,415 shares of the Common Stock, none of which are beneficially owned by directors, officers or employees of the Company.

         The following table sets forth certain summary information concerning exercised and unexercised options to purchase the Company's Common Stock as of December 31, 1997 held by the executive officers named in the "Summary Compensation Table." None of these executives exercised any options during the year ended December 31, 1997.

                         AGGREGATED OPTION EXERCISES IN
                    1997 AND DECEMBER 31, 1997 OPTION VALUES


                                                                Number of Securities
                                                                     Underlying            Value of Unexercised In-
                                  Shares                        Unexercised Options          the-Money Options at
                               Acquired on       Value           at Fiscal Year-End            Fiscal Year-End
            Name               Exercise (#)   Realized(1)    Exercisable/Unexercisable    Exercisable/Unexercisable
            ----               ------------   -----------    -------------------------    -------------------------
Shalom Z. Hirschman, MD              0             $0              16,100,000 / 0          $20,500 / $20,500(2)(3)

--------------
(1) The difference between the average of the high and low bid prices per share of the Common Stock as reported by the Bulletin Board on the date of exercise, and the exercise or base price.
(2) The difference between the average of the high and low bid prices per share of the Common Stock as reported by the Bulletin Board on December 31, 1997, $.185, and the exercise or base price.
(3) As of December 31, 1997, Dr. Hirschman held options to purchase 4,100,000 shares of Common Stock at $.18 per share, 4,000,000; shares of Common Stock at $.19 per share; 4,000,000 shares of Common Stock at $.27 per share; and 4,000,000 shares of Common Stock at $.36 per share, all of which are currently exercisable.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

         Pursuant to an Amended and Restated Employment Agreement dated as of July 8, 1998 between the Company and Shalom Z. Hirschman, M.D. (the "Employment Agreement"), the Company employs Dr. Hirschman, on a full business time basis as its President, Chief Executive Officer, Chief Scientific Officer and Chairman of its Scientific Advisory Board, with duties including supervising day-to-day operations of the Company, including management of scientific, medical, financial, regulatory and corporate matters, establishing appropriate laboratory, executive and other facilities for the Company, and raising additional capital for the Company. The Employment Agreement includes an agreement by the Company that Dr. Hirschman will be nominated as a

Director of the Company for the duration of Dr. Hirschman's employment by the Company under the Employment Agreement, and voting agreements by Bernard Friedland, William Bregman and Dr. Hirschman. See "Principal Shareholders."

         Pursuant to the Employment Agreement, the term of Dr. Hirschman's employment continues until December 31, 2000 and will continue for one year periods thereafter unless either the Company or Dr. Hirschman gives the other notice at least two years in advance that such one year automatic extension shall be vitiated. In the event the Employment Agreement is terminated by the Company "for cause" (as defined therein), all unvested stock options, benefits under stock bonus plans and stock appreciation rights ("SARs") (collectively, "Stock Rights") granted to Dr. Hirchman may be canceled by the Company. In the event the Employment Agreement is terminated by Dr. Hirschman "for cause" (as defined therein), the Company is required to pay to Dr. Hirshman his annual salary and employee benefits through the remainder of the then current term.

         Dr. Hirschman's compensation under the Employment Agreement is an annual salary of $325,000, payable in equal biweekly installments. The Employment Agreement also entitles Dr. Hirschman to (a) a major medical insurance policy, disability policy and dental policy insurance to Dr. Hirschman and his dependents that is reasonably acceptable to the parties, and (b) a term life insurance policy at least in the amount of $1,000,000, with a beneficiary to be designated by Dr. Hirschman. The Employment Agreement further provides that the Company shall (a) take such action as may be necessary to permit Dr. Hirschman to be entitled to participate in stock option, stock bonus or similar plans (including plans for SARs) as are established by the Company, (b) lease or purchase for Dr. Hirschman, at his discretion, an automobile selected and to be used by him, having a list price not in excess of $40,000, and pay for all gas, oil, repairs and maintenance, as well as the lease or purchase payments, as applicable, in connection with the automobile, (c) reimburse Dr. Hirschman for all of his proven expenses incurred in and about the course of his employment that are deductible under the current tax law, including, among other expenses, his license fees, membership dues in professional organizations, subscriptions to professional journals, necessary travel, hotel and entertainment expenses incurred in connection with overnight, out-of-town trips that contribute to the benefit of the Company in the reasonable determination of Dr. Hirschman, and all other expenses that may be pre-approved by the Board of Directors of the Company, and (d) provide not less than four weeks paid vacation annually and such paid sick or other leave as the Company provides to all of its employees. The Employment Agreement also provides for the payment of $100,000 to Dr. Hirshman on the date an IND number is obtained by the Company from the FDA so that RETICULOSE may be tested on humans, so long as such IND number is obtained while Dr. Hirshman is employed by the Company.

         The Employment Agreement further provides that Dr. Hirschman is not authorized, without the express written consent of the Board of Directors and other than in the ordinary course of business, to pledge the credit of the Company or any of its other employees, to bind the Company, to release or discharge any debt due the Company unless the Company has received payment in full, or to dispose (as collateral or otherwise) of all or substantially all of the Company's assets.

         Dr. Hirschman has agreed that he will assign to the Company all patents developed by Dr. Hirschman or resulting from his knowledge acquired while performing his duties under the Employment Agreement, and that, if his employment under the Employment Agreement is terminated by the Company "for cause" or by Dr. Hirschman otherwise than "for cause," as specified in that agreement, he will not, directly or indirectly, compete with the Company for three years after termination or solicit the Company's employees to leave the service of the Company for one year after termination.

         Pursuant to the execution of the Employment Agreement, the Company ratified a $100,000 bonus payment made to Dr. Hirschman in February 1998 and the February 1998 grant to Dr. Hirshman of options to acquire 23,000,000 shares of Common Stock exercisable at any time and from time to time through February 2008 at $.27 per share commencing upon (i) the day an IND number is obtained from and approved by the FDA so that human research may be conducted using RETICULOSE;
(ii) the occurrence of a Change in Control (as defined therein); or (iii) the execution of an agreement relating to co-marketing pursuant to which one or more third parties commit to make payments to the Company of at least $15 million through February 2008.


                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as at January 11, 1999, certain information regarding the beneficial ownership of the Common Stock by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities; (ii) each of the Company's directors; and (iii) all directors and officers of the Company as a group:


                                                        Shares of Common Stock
Name and Address of Beneficial Owner                    Beneficially Owned (1)                     Percent Owned
------------------------------------                    ----------------------                     -------------
Shalom Z. Hirschman, M.D.                                     16,100,000                (2)(3)          5.08%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, FL 33009

Bernard Friedland                                             39,361,730                (3)(4)         13.08%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.
Hallandale, FL 33009

William Bregman                                               35,708,403                (3)(5)         11.86%
c/o Advanced Viral Research Corp.
1250 East Hallandale Beach Blvd.

Hallandale, FL 33009
Louis J. Silver                                               501,000                                  0.17%
5110 S.W. 127th Place
Miami, FL 33175

All officers & directors (4 persons)                          91,671,133                (2)(3)         28.91%

RBB Bank                                                      42,416,667                 (6)           12.35%


----------------------
(1) The persons named in this table have sole voting power with respect to all shares shown as beneficially owned by them, except as indicated in other footnotes to this table. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after January 11, 1999, are deemed outstanding. According to American Stock Transfer & Trust Company, the transfer agent for the Common Stock, 301,340,183 shares of the Common Stock were outstanding as of the close of business on January 11, 1999.
(2) Includes shares which may be acquired pursuant to options to purchase Common Stock held by Dr. Hirschman exercisable within 60 days after January 11, 1999.
(3) The Employment Agreement provides that Messrs. Friedland and Bregman, during the term of Dr. Hirschman's employment under that agreement, shall vote all shares of the Common Stock owned or voted by them in favor of Dr. Hirschman as a director of the Company. That agreement, however, does not restrict or otherwise limit their right to sell their shares to third parties without restriction. The Employment Agreement also provides that Dr. Hirschman, during that term, shall take no action which shall preclude Messrs. Friedland and Bregman from being nominees as directors of the Company and that Dr. Hirschman shall vote all shares of the Common Stock owned or voted by him in favor of Messrs. Friedland and Bregman as directors of the Company. See "- Employment Contracts, Termination of Employment and Change-in-Control Arrangements."
(4) Includes (i) 1,000,000 shares of the Common Stock owned by Mr. Friedland and Beth Friedland, his daughter, as joint tenants, (ii) 20,000,000 shares owned by Mr. Friedland and Shirley Friedland, his spouse, as joint tenants,
     (iii) 15,000 shares(as to which Mr. Friedland disclaims beneficial ownership) owned by Shirley Friedland, and (iv) 600,000 shares owned the B&SD Friedland Foundation, a not-for-profit foundation controlled by Mr. Friedland.
(5) Includes (i) 22,823,125 shares held in a trust for which Mr. Bregman is the sole trustee and sole beneficiary; (ii) 76,000 shares owned by Janet Berlin, his daughter,(iii) 70,000 shares owned by Forest Berlin, his grandson,(iv) 70,000 shares owned by Jessica Berlin, his granddaughter, and
     (v) 70,000 shares owned by Carol Berlin, his daughter.
(6) Includes 42,416,667 shares issuable upon the conversion of the Debenture (which amount may fluctuate depending upon, among other things, the future market price of the Common Stock) and 750,000 shares of Common Stock which may be acquired pursuant to the Debenture Warrants which are exercisable within 60 days after January 11, 1999.




                      [This Space Intentionally Left Blank]

                              SELLING SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of January 11, 1999 by each of the Selling Shareholders assuming the full conversion of the Debenture and an Average Closing Price of $.05 per share, based on application of the formula for computing the Applicable Conversion Price as provided in the Debenture (see "Recent Developments"), and the full exercise of the Debenture Warrants and the Purchase Warrants. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to the shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Based on the average of the closing bid and ask prices of the Common Stock on January 11, 1999, as reported on the OTC Electronic Bulletin Board ($.1925) and an Applicable Conversion Price of $.1386, full conversion of the Debenture would yield 10,822,511 shares of Common
Stock.

     The information included below is based upon information provided by the Selling Shareholders. Because the Selling Shareholders may offer all, some or none of their Shares, no definitive estimate as to the number of Shares that will be held by the Selling Shareholders after such offering can be provided and the following table has been prepared on the assumption that all Shares offered under this Prospectus will be sold.


                                  Position with or      Shares Owned                                    Shares Owned
                                  Relationship to    Before Offering(1)(2)         Shares Being       After Offering(3)
Selling Shareholder               the Company              Number         %      Sold in Offering(2)        Number         %
-------------------               -----------              ------        ---     -------------------        ------       ----
Joe Feshbach                 (4a)  Investor                 857,843       *                857,843               0         0%
Harborview Group, Inc.       (4b)  Investor               3,831,372      1.11%             3,831,372             0         0%
Russell Kuhn                 (4c)  Investor                 566,880       *                428,880         158,000         *
RBB Bank A.G.                (5)   Investor              42,416,667     12.25%          42,416,667               0         0%
Victor Sherman               (4d)  Investor                 528,880       *                428,880         100,000         *
Jennifer Brandenburg Smith   (4e)  Investor                 171,569       *                171,569               0         0%
Jo Sherrin Smith             (4f)  Investor                 171,569       *                171,569               0         0%
Robert Franklin Smith, Sr.   (4g)  Investor                 171,569       *                171,569               0         0%
Shelly Marion Smith          (4h)  Investor                 271,969       *                171,569          100,00         *
Myron Weiner                 (4i)  Investor                 438,880       *                428,880          10,000         *
John Zimmerman               (4j)  Investor                 641,151       *                536,151         105,000         *
Matt Zimmerman               (4k)  Investor                 105,782       *                 85,782          20,000         *

Selling Shareholders Total                                  493,000    14.50%           49,700,731         493,000       .14%
Shares                                                      =======     ====            ==========         =======       ====

TOTAL SHARES OUTSTANDING (6)                   346,123,638

--------------------------
 *   Less than 1%
(1) As required by regulations of the Commission, the number of shares shown as beneficially owned include shares which can be purchased within 60 days after January 11, 1999. The actual number of shares of Common Stock beneficially owned is subject to adjustment and could be materially more or less than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, the market price of the Common Stock.
(2) Assumes the full conversion of the Debenture (based on an Average Closing Price of $.05 per share and a corresponding Applicable Conversion Price of $.036 per share) and the full exercise of the Debenture Warrants and the Purchase Warrants. Based on the average of the closing bid and ask prices of the Common Stock on January 11, 1999, as reported on the OTC

     Electronic Bulletin Board ($.1925) and an Applicable Conversion Price of $.1386, full conversion of the Debenture would yield 10,822,511 shares of Common Stock.
(3) Assumes that all of the Shares are sold by the Selling Shareholders and no additional shares of Common Stock are acquired.
(4) Includes the following number of shares of Common Stock underlying the Purchase Warrants: (a) 245,098 shares; (b) 980,392 shares; (c) 122,508 shares; (d) 122,508 shares; (e) 49,020 shares; (f) 49,020 shares; (g)
     49,020 shares; (h) 49,020 shares; (i) 122,508 shares; (j) 153,186 shares;
     and (k) 24,508 shares.
(5) Represents 41,666,667 shares of Common Stock issued or issuable upon the full conversion of the Debentures (which amount may fluctuate depending on the future market price of the Company's Common Stock) and 750,000 shares underlying the Debenture Warrants..
(6) Includes (i) 41,666,667 shares issuable upon full conversion of the Debenture, which amount may fluctuate depending upon, among other things, the future market price of the Company's Common Stock and (ii) 3,116,788 shares of Common Stock issuable upon exercise of the 1998 Warrants. Excludes 32,800,549 shares issuable upon the exercise of certain stock options and warrants..


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For the past three fiscal years, there were no material transactions between the Company and any of its officers or directors which involved $60,000 or more.


                            DESCRIPTION OF SECURITIES

Common Stock

         The authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock, par value $.00001 per Share. The holders of Common Stock
(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;
(ii) entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription, or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one noncumulative vote per share on all matters which shareholders may vote on at all meetings of shareholders. All shares of Common Stock now outstanding are fully paid for and non-assessable.


                              PLAN OF DISTRIBUTION

         The Shares acquired or to be acquired (i) upon the conversion of the Debenture, (ii) upon exercise of the Debenture Warrants, (iii) in connection with the Purchase Agreement and (iv) upon the exercise of the Purchase Warrants, may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors-in-interest, subject to a current and effective prospectus. The Shares may be sold directly to purchasers or through underwriters, brokers, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom they may act as agent. The Selling Shareholders and any such underwriters, brokers, dealers or agents who participate in the distribution of the Shares may be deemed to be "underwriters", and any profits on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Shares offered hereby may be sold from time to time in one or more transactions (which may involve block transactions) in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. The Shares may be sold by one or more of the following methods, without limitation: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (iv) an exchange distribution in accordance with the rules of such exchange; (v) face-to-face transactions between sellers and purchasers without a broker-dealer; (vi) through the writing of options; (vii) to underwriters who will acquire the Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time); and (viii) other.

         The Selling Shareholders may also pledge the Shares registered hereunder to a broker-dealer and upon default under such pledge the broker-dealer may effect sales of the Shares pledged pursuant to this Prospectus. In addition, the Shares covered by this Prospectus may be sold in private transactions or under Rule 144, rather than pursuant to this Prospectus.

         There is no assurance that any Selling Shareholder will sell any or all of the Shares offered by it hereunder or that any such Selling Shareholder will not transfer, devise or gift such Shares by other means not described herein. Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transaction may receive brokerage or agent's commissions or fees.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers.

         The Company has agreed to bear all expenses of registration of the Shares other than legal fees and expenses, if any, of counsel or other advisors of the Selling Shareholders. Any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of the Shares will be borne by the Selling Shareholders selling such Shares.


                                  LEGAL MATTERS

         The validity of the Shares offered in this Prospectus will be passed upon for the Company by Berman Wolfe & Rennert, P.A., NationsBank Tower, 35th Floor, 100 Southeast Second Street, Miami, Florida 33131.

                                     EXPERTS

         The Consolidated Financial Statements of the Company included in this Prospectus and in the Registration Statement except as they pertain to periods unaudited, have been audited by Rachlin Cohen & Holtz, independent certified public accountants, for the periods indicated in their report appearing elsewhere herein, and are included herein in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

                                GLOSSARY OF TERMS

         The following is a glossary of some of the scientific terms used in this Prospectus. Except as otherwise noted, the information contained in the glossary has been obtained from Stedman's Medical Dictionary Illustrated (The Williams & Wilkins Company, Baltimore, 22nd Edition, c. 1972).

AIDS: Acquired Immune Deficiency Syndrome, a disease of no known etiology in which the body's immunological system is destroyed. (Source: Webster's II New Riverside Dictionary)

Amino acid: An organic acid in which one of the CH hydrogen atoms has been replaced by NH2.

Ampule: A hermetically sealed container, usually made of glass, containing a sterile medicinal solution, or powder to be made up in solution, to be used for subcutaneous, intramuscular or intravenous injection.

Antibody:                Any body or substance, soluble or cellular, which is
                         evoked by the stimulus provided by the introduction of antigen and which reacts specifically with antigen in some demonstrable way.

Antigen: Any of various sorts of material that, as a result of coming in contact with appropriate tissues of an animal body, after a latent period, usually of from eight to 14 days, induces a state of sensitivity and/or resistance to infection or toxic substances, and which will react in a demonstrable way either with tissues or with serum from the sensitized subject.

Anti-viral agent: An active force or substance capable of weakening or abolishing the action of a virus.

Carboxyl:                The characteristic chemical group of certain organic
                         acids.

Cell: A minute structure, the living, active basis of all plant and animal organization, composed of a mass of protoplasm, enclosed in a delicate membrane and containing a nucleus.

HIV:                     Human Immunodeficiency Virus.

HPV:                     Human Papilloma Virus (genital warts).

Immune system            Substance or substances which stimulate the human
 modulator:              body's immune system to more actively counter the
                         effects of viral infection and viral invasion.

Interferon:              Substances produced in cell cultures or host tissues in
                         response to infection with active or inactivated virus, capable of inducing a state of resistance to superinfection with related or unrelated virus.

Intramuscular:           Within the substance of a muscle.

Kaposi's Sarcoma:        A multiple, bleeding tumor denoting a disease of
                         unknown cause, involving primitive tissue in the formation of blood or lymphatic vessels.

Lipoprotein:             Complexes or compounds containing lipid and protein.

Lymphocyte:              A type of white blood cell found in the fluid collected
                         from tissues throughout the body.

Neoplasm:                An abnormal tissue that grows by cellular proliferation
                         more rapidly than normal and continues to grow after the stimuli that initiated the new growth cease, e.g., a tumor.

Nucleic acids:           Ribonucleic acid (RNA) or deoxyribonucleic (DNA)
                         protein molecules which determine genetic memory of cells. These molecules are essential to life.

Papilloma Virus:         A circumscribed benign epithelial (nipple, or the thin
                         skin covering the nipple) tumor projecting from the surrounding surface; more precisely, a benign epithelial neoplasm consisting of villous or arborescent outgrowths of fibrovascular strands covered by neoplastic cells.

Peptide: A compound of two or more amino acids in which the carboxyl group of one is united with the amino group of the other, with the elimination of a molecule of water, thus forming a peptide bond.

Peptone: Intermediate polypeptide products generally water soluble, diffusable and not coagulable by heat.

RETICULOSE:              An anti-viral peptide-nucleic acid complex preparation,
                         developed by Vincent M. LaPenta, M.D. specifically to stimulate the reticulo-endothelial system. (Sources: E.
                         Podolsky, M.D., "The Reticulo-Endothelial System and
                         Its Activation by Non-Specific Protein Therapy," The
                         Journal of Medicine, October 1938; Physicians' Desk
                         Reference to Pharmaceutical Specialists and Biologicals
                         (Medical Economics, Inc., Oradell, N.J. c 1961))

Subcutaneous:            Beneath the skin; hypodermic.

Virus: A group of microbes which with few exceptions are capable of passing through fine fibers that retain bacteria and are incapable of growth or reproduction apart from living cells.

Virus replication:       The duplication of a virus by itself within the body
                         cell by breaking down the RNA or DNA of the host cell and using it to make a replicate of itself, while killing the host cell.

                          INDEX TO FINANCIAL STATEMENTS

Financial Information Year Ended December 31, 1996
     Report of Independent Certified Public Accountants........................................F-2
     Consolidated Balance Sheet, December 31, 1996.............................................F-3
     Consolidated Statements of Operations for the Years Ended December 31, 1996
         and 1995 and from Inception (February 20, 1984) to December 31, 1996..................F-4
     Consolidated Statements of Stockholders' Equity from Inception
         (February 20, 1984) to December 31, 1996..............................................F-5
     Consolidated Statements of Cash Flows for the Years Ended December 31,
         1996 and 1995 and from Inception (February 20, 1984) to December 31, 1996.............F-8
     Notes to Consolidated Financial Statements................................................F-9

Financial Information Year Ended December 31, 1997
     Report of Independent Certified Public Accountants........................................F-20
     Consolidated Balance Sheet, December 31, 1997.............................................F-21
     Consolidated Statements of Operations for the Years Ended December 31, 1997
         and 1996 and from Inception (February 20, 1984) to December 31, 1997..................F-22
     Consolidated Statements of Stockholders' Equity from Inception
         (February 20, 1984) to December 31, 1997..............................................F-23
     Consolidated Statements of Cash Flows for the Years Ended December 31,
         1997 and 1996 and from Inception (February 20, 1984) to December 31, 1997.............F-29
     Notes to Consolidated Financial Statements................................................F-30

Financial information (unaudited) Nine Months Ended September 30, 1998
     Consolidated Condensed Balance Sheet, September 30, 1998..................................F-45
     Consolidated Condensed Statements of Operations for the Nine Months Ended
         September 30, 1998 and 1997 and from Inception (February 20, 1984)
         to September 30, 1998.................................................................F-46
     Consolidated Condensed Statements of Stockholders' Equity from Inception
         (February 20, 1984) to September 30, 1998.............................................F-47
     Consolidated Condensed Statements of Cash Flows for the Nine Months Ended
         September 30, 1998 and 1997 and from Inception (February 20, 1984)
         to September 30, 1998.................................................................F-54
     Notes to Consolidated Financial Statements................................................F-55

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

To the Stockholders and Directors
Advanced Viral Research Corp.
  (A Development Stage Company)
Hallandale, Florida

     We have audited the accompanying consolidated balance sheet of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1996 and for the period from inception (February 20, 1984) to December 31, 1996. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and for the period from inception (February 20, 1984) to December 31, 1996 in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                              RACHLIN COHEN & HOLTZ

Miami, Florida
January 28, 1997

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1996

                                 ASSETS
Current Assets:
  Cash and cash equivalents.................................  $    61,396
  Investments...............................................    1,378,841
  Inventory.................................................       19,729
  Other current assets......................................       16,081
                                                              -----------
          Total current assets..............................    1,476,047
Property and Equipment......................................      207,209
Other Assets................................................       33,544
                                                              -----------
          Total assets......................................  $ 1,716,800
                                                              ===========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities..................  $    46,674
  Customer deposits.........................................        7,800
                                                              -----------
          Total current liabilities.........................       54,474
                                                              -----------
Commitments and Contingencies...............................           --
Stockholders' Equity:
  Common stock; 1,000,000,000 shares of $.00001 par value
     authorized, 267,031,058 shares issued and
     outstanding............................................        2,671
  Additional paid-in capital................................    7,003,351
  Subscription receivable...................................      (19,000)
  Deficit accumulated during the development stage..........   (4,851,537)
  Deferred compensation cost................................     (473,159)
                                                              -----------
          Total stockholders' equity........................    1,662,326
                                                              -----------
          Total liabilities and stockholders' equity........  $ 1,716,800
                                                              ===========

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        INCEPTION
                                                                                      (FEBRUARY 20,
                                                          YEAR ENDED DECEMBER 31,       1984) TO
                                                        ---------------------------   DECEMBER 31,
                                                            1996           1995           1996
                                                        ------------   ------------   -------------
Revenues:
  Sales...............................................  $     24,111   $     27,328    $   192,041
  Interest............................................        46,796         16,155        345,409
  Other income........................................        32,000         25,000        112,000
                                                        ------------   ------------    -----------
                                                             102,907         68,483        649,450
                                                        ------------   ------------    -----------
Costs and Expenses:
  Research and development............................       255,660         34,931      1,106,408
  General and administrative..........................       695,915        420,757      3,926,133
  Depreciation and amortization.......................       306,072         14,679        466,236
  Interest............................................            --             --          2,210
                                                        ------------   ------------    -----------
                                                           1,257,647        470,367      5,500,987
                                                        ------------   ------------    -----------
Net Loss..............................................  $ (1,154,740)  $   (401,884)   $(4,851,537)
                                                        ============   ============    ===========
Net Loss Per Common Share.............................  $       (.00)  $       (.00)
                                                        ------------   ------------
Weighted Average Number of Common Shares
  Outstanding.........................................   257,645,815    248,022,608
                                                        ============   ============

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1996

                                              COMMON STOCK                                 DEFICIT
                                          ---------------------                          ACCUMULATED
                                          AMOUNT                            ADDITIONAL   DURING THE
                                           PER                               PAID-IN     DEVELOPMENT
                                          SHARE       SHARES      AMOUNT     CAPITAL        STAGE
                                          ------   ------------   -------   ----------   -----------
Balance, inception (February 20, 1984)
  as previously reported................  $                  --   $ 1,000   $       --   $    (1,000)
Adjustment for pooling of interests.....                     --    (1,000)       1,000            --
                                                   ------------   -------   ----------   -----------
Balance, inception, as restated.........                     --        --        1,000        (1,000)
  Net loss, period ended December 31,
     1984...............................                     --        --           --       (17,809)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1984..............                     --        --        1,000       (18,809)
  Issuance of common stock for cash.....     .00    113,846,154     1,138          170            --
  Net loss, year ended December 31,
     1985...............................                     --        --           --       (25,459)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1985..............            113,846,154     1,138        1,170       (44,268)
  Issuance of common stock -- public
     offering...........................     .01     40,000,000       400      399,600            --
  Issuance of underwriter's warrants....                     --        --          100            --
  Expenses of public offering...........                     --        --     (117,923)           --
  Issuance of common stock, exercise of
     "A" warrants.......................     .03        819,860         9       24,587            --
  Net loss, year ended December 31,
     1986...............................                     --        --           --      (159,674)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1986..............            154,666,014     1,547      307,534      (203,942)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1986..............            154,666,014     1,547      307,534      (203,942)
  Issuance of common stock, exercise of
     "A" warrants.......................     .03     38,622,618       386    1,158,321            --
  Expenses of stock issuance............                     --        --      (11,357)           --
  Acquisition of subsidiary for cash....                     --        --      (46,000)           --
  Cancellation of debt due to
     stockholders.......................                     --        --       86,565            --
  Net loss, period ended December 31,
     1987...............................                     --        --           --      (258,663)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1987..............            193,288,632     1,933    1,495,063      (462,605)
  Net loss, year ended December 31,
     1988...............................                     --        --           --      (199,690)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1988..............            193,288,632     1,933    1,495,063      (662,295)
  Net loss, year ended December 31,
     1989...............................                     --        --           --      (270,753)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1989..............            193,288,632     1,933    1,495,063      (933,048)
  Issuance of common stock, expiration
     of redemption offer on "B"
     warrants...........................     .05      6,729,850        67      336,475            --
  Issuance of common stock, exercise of
     "B" warrants.......................     .05        268,500         3       13,422            --
  Issuance of common stock, exercise of
     "C" warrants.......................     .08         12,900        --        1,032            --
  Net loss, year ended December 31,
     1990...............................                     --        --           --      (267,867)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1990..............            200,299,882     2,003    1,845,992    (1,200,915)
                                                   ------------   -------   ----------   -----------
  Issuance of common stock, exercise of
     "B" warrants.......................     .05         11,400        --          420            --
  Issuance of common stock, exercise of
     "C" warrants.......................     .08          2,500        --          200            --

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY -- (CONTINUED)

                                              COMMON STOCK                                 DEFICIT
                                          ---------------------                          ACCUMULATED
                                          AMOUNT                            ADDITIONAL   DURING THE
                                           PER                               PAID-IN     DEVELOPMENT
                                          SHARE       SHARES      AMOUNT     CAPITAL        STAGE
                                          ------   ------------   -------   ----------   -----------
  Issuance of common stock, exercise of
     underwriters warrants..............    .012      3,760,000        38       45,083            --
  Net loss, year ended December 31,
     1991...............................                     --        --           --      (249,871)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1991..............            204,073,782     2,041    1,891,695    (1,450,786)
  Issuance of common stock, for
     testing............................   .0405     10,000,000       100      404,900            --
  Issuance of common stock, for
     consulting services................    .055        500,000         5       27,495            --
  Issuance of common stock, exercise of
     "B" warrants.......................     .05      7,458,989        75      372,875            --
  Issuance of common stock, exercise of
     "C" warrants.......................     .08      5,244,220        52      419,487            --
  Expenses of stock issuance............                                        (7,792)
  Net loss, year ended December 31,
     1992...............................                     --        --           --      (839,981)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1992..............            227,276,991     2,273    3,108,660    (2,290,767)
  Issuance of common stock, for
     consulting services................    .055        500,000         5       27,495            --
  Issuance of common stock, for
     consulting services................              3,500,000        35      104,965            --
  Issuance of common stock, for
     testing............................    .035      5,000,000        50      174,950            --
  Net loss, year ended December 31,
     1993...............................                     --        --           --      (563,309)
                                                   ------------   -------   ----------   -----------
Balance, December 31, 1993..............           $236,276,991   $ 2,363   $3,416,070   $(2,854,076)
                                                   ============   =======   ==========   ===========

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1996

                                       COMMON STOCK                                              DEFICIT
                                   --------------------                                        ACCUMULATED
                                   AMOUNT                          ADDITIONAL                  DURING THE      DEFERRED
                                    PER                             PAID-IN     SUBSCRIPTION   DEVELOPMENT   COMPENSATION
                                   SHARE      SHARES      AMOUNT    CAPITAL      RECEIVABLE       STAGE          COST
                                   ------   -----------   ------   ----------   ------------   -----------   ------------
Balance, December 31, 1993.......   $       236,276,991   $2,363   $3,416,070     $     --     $(2,854,076)   $     --
  Issuance of common stock, for
    consulting services..........    .05      4,750,000       47      237,453           --              --           --
  Issuance of common stock,
    exercise of options..........    .08        400,000        4       31,996           --              --           --
  Issuance of common stock,
    exercise of options..........    .10        190,000        2       18,998           --              --           --
  Net loss, year ended December
    31, 1994.....................                    --       --           --           --        (440,837)          --
                                            -----------   ------   ----------     --------     -----------    ---------
Balance, December 31, 1994.......           241,616,991    2,416    3,704,517           --      (3,294,913)          --
  Issuance of common stock,
    exercise of options..........    .05      3,333,333       33      166,633           --              --           --
  Issuance of common stock,
    exercise of options..........    .08      2,092,850       21      167,407           --              --           --
  Issuance of common stock,
    exercise of options..........    .10      2,688,600       27      268,833           --              --           --
  Issuance of common stock, for
    consulting services..........    .11      1,150,000       12      126,488           --              --           --
  Issuance of common stock, for
    consulting services..........    .14        300,000        3       41,997           --              --           --
  Net loss, year ended December
    31, 1995.....................                    --       --           --           --        (401,884)          --
                                            -----------   ------   ----------     --------     -----------    ---------
Balance, December 31, 1995.......           251,181,774    2,512    4,475,875           --      (3,696,797)          --
                                            -----------   ------   ----------     --------     -----------    ---------
  Issuance of common stock,
    exercise of options..........    .05      3,333,334       33      166,634           --              --           --
  Issuance of common stock,
    exercise of options..........    .08      1,158,850       12       92,696           --              --           --
  Issuance of common stock,
    exercise of options..........    .10      7,163,600       72      716,288           --              --           --
  Issuance of common stock,
    exercise of options..........    .11        170,000        2       18,698           --              --           --
  Issuance of common stock,
    exercise of options..........    .12      1,300,000       13      155,987           --              --           --
  Issuance of common stock,
    exercise of options..........    .18      1,400,000       14      251,986           --              --           --
  Issuance of common stock,
    exercise of options..........    .19        500,000        5       94,995           --              --           --
  Issuance of common stock,
    exercise of options..........    .20        473,500        5       94,695           --              --           --
  Issuance of common stock, for
    services rendered............    .50        350,000        3      174,997           --              --           --
  Options granted................                    --       --      760,500           --              --     (473,159)
  Subscription receivable........                    --       --           --      (19,000)             --           --
  Net loss, year ended December
    31, 1996.....................                    --       --           --           --      (1,154,740)          --
                                            -----------   ------   ----------     --------     -----------    ---------
Balance, December 31, 1996.......           267,031,058   $2,671   $7,003,351     $(19,000)    $(4,851,537)   $(473,159)
                                            ===========   ======   ==========     ========     ===========    =========

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                      INCEPTION
                                                                                 (FEBRUARY 20, 1984)
                                                       YEAR ENDED DECEMBER 31,           TO
                                                       -----------------------      DECEMBER 31,
                                                          1996         1995             1996
                                                       -----------   ---------   -------------------
Cash Flows from Operating Activities:
  Net loss...........................................  $(1,154,740)  $(401,884)       $(4,851,537)
                                                       -----------   ---------        -----------
  Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization...................       18,731      14,679            178,895
     Amortization of deferred compensation cost......      287,341          --            287,341
     Issuance of common stock for services...........      175,000     168,500          1,372,000
     Increase in other current assets................       (3,114)     (2,804)           (16,081)
     Increase in inventory...........................       (1,638)    (18,091)           (19,729)
     Increase in other assets........................      (27,085)     (4,659)           (33,544)
     Increase (decrease) in accounts payable and
       accrued liabilities...........................       39,823     (25,594)            52,874
                                                       -----------   ---------        -----------
       Total adjustments.............................      489,058     132,031          1,821,756
                                                       -----------   ---------        -----------
       Net cash used in operating activities.........     (665,682)   (269,853)        (3,029,781)
                                                       -----------   ---------        -----------
Cash Flows from Investing Activities:
  Purchase of investments............................   (1,247,256)   (474,000)        (1,726,256)
  Proceeds from sale of investments..................      347,415          --            347,415
  Repayments on loan receivable -- stockholder.......           --       8,762                 --
  Expenditures for property and equipment............      (11,446)     (5,075)          (384,504)
                                                       -----------   ---------        -----------
     Net cash used in investing activities...........     (911,287)   (470,313)        (1,763,345)
                                                       -----------   ---------        -----------
Cash Flows from Financing Activities:
  Proceeds from sale of securities, net of issuance
     costs...........................................    1,573,135     602,955          4,854,522
                                                       -----------   ---------        -----------
     Net cash provided by financing activities.......    1,573,135     602,955          4,854,522
                                                       -----------   ---------        -----------
Net Increase (Decrease) in Cash and Cash
  Equivalents........................................       (3,834)   (137,211)            61,396
Cash and Cash Equivalents, Beginning.................       65,230     202,441                 --
                                                       -----------   ---------        -----------
Cash and Cash Equivalents, Ending....................  $    61,396   $  65,230        $    61,396
                                                       ===========   =========        ===========
Supplemental Disclosure of Non-Cash Financing
  Activities:
  Options granted accounted for as deferred
     compensation cost...............................  $   760,500
                                                       ===========

                See notes to consolidated financial statements.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

            Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product named RETICULOSE. While the Company has had limited sales of this product, primarily for research purposes, the success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, RETICULOSE, to commence commercial operations. The Company was in the development stage at December 31, 1996.

         PRINCIPLES OF CONSOLIDATION

            The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research
            (LTD), a Bahamian Corporation. All significant intercompany accounts have been eliminated.

         CASH EQUIVALENTS

            Cash equivalents consist of highly liquid investments, with original maturities of three months or less.

         INVESTMENTS

            Investments consist of certificates of deposit with maturities greater than three months, carried at cost which is market value, and U.S. Government discount notes and U.S. Treasury Bills. The notes and treasury bills are classified as "held to maturity" and are carried at amortized cost which approximates market value.

         PROPERTY AND EQUIPMENT

            Property and equipment are recorded at cost and depreciated using the straight-line method, over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         RECLASSIFICATION

            Certain amounts in the 1995 financial statements have been reclassified to conform to 1996 presentation.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

NOTE 2.  BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during its operating history. The Company is dependent upon registration of RETICULOSE for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Management does not anticipate registration or other approval of RETICULOSE in the near future in the United States. Unless and until RETICULOSE is approved for sale in the United States or another industrially developed country, the Company may be dependent upon the continued sale of its securities for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that such equity financing, if and when required, will be available. In the event that such equity financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries.
         In addition, the Company may seek debt financing, but no agreements have been entered with regard to such financing. No assurance can be given that the Company will be able to sustain its operations until FDA approval is granted or that any approval will ever be granted. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3.  ACQUISITION

         Two of the principal stockholders of the Company acquired LTD, a Bahamian Corporation with pharmaceutical manufacturing and warehousing facilities, on February 20, 1984. The acquisition is a combination of two entities under common control and has been accounted for in a manner similar to a pooling of interests. In 1986, the Company acquired from LTD exclusive rights to manufacture and market RETICULOSE worldwide, except within the Bahamas, for $50,000. The Company also purchased inventory of RETICULOSE from LTD for $45,000 and was obligated to pay $3 per ampule of RETICULOSE for the initial 100,000 ampules purchased and $2 per ampule for purchases exceeding 100,000 ampules. On December 16, 1987, the Company acquired the controlling beneficial interest in 99.6% of the common stock of LTD through an appropriate trust agreement to satisfy the rules of the Bahamian Government, from two of the principal stockholders of the Company at a cost of $46,000. Both stockholders concurrently canceled $86,565 of indebtedness due them from LTD.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)





NOTE 4.  PROPERTY AND EQUIPMENT

                                                            Estimated
                                                           Useful Lives     December 31,      December 31,
                                                             (Years)            1996              1995
                                                             -------            ----              ----
          Land and improvements                           15                  $  34,550         $  34,550
          Building and improvements                       30                    239,434           239,434
          Machinery and equipment                         5                     110,520            99,074
                                                                                -------          --------
                                                                                384,504           373,058
          Less accumulated depreciation                                         177,295           158,564
                                                                                -------           -------
                                                                               $207,209          $214,494
                                                                                =======           =======

         The Company maintains certain property and equipment in Freeport, Bahamas. The property and equipment amounted to $369,358 as of December 31, 1996 including $17,623 expended in 1987 to purchase a land lease expiring in 2068. These amounts are included above.

NOTE 5.  INVESTMENTS

     As of December 31, 1996, Investments consisted of the following:

     Certificates of Deposit...............................$  946,226

     Held to Maturity:
       U.S. Government Discount Notes -- mature 3/30/97....$  334,647
       U.S. Treasury Bills -- mature 5/31/97...............$   97,968
                                                           ----------
                   Total Investments.......................$1,378,841


NOTE 6.  COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

            The Company may be subject to claims from certain third parties for royalties due on sale of RETICULOSE in an amount equal to 5% of net sales in the United States and 4% of net sales in foreign countries. The Company has not as yet received any notice of claim from such parties.

         POTENTIAL LOSS OF BAHAMIAN RIGHTS

            RETICULOSE is manufactured by Advance Viral Research, Limited (LTD) in facilities located in Freeport, Grand Bahama Island. LTD has a license to manufacture pharmaceutical products for export from the Grand Bahama Port Authority. LTD's counsel was advised in August 1988 by the Ministry of Health of the Government of the Bahamas that a license from the Ministry of Health is required for the manufacture of pharmaceuticals in the Freeport area of Grand Bahama Island. LTD has received an opinion of its counsel in the Bahamas that the license from the Grand Bahama Port Authority is valid for the manufacture for export by LTD's of ethical pharmaceutical products in the Freeport area of Grand Bahama Island. No proceeding to prevent LTD's export of RETICULOSE has been instituted by the Government of the Bahamas. If such proceedings are instituted, LTD intends to defend them vigorously. No assurance can be given that LTD would successfully defend such claim.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 6.  COMMITMENTS AND CONTINGENCIES

         PRODUCT LIABILITY

            The Company could be subjected to claims for adverse reactions resulting from the use of RETICULOSE. Although the Company is unaware of any such claims or threatened claims since RETICULOSE was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of RETICULOSE. As of the date hereof, the Company does not have product liability insurance for RETICULOSE. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased.

         LACK OF PATENT PROTECTION

            The Company does not presently have a patent for RETICULOSE but the Company is currently applying for patents for RETICULOSE and certain other diseases. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that the Company will obtain such patents or if obtained that they will be enforceable.

         OFFICE LEASE

            Management executed a non-cancelable lease for new office space on January 1, 1996, expiring on December 31, 1998 at approximately $14,000 annually.

            The Company leased an auto on October 26, 1996 for 36 months at $450 per month. Lease expense for the years ended December 31, 1996 and 1995 totaled $13,315 and $13,832, respectively.

            Future minimum lease payments are as follows:

               1997                                            $19,500
               1998                                             19,500
               1999                                              4,500
                                                               -------
                                                               $43,500
                                                                ======

         TESTING AGREEMENTS

         PLATA PARTNERS LIMITED PARTNERSHIP

            On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Domincan Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using RETICULOSE incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 6.  COMMITMENTS AND CONTINGENCIES

         TESTING AGREEMENTS

            Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994. Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through April 30, 1997 at an exercise price of $.12 and $.14, respectively. As of December 31, 1996, there are outstanding Plata Options to acquire 813,000 shares at $.11 per share and Additional Plata Options to acquire 858,100 shares at $.13 per share. Through December 31, 1996, the Company has received approximately $670,000 pursuant to the issuance of approximately
            7.7 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

         TRM MANAGEMENT CORP. ("TRM")

            In August 1991, the Company entered into an agreement with TRM, whereby TRM would perform certain open human clinical trial tests in Haiti using RETICULOSE (the "TRM Agreement"). According to the TRM Agreement, the purpose of the Haiti tests was to assess the effectiveness of RETICULOSE against the Hepatitis "A" virus and Hepatitis "B" virus in accordance with and in compliance with a certain Hepatitis Open Label Clinical Trial Protocol developed by TRM. At the conclusion of the Haiti tests, TRM was required to prepare a paper describing the methods and results of testing, the form and substance of which shall be appropriate for publication by recognized scientific journals ("Results Paper"). The Results Paper was published in the December 1992 issue of the Journal of the Royal Society of Health.

            On January 3, 1992, TRM delivered to the Company the Results Paper. In accordance with the terms of the TRM Agreement, the Company has authorized the issuance to the shareholders and certain associated persons of TRM (1) an aggregate amount of 10,000,000 shares of the Company's common stock (the "TRM Shares") and (2) an option to acquire, at any time, for a period of five years from the date of issuance of the option, 10,000,000 shares of the Company's common stock at a purchase price of $.05 per share (the "TRM Options").
            As of December 31, 1996, 6,666,666 shares of common stock were issued pursuant to the exercise of the TRM Options for an aggregate exercise price of $333,333. Pursuant to an amendment, the TRM Options are exercisable through March 15, 1997 at an exercise price of $.08.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 6.  COMMITMENTS AND CONTINGENCIES

         ARGENTINE AGREEMENT

            In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug RETICULOSE on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 20 male and female human patients between the ages of 18 and 50. The Clinical Trials did not include a placebo control group or references to any other antiviral drug.

            Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, the Written Report was delivered by Dr. Flichman to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. As of December 31, 1996, 473,500 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $95,000.

            In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT SRL the exclusive right to distribute the Company's drug RETICULOSE in certain South American countries, including Argentina and the other MERCOSUR States.

         BARBADOS STUDY

            A double blind study assessing the efficacy of the Company's drug RETICULOSE in 43 human patients diagnosed with HIV (AIDS) is being conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of December 31, 1996, the Company has expended approximately $150,000 to cover the costs of the Barbados Study. Based on information received from the coordinators of the Barbados Study, the Company is uncertain as to the costs to be incurred in connection with the Barbados Study and has not been informed as to when results from the Barbados Study will be forthcoming. In December 1996, the Company received from the coordinators of the Barbados Study, a written summary of preliminary results of the Barbados Study (the "Written Summary").

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 6.  COMMITMENTS AND CONTINGENCIES

         HIRSCHMAN AGREEMENT

            In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmaceutical and biotechnology joint venture partners and assisting the Company with regulatory approvals and protocols.

            In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. In addition and in connection with entering into the consulting agreement with Dr. Hirschman, the Company issued to a person unaffiliated with the Company, 100,000 shares of the Company's common stock, and an option to acquire for a period of one year, from June 1, 1995, an additional 500,000 shares at a purchase price of $.18 per share. As of December 31, 1996, 900,000 options have been exercised for cash consideration of $162,000 under this Agreement.

            In March 1996, the Company entered into an Addendum to Agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman the option to purchase 15,000,000 shares of the Company's common stock for a three year period pursuant to the following vesting schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 1999 at an exercise price of $.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, counsel to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 1999 at an exercise price of $.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, counsel to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 23, 1998 and ending March 23, 1999 at an exercise price of $.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, counsel to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of December 31, 1996, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his representation of Dr. Hirschman.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 6.  COMMITMENTS AND CONTINGENCIES

            On October 14, 1996, the Company and Dr. Hirschman entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party if the Company does not receive on or prior to December 31, 1997, funding of $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise of Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement, Dr. Hirschman is entitled to receive an annual base salary of $325,000, automobile and health, life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors for the duration of his employment, and since October 17, 1996, Dr. Hirschman has served as a member of the Company's Board of Directors.

         CONSULTING AGREEMENTS

         COHEN AGREEMENTS

            In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company.
            The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 11, 1993 (which date has been extended through December 31, 1996), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.12 per share) (the "September 1992 Cohen Options"). As of December 31, 1996, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000. Pursuant to an amendment, the options were exercisable through April 30, 1997 at a price of $.13.

            In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement").
            The February 1993 Cohen Agreement provides that Mr. Cohen provide financing consulting services concerning the business operations of the Company in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,000,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons non-affiliated with the Company.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 6.  COMMITMENTS AND CONTINGENCIES

            In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). The April 1994 Cohen Shares, the Bauer and Rizzuto Shares and the shares of common underlying the Bauer and Rizzuto Options have been registered. The Company has been informed that Messrs. Cohen, Bauer and Rizzuto are principals of a firm which has been granted certain distribution rights. Through December 31, 1996, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. During the year ended December 31, 1996, approximately 3,000,000 shares of common stock were issued for cash consideration of $300,000 pursuant to the exercise of the Bauer and Rizzuto Options. Pursuant to an amendment, the Rizzuto options are exercisable through April 30, 1997 at an option price of $.11. The Company agreed to issue to Cohen an additional 300,000 shares in 1995 at a time when the shares were valued at $.14 per share, in consideration for expenditures incurred by Mr. Cohen with securing for the benefit of the Company and the affiliated distributor, the continued services of a doctor.

            The issuance of the September 1992 Cohen Shares, the February 1993 Cohen Shares, the April 1994 Cohen Shares and the Bauer and Rizzuto Shares have been accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date. During the year ended December 31, 1996, Mr. Cohen was issued 300,000 shares for services rendered. These shares were accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date.

         DISTRIBUTION AGREEMENTS

         The Company has entered into separate agreements with five different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute RETICULOSE in the countries of China, Japan, Macao, Hong Kong, Taiwan, Malaysia, Mexico, Saudi Arabia, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda and Belize. Pursuant to these agreements, distributors are obligated to cause RETICULOSE to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of RETICULOSE to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities.

         CONTINGENCY

         The Company is involved in a lawsuit incidental to its operations. In the opinion of legal counsel and management of the Company, any liabilities which may arise from this action would not have a material effect on the financial position or results of operations of the Company.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 7.  STOCKHOLDERS' EQUITY

         During 1996, the Company issued 15,849,284 shares of common stock for an aggregate consideration of $1,748,135. These amounts were comprised of the issuance of common stock pursuant to the exercise of stock options of 15,499,284 shares for $1,573,135 and the issuance of common stock in exchange for consulting services of 350,000 shares for consideration of $175,000.


NOTE 8.  INCOME TAXES

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

         As of December 31, 1996, the Company had a net operating loss carryforward for Federal income tax reporting purposes amounting to approximately $4,300,000, which expires in 2011.

         The Company presently has no significant temporary differences between financial reporting and income tax reporting. The components of the deferred tax asset as of December 31, 1996 were as follows:


             Benefit of net operating loss carryforwards       $1,462,000
             Less valuation allowance                           1,462,000
                                                               ----------
             Net deferred tax asset                            $        -
                                                               ==========

         As of December 31, 1996, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a valuation allowance of $1,462,000, which related to the net operating losses, has been established.


NOTE 9.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1996. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as December 31, 1996 or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, U.S. government obligations and accounts payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

                         ADVANCED VIRAL RESEARCH CORP.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 9.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of non-current investments, primarily certificates of deposit and U.S. government obligations have been estimated using quoted market prices. At December 31, 1996, the differences between the estimated fair value and the carrying value of non-current debt instruments were considered immaterial in relation to the Company's financial position.


NOTE 10. DEFERRED COMPENSATION COST

         As more fully described in Note 6 to these financial statements, the Company granted stock options in exchange for testing and consulting services. In accordance with SFAS 123, Accounting for Stock-Based Compensation (effective for options granted after December 15, 1995), the Company recognized compensation cost based on the fair value at the grant dates. The compensation cost is amortized over the life of the option period. The fair value of the stock options used to compute deferred compensation cost is the estimated present value at grant date using the Black-Sholes option pricing model with the following assumptions for 1996: expected volatility of 20%; a risk-free interest rate of 6% and an expected holding period ranging from 1-3 years. The deferred compensation cost is reported as a component of stockholders' equity.

NOTE 11. SUBSEQUENT EVENTS

         During January 1997, the Company entered into a five year non-cancelable operating lease for certain office and laboratory space in Yonkers, New York at an annual rental of $85,400 per year.

         In February 1997, the Company obtained financing of $1,000,000 in the form of 7% convertible debentures to finance research and development.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders and Directors
Advanced Viral Research Corp.
  (A Development Stage Company)
Hallandale, Florida

We have audited the accompanying consolidated balance sheet of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the two years ended December 31, 1997 and for the period from inception (February 20, 1984) to December 31, 1997. These financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Advanced Viral Research Corp. (A Development Stage Company) as of December 31, 1997 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997 and for the period from inception (February 20, 1984) to December 31, 1997 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and is dependent upon the continued sale of its securities or obtaining debt financing for funds to meet its cash requirements. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note
2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              RACHLIN COHEN & HOLTZ

Miami, Florida
February 10, 1998
(except for the last paragraph
of Note 6, as to which the date
is March 19, 1998)

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 1997



                                     ASSETS
Current Assets:
   Cash and cash equivalents                                           $    236,059
   Investments                                                            2,984,902
   Inventory                                                                 19,729
   Other current assets                                                      20,240
                                                                       ------------
         Total current assets                                             3,260,930

Property and Equipment                                                      485,661
Other Assets                                                                443,251
                                                                       ------------
         Total assets                                                  $  4,189,842
                                                                       ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable and accrued liabilities                            $    375,606
                                                                       ------------
         Total current liabilities                                          375,606
                                                                       ------------

Convertible Debenture, Net                                                2,384,793
                                                                       ------------

Commitments and Contingencies                                                    --

Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value
      authorized, 277,962,574 shares issued and outstanding                   2,779
   Additional paid-in capital                                            10,512,767
   Subscription receivable                                                  (19,000)
   Deficit accumulated during the development stage                      (8,993,266)
   Deferred compensation cost                                               (73,837)
                                                                       ------------
         Total stockholders' equity                                       1,429,443
                                                                       ------------
         Total liabilities and stockholders' equity                    $  4,189,842
                                                                       ============



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                 Year Ended December 31,                Inception
                                                                                   (February 20, 1984)
                                           ---------------------------------               to
                                                1997                1996            December 31, 1997
                                           -------------       -------------       -------------------

Revenues:
   Sales                                   $       2,278       $      24,111       $     194,319
   Interest                                      111,845              46,796             457,254
   Other income                                    7,800              32,000             119,800
                                           -------------       -------------       -------------
                                                 121,923             102,907             771,373
                                           -------------       -------------       -------------

Costs and Expenses:
   Research and development                      817,603             255,660           1,924,011
   General and administrative                  1,681,436             983,256           5,894,910
   Depreciation and amortization                 138,245              18,731             317,140
   Interest                                    1,626,368                  --           1,628,578
                                           -------------       -------------       -------------
                                               4,263,652           1,257,647           9,764,639
                                           -------------       -------------       -------------
Net Loss                                   $  (4,141,729)      $  (1,154,740)      $  (8,993,266)
                                           =============       =============       =============

Net Loss Per Common Share                  $        (.00)      $        (.00)
                                           =============       =============
Weighted Average Number of
   Common Shares Outstanding                 274,534,277         257,645,815
                                           =============       =============


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1997

                                                                            Common Stock                               Deficit
                                                               ------------------------------------                  Accumulated
                                                                Amount                                 Additional     during the
                                                                  Per                                   Paid-In       Development
                                                                 Share        Shares         Amount     Capital          Stage
                                                              ----------   -----------     --------    ----------     ------------
Balance, inception (February 20, 1984)
   as previously reported                                                           --     $  1,000    $      --      $  (1,000)

Adjustment for pooling of interests                                                 --       (1,000)       1,000             --
                                                                           -----------     --------    ---------      ---------
Balance, inception, as restated                                                     --           --        1,000         (1,000)

   Net loss, period ended December 31, 1984                                         --           --           --        (17,809)
                                                                           -----------     --------    ---------      ---------
Balance, December 31, 1984                                                          --           --        1,000        (18,809)

   Issuance of common stock for cash                            $  .00     113,846,154        1,138          170             --
   Net loss, year ended December 31, 1985                                           --           --           --        (25,459)
                                                                           -----------     --------    ---------      ---------

Balance, December 31, 1985                                                 113,846,154        1,138        1,170        (44,268)

   Issuance of common stock - public offering                      .01      40,000,000          400      399,600             --
   Issuance of underwriter's warrants                                               --           --          100             --
   Expenses of public offering                                                      --           --     (117,923)            --
   Issuance of common stock, exercise of "A" warrants              .03         819,860            9       24,587             --
   Net loss, year ended December 31, 1986                                           --           --           --       (159,674)
                                                                           -----------     --------    ---------      ---------
Balance, December 31, 1986                                                 154,666,014        1,547      307,534       (203,942)
                                                                           -----------     --------    ---------      ---------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY-(Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1997


                                                                      Common Stock                                Deficit
                                                         ------------------------------------                    Accumulated
                                                           Amount                                 Additional      during the
                                                            Per                                     Paid-In       Development
                                                           Share        Shares        Amount        Capital         Stage
                                                         ---------    -----------   ---------    -----------    -------------
Balance, December 31, 1986                                            154,666,014   $  1,547     $   307,534    $  (203,942)

   Issuance of common stock, exercise of "A" warrants      $ .03       38,622,618        386       1,158,321             --
   Expenses of stock issuance                                                  --         --         (11,357)            --
   Acquisition of subsidiary for cash                                          --         --         (46,000)            --
   Cancellation of debt due to stockholders                                    --         --          86,565             --
   Net loss, period ended December 31, 1987                                    --         --              --       (258,663)
                                                                      -----------      -----       ---------     ----------
Balance, December 31, 1987                                            193,288,632      1,933       1,495,063       (462,605)

   Net loss, year ended December 31, 1988                                      --         --              --       (199,690)
                                                                      -----------      -----       ---------     ----------
Balance, December 31, 1988                                            193,288,632      1,933       1,495,063       (662,295)

   Net loss, year ended December 31, 1989                                      --         --              --       (270,753)
                                                                      -----------      -----       ---------     ----------
Balance, December 31, 1989                                            193,288,632      1,933       1,495,063       (933,048)

   Issuance of common stock, expiration of redemption
      offer on "B" warrants                                  .05        6,729,850         67         336,475             --
   Issuance of common stock, exercise of "B" warrants        .05          268,500          3          13,422             --
   Issuance of common stock, exercise of "C" warrants        .08           12,900         --           1,032             --
   Net loss, year ended December 31, 1990                                      --         --              --       (267,867)
                                                                      -----------      -----       ---------     ----------
Balance, December 31, 1990                                            200,299,882      2,003       1,845,992     (1,200,915)
                                                                      -----------      -----       ---------     ----------



                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY-(Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1997



                                                                     Common Stock                               Deficit
                                                         -----------------------------------                   Accumulated
                                                           Amount                               Additional      during the
                                                            Per                                   Paid-In       Development
                                                           Share       Shares        Amount       Capital         Stage
                                                         ---------   -----------   ---------   -----------    -------------
Balance, December 31, 1990                                           200,299,882   $  2,003     $  1,845,992    $ (1,200,915)

   Issuance of common stock, exercise of "B" warrants     $ .05           11,400         --              420              --
   Issuance of common stock, exercise of "C" warrants       .08            2,500         --              200              --
   Issuance of common stock,
      exercise of underwriters warrants                     .012       3,760,000         38           45,083              --
   Net loss, year ended December 31, 1991                                     --         --               --        (249,871)
                                                                    ------------   --------     ------------    ------------
Balance, December 31, 1991                                           204,073,782      2,041        1,891,695      (1,450,786)

   Issuance of common stock, for testing                    .0405     10,000,000        100          404,900              --
   Issuance of common stock, for consulting services        .055         500,000          5           27,495              --
   Issuance of common stock, exercise of "B" warrants       .05        7,458,989         75          372,875              --
   Issuance of common stock, exercise of "C" warrants       .08        5,244,220         52          419,487              --
   Expenses of stock issuance                                                                         (7,792)
   Net loss, year ended December 31, 1992                                     --         --               --        (839,981)
                                                                    ------------   --------     ------------    ------------
Balance, December 31, 1992                                           227,276,991      2,273        3,108,660      (2,290,767)

   Issuance of common stock, for consulting services        .055         500,000          5           27,495              --
   Issuance of common stock, for consulting services        .03        3,500,000         35          104,965              --
   Issuance of common stock, for testing                    .035       5,000,000         50          174,950              --
   Net loss, year ended December 31, 1993                                     --         --               --        (563,309)
                                                                    ------------   --------     ------------    ------------
Balance, December 31, 1993                                          $236,276,991   $  2,363     $  3,416,070    $ (2,854,076)
                                                                    ------------   --------     ------------    ------------


                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY-(Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1997


                                                 Common Stock                                            Deficit
                                  ----------------------------------                                  Accumulated
                                   Amount                                  Additional                  during the      Deferred
                                    Per                                     Paid-In    Subscription    Development  Compensation
                                   Share       Shares         Amount        Capital     Receivable       Stage          Cost
                                  -------   -----------      -------      -----------  ------------  ------------   -----------
Balance, December 31, 1993                  236,276,991      $ 2,363      $ 3,416,070      $  --      $ (2,854,076)     $   --

   Issuance of common stock,
     for consulting services      $   .05     4,750,000           47          237,453         --               --           --
   Issuance of common stock,
     exercise of options              .08       400,000            4           31,996         --               --           --
   Issuance of common stock,
     exercise of options              .10       190,000            2           18,998         --               --           --
   Net loss, year ended
     December 31, 1994                               --           --               --         --         (440,837)          --
                                            -----------      -------      -----------      -----      ------------      ------
Balance, December 31, 1994                  241,616,991        2,416        3,704,517         --       (3,294,913)          --
                                                                                                                            --
   Issuance of common stock,
     exercise of options              .05     3,333,333           33          166,633         --               --           --
   Issuance of common stock,
     exercise of options              .08     2,092,850           21          167,407         --               --           --
   Issuance of common stock,
     exercise of options              .10     2,688,600           27          268,833         --               --           --
   Issuance of common stock,
     for consulting services          .11     1,150,000           12          126,488         --               --           --
   Issuance of common stock,
     for consulting services          .14       300,000            3           41,997         --               --           --
   Net loss, year ended
     December 31, 1995                               --           --               --         --         (401,884)          --
                                            -----------      -------      -----------      -----      ------------      ------
Balance, December 31, 1995                  251,181,774        2,512        4,475,875         --       (3,696,797)          --
                                            -----------      -------      -----------      -----       -----------      ------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY~(Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1997

                                                            Common Stock                                 Deficit
                                  ------------------------------------------------------------------  Accumulated
                                   Amount                                  Additional                  during the      Deferred
                                    Per                                     Paid-In    Subscription    Development  Compensation
                                   Share       Shares         Amount        Capital     Receivable       Stage          Cost
                                  -------   -----------      -------      -----------  ------------  ------------   -----------

Balance, December 31, 1995                  251,181,774   $     2,512    $ 4,475,875   $        --     $ (3,696,797)   $      --
   Issuance of common stock,
     exercise of options              .05     3,333,334            33        166,634            --              --            --
   Issuance of common stock,
     exercise of options              .08     1,158,850            12         92,696            --              --            --
   Issuance of common stock,
     exercise of options              .10     7,163,600            72        716,288            --              --            --
   Issuance of common stock,
     exercise of options              .11       170,000             2         18,698            --              --            --
   Issuance of common stock,
     exercise of options              .12     1,300,000            13        155,987            --              --            --
   Issuance of common stock,
     exercise of options              .18     1,400,000            14        251,986            --              --            --
   Issuance of common stock,
     exercise of options              .19       500,000             5         94,995            --              --            --
   Issuance of common stock,
     exercise of options              .20       473,500             5         94,695            --              --            --
   Issuance of common stock,
     for services rendered            .50       350,000             3        174,997            --              --            --
   Options granted                                   --            --        760,500            --              --      (473,159)
   Subscription receivable                           --            --             --       (19,000)             --            --
   Net loss, year ended
     December 31, 1996                               --            --             --            --      (1,154,740)           --
                                            -----------   -----------    -----------   -----------     ------------    ---------

Balance, December 31, 1996                  267,031,058         2,671      7,003,351       (19,000)     (4,851,537)     (473,159)
                                            -----------   -----------    -----------   -----------     ------------    ---------




                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY~(Continued)

               INCEPTION (FEBRUARY 20, 1984) TO DECEMBER 31, 1997


                                                            Common Stock                                 Deficit
                                  ------------------------------------------------------------------  Accumulated
                                   Amount                                  Additional                  during the      Deferred
                                    Per                                     Paid-In    Subscription    Development  Compensation
                                   Share       Shares         Amount        Capital     Receivable       Stage          Cost
                                  -------   -----------      -------      -----------  ------------  ------------   -----------

Balance, December 31, 1996                    267,031,058    $  2,671    $ 7,003,351   $   (19,000)   $(4,851,537)  $ (473,159)

   Issuance of common stock,
     exercise of options               .08      3,333,333          33        247,633            --             --           --
   Issuance of common stock,
     conversion of debt                .20      1,648,352          16        329,984            --             --           --
   Issuance of common stock,
     conversion of debt                .15        894,526           9        133,991            --             --           --
   Issuance of common stock,
     conversion of debt                .12      2,323,580          23        269,977            --             --           --
   Issuance of common stock,
     conversion of debt                .15      1,809,524          18        265,982            --             --           --
   Issuance of common stock,
     conversion of debt                .16        772,201           8        119,992            --             --           --
   Issuance of common stock,
     for services rendered             .41         50,000          --         20,500            --             --           --
   Issuance of common stock,
     for services rendered             .24        100,000           1         23,999            --             --           --
   Beneficial conversion
     feature, February debenture                       --          --        413,793            --             --           --
   Beneficial conversion feature,
     October debenture                                 --          --      1,350,000            --             --           --
   Warrant costs, February debenture                   --          --         37,242            --             --           --
   Warrant costs, October debenture                    --          --        291,555            --             --           --
   Amortization of deferred
     compensation cost                                 --          --             --            --             --      399,322
   Imputed interest on
     convertible debenture                             --          --          4,768            --             --           --
   Net loss, year ended
     December 31, 1997                                 --          --             --            --     (4,141,729)          --
                                              -----------    --------    -----------   -----------    -----------   ----------
Balance, December 31, 1997                    277,962,574    $  2,779    $10,512,767   $   (19,000)   $(8,993,266)  $  (73,837)
                                              ===========    ========    ===========   ===========    ===========   ==========





                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                         (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                         Inception
                                                                                                       (February 20,
                                                                       Year Ended December 31,            1984) to
                                                                    -----------------------------       December 31,
                                                                        1997             1996               1997
                                                                    -----------       -----------       -----------
Cash Flows from Operating Activities:
   Net loss                                                         $(4,141,729)      $(1,154,740)      $(8,993,266)
                                                                    -----------       -----------       -----------
   Adjustments to reconcile net loss to
     net cash used in operating activities:
         Depreciation and amortization                                  138,245            18,731           317,140
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture               1,552,842                --         1,552,842
         Amortization of deferred compensation cost                     399,322           287,341           686,663
         Loss on sale of property and equipment                           1,425                --             1,425
         Issuance of common stock for services                           44,500           175,000         1,416,500
         Imputed interest on convertible debenture                        4,768                --             4,768
         Increase in other current assets                                (4,159)           (3,114)          (20,240)
         Increase in inventory                                               --            (1,638)          (19,729)
         Increase in other assets                                      (496,126)          (27,085)         (529,670)
         Increase in accounts payable and accrued liabilities           328,932            39,823           381,806
         Decrease in customer deposits                                   (7,800)               --            (7,800)
                                                                    -----------       -----------       -----------
               Total adjustments                                      1,961,949           489,058         3,783,705
                                                                    -----------       -----------       -----------
               Net cash used in operating activities                 (2,179,780)         (665,682)       (5,209,561)
                                                                    -----------       -----------       -----------

Cash Flows from Investing Activities:
   Purchase of investments                                           (3,651,676)       (1,247,256)       (5,377,932)
   Proceeds from sale of investments                                  2,045,615           347,415         2,393,030
   Expenditures for property and equipment                             (307,362)          (11,446)         (691,866)
   Proceeds from sale of property and equipment                           1,200                --             1,200
                                                                    -----------       -----------       -----------
               Net cash used in investing activities                 (1,912,223)         (911,287)       (3,675,568)
                                                                    -----------       -----------       -----------
Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                         4,000,000                --         4,000,000
   Proceeds from sale of securities, net of issuance costs              266,666         1,573,135         5,121,188
                                                                    -----------       -----------       -----------
               Net cash provided by financing activities              4,266,666         1,573,135         9,121,188
                                                                    -----------       -----------       -----------

Net Increase (Decrease) in Cash and Cash Equivalents                    174,663            (3,834)          236,059

Cash and Cash Equivalents, Beginning                                     61,396            65,230                --
                                                                    -----------       -----------       -----------
Cash and Cash Equivalents, Ending                                   $   236,059       $    61,396       $   236,059
                                                                    ===========       ===========       ===========

Supplemental Disclosure of Non-Cash Financing Activities:
   Options granted accounted for as deferred compensation cost      $        --       $   760,500
                                                                    ===========       ===========





               See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BUSINESS

             Advanced Viral Research Corp. (the Company) was incorporated in Delaware on July, 31, 1985. The Company was organized for the purpose of manufacturing and marketing a pharmaceutical product named RETICULOSE. While the Company has had limited sales of this product, primarily for research purposes, the success of the Company will be dependent upon obtaining certain regulatory approval for its pharmaceutical product, RETICULOSE, to commence commercial operations. The Company was in the development stage at December 31, 1997.

         PRINCIPLES OF CONSOLIDATION

             The consolidated financial statements include the accounts of the Company and its 99.6% owned subsidiary, Advance Viral Research
             (LTD), a Bahamian Corporation. All significant intercompany accounts have been eliminated.

         CASH AND CASH EQUIVALENTS

             Cash equivalents consist of highly liquid investments, with original maturities of three months or less.

         INVESTMENTS

             Investments consist of certificates of deposit with maturities greater than three months, carried at cost which is market value, U.S. Government securities and discount notes and U.S. Treasury Bills. The U.S. Government securities, notes and treasury bills are classified as "held to maturity" and are carried at amortized cost which approximates market value.

         PROPERTY AND EQUIPMENT

             Property and equipment are recorded at cost and depreciated using the straight-line method, over the estimated useful lives of the assets. Gain or loss on disposition of assets is recognized currently. Maintenance and repairs are charged to expense as incurred. Major replacements and betterments are capitalized and depreciated over the remaining useful lives of the assets.

         RESEARCH AND DEVELOPMENT

             Research and development costs are expensed as incurred by the Company.

         DEFERRED COMPENSATION COST

             Deferred compensation costs are recognized based on the fair value for non-employee stock options. Compensation cost is amortized over the life of the option period which is either shorter than or essentially equivalent to the period for which the services are to be provided. Compensation expense is classified as general and administrative.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         REVENUE RECOGNITION

             The only sales generated by the Company have been sales of RETICULOSE for testing purposes. Sales are recorded by the Company when such test products are shipped to customers.

         RECLASSIFICATIONS

             Certain amounts in the 1996 financial statements have been reclassified to conform to 1997 presentation.

         USE OF ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

NOTE 2.           BASIS OF PRESENTATION

         The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company has suffered losses from operations during its operating history. The Company is dependent upon registration of RETICULOSE for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Management does not anticipate registration or other approval of RETICULOSE in the near future in the United States. Unless and until RETICULOSE is approved for sale in the United States or another industrially developed country, the Company may be dependent upon the continued sale of its securities for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that such equity financing, if and when required, will be available. In the event that such equity financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. During 1997, the Company obtained debt financing and may seek additional debt financing if the need arises. No assurance can be given that the Company will be able to sustain its operations until FDA approval is granted or that any approval will ever be granted. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.            ACQUISITION

         Two of the principal stockholders of the Company acquired LTD, a Bahamian Corporation with pharmaceutical manufacturing and warehousing facilities, on February 20, 1984. The acquisition is a combination of two entities under common control and has been accounted for in a manner similar to a pooling of interests. In 1986, the Company acquired from LTD exclusive rights to manufacture and market RETICULOSE worldwide, except within the Bahamas, for $50,000. The Company also purchased inventory of RETICULOSE from LTD for $45,000 and was obligated to pay $3 per ampule of RETICULOSE for the initial 100,000 ampules purchased and $2 per ampule for purchases exceeding 100,000 ampules. On December 16, 1987, the Company acquired the controlling beneficial interest in 99.6% of the common stock of LTD through an appropriate trust agreement to satisfy the rules of the Bahamian Government, from two of the principal stockholders of the Company at a cost of $46,000. Both stockholders concurrently canceled $86,565 of indebtedness due them from LTD.

NOTE 4.            INVESTMENTS

                                                                       December 31,
                                                                          1997
                                                                       ------------
            Certificates of deposit                                    $  758,000
            Held to maturity:
               U.S. Government securities (matures February 1998)       2,226,902
                                                                       ----------
                                                                       $2,984,902
                                                                       ==========


NOTE 5.           PROPERTY AND EQUIPMENT


                                                      Estimated
                                                     Useful Lives      December 31,
                                                       (Years)              1997
                                                    -------------     --------------
          Land and improvements                           15           $      34,550
          Building and improvements                       30                 299,550
          Machinery and equipment                          5                 354,250
                                                                       -------------
                                                                             688,350
          Less accumulated depreciation                                      202,689
                                                                       -------------
                                                                       $     485,661
                                                                       =============



         The Company maintains certain property and equipment in Freeport, Bahamas. This property and equipment amounted to $370,028 as of December 31, 1997 including $17,623 expended in 1987 to purchase a land lease expiring in 2068. These amounts are included above.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)

NOTE 6.           CONVERTIBLE DEBENTURES

         On February 21, 1997, in order to finance research and development, the Company sold $1,000,000 principal amount of its ten-year 7% Convertible Debenture (the "February Debenture") due February 28, 2007, to RBB Bank Aktiengesellschaft ("RBB"). Accrued interest under the February Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from February 21, 1997 until the date of interest payment. The February Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice. The February Debenture is convertible, at the option of the holder, into shares of common stock.

         The assured incremental yield on the February Debenture was measured based on the date of issuance of the security and amortized to interest expense over the conversion period which ended on May 29, 1997 which was the first date full conversion could occur. The interest expense relating to this measurement was $4,768.

         During the quarter ended June 30, 1997, RBB exercised its right to convert $330,000 of the principal amount of the February Debenture into 1,648,352 shares of the Company's common stock at a conversion price of $.2002 per share and to convert $134,000 of the principal amount of the debenture into 894,526 shares of the Company's common stock at a conversion price of $.1498.

         During the quarter ended September 30, 1997, RBB exercised its right to convert $270,000 of the principal amount of the February Debenture into 2,323,580 shares of the Company's common stock at a conversion price of $.1162 per share and to convert $266,000 of the principal amount of the debenture into 1,809,524 shares of the Company's common stock at a conversion price of $.1470 per share.

         In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February warrants") to purchase common stock, each such February warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of common stock. The exercise price of the three February warrants are $0.288, $0.576 and $0.864 per warrant share, respectively. The fair value of the February warrants was estimated to be $37,000 ($.021 per warrant) based upon a financial analysis of the terms of the warrants using the Black Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as interest expense related to the convertible debenture.

         Based on the terms for conversion associated with the February Debenture, there is an intrinsic value associated with the beneficial conversion feature of $413,793. This amount has been fully amortized to interest expense with a corresponding credit to additional paid-in capital.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 6.           CONVERTIBLE DEBENTURES (Continued)

         In October 1997, in order to finance further research and development, the Company sold $3,000,000 principal amount of its ten-year 7% Convertible Debenture (the "October Debenture") due August 30, 2007, to RBB. Accrued interest under the October Debenture is payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of the issuance of the October Debenture until the date of interest payment. The October Debenture may be prepaid by the Company before maturity, in whole or in part, without premium or penalty, if the Company gives the holder of the Debenture notice not less than 30 days before the date fixed for prepayment in that notice . The October Debenture is convertible, at the option of the holder, into shares of common stock.

         During the quarter ended December 31, 1997, RBB exercised its right to convert $120,000 of the principal amount of the October Debenture into 772,201 shares of the Company's common stock at a conversion price of $.1554 per share.

         In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October warrants") to purchase Common Stock, each such October warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise price of the three October warrants are $0.20 , $0.23 and $0.27 per warrant share, respectively. The fair value of the three October warrants was established to be $106,571 ($.178 per warrant), $97,912 ($.163 per warrant) and $87,472
         ($.146 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as a discount on the convertible debenture, with a corresponding credit to additional paid-in capital, and is being amortized to interest expense over the expected term of the notes which at December 31, 1997 was 120 months.

         Based on the terms for conversion associated with the October Debenture, there is an intrinsic value associated with the beneficial conversion feature of $1,350,000. This amount has been treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital and is being amortized to interest expense over the period from October 8, 1997 (date of debenture) to February 24, 1998 (date the debenture is fully convertible). The interest expense relative to this item was $1,139,049 for 1997.

            Unpaid principal balance of October debenture        $2,880,000
            Less unamortized discount and deferred interest         495,207
                                                                 ----------
            Convertible debenture, net                           $2,384,793
                                                                 ==========

         During January 1998, RBB exercised its right to convert $133,000 and $341,250 of the principal amount of the October debenture into 1,016,043 and 2,512,887 shares of the Company's common stock at a conversion price of $.1309 and $.1358 per share, respectively.

         On February 26, 1998 and March 19, 1998, RBB exercised its right to convert $750,000 and $335,750 of the principal amount of the October Debenture into 5,114,175 and 1,498,884 shares of the Company's common stock at a conversion price of $.14665 and $.224 per share, respectively.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7.           COMMITMENTS AND CONTINGENCIES

         GENERAL

         POTENTIAL CLAIM FOR ROYALTIES

             The Company may be subject to claims from certain third parties for royalties due on sale of RETICULOSE in an amount equal to 5% of net sales in the United States and 4% of net sales in foreign countries. The Company has not as yet received any notice of claim from such parties.

         PRODUCT LIABILITY

             The Company could be subjected to claims for adverse reactions resulting from the use of RETICULOSE. Although the Company is unaware of any such claims or threatened claims since RETICULOSE was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of RETICULOSE. As of the date hereof, the Company does not have product liability insurance for RETICULOSE. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could materially adversely affect the Company.

         LACK OF PATENT PROTECTION

             The Company does not presently have a patent for RETICULOSE but the Company is currently applying for patents for RETICULOSE as a treatment for certain diseases. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that the Company will obtain such patents or if obtained that they will be enforceable.

         LEASE COMMITMENTS

             Management executed a non-cancelable lease for new office space in Florida on January 1, 1996, expiring on December 31, 1998 at approximately $14,000 annually.

             Management executed a non-cancelable lease for new office and laboratory space in Yonkers, New York on April 18, 1997, expiring on April 30, 2002 at approximately $85,500 annually.

             The Company leased an auto on October 26, 1996 for 36 months at $450 per month.

             Lease expense for the years ended December 31, 1997 and 1996 totaled $76,351 and $13,315, respectively.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 7.           COMMITMENTS AND CONTINGENCIES (Continued)

         GENERAL (Continued)

         LEASE COMMITMENTS (Continued)

             Future minimum lease payments are as follows:

             Year ending December 31:
                  1998                                    $104,400
                  1999                                      89,500
                  2000                                      85,000
                  2001                                      85,000
                  2002                                      28,000
                                                          --------
                                                          $391,900
                                                          ========

         TESTING AGREEMENTS

         PLATA PARTNERS LIMITED PARTNERSHIP

             On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Domincan Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using RETICULOSE incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

             Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through April 30, 1998 at an exercise price of $.12 and $.14, respectively. As of December 31, 1997, there are outstanding Plata Options to acquire 813,000 shares at $.12 per share and Additional Plata Options to acquire 858,100 shares at an exercise price of $.14 per share. Through December 31, 1997, the Company has received approximately $670,000 pursuant to the issuance of approximately 7.7 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

         TESTING AGREEMENTS (Continued)

         TRM MANAGEMENT CORP. ("TRM")

             In August 1991, the Company entered into an agreement with TRM, whereby TRM would perform certain open human clinical trial tests in Haiti using RETICULOSE (the "TRM Agreement"). According to the TRM Agreement, the purpose of the Haiti tests was to assess the effectiveness of RETICULOSE against the Hepatitis "A" virus and Hepatitis "B" virus in accordance with and in compliance with a certain Hepatitis Open Label Clinical Trial Protocol developed by TRM. At the conclusion of the Haiti tests, TRM was required to prepare a paper

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7.           COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         TRM MANAGEMENT CORP. ("TRM") (Continued)

             describing the methods and results of testing, the form and substance of which shall be appropriate for publication by recognized scientific journals ("Results Paper"). The Results Paper was published in the December 1992 issue of the Journal of the Royal Society of Health.

             On January 3, 1992, TRM delivered to the Company the Results Paper. In accordance with the terms of the TRM Agreement, the Company has authorized the issuance to the shareholders and certain associated persons of TRM (1) an aggregate amount of 10,000,000 shares of the Company's common stock (the "TRM Shares") and (2) an option to acquire, at any time, for a period of five years from the date of issuance of the option, 10,000,000 shares of the Company's common stock at a purchase price of $.05 and $.08 per share (the "TRM Options"). As of December 31, 1997, 10,000,000 shares of common stock were issued pursuant to the exercise of the TRM Options for an aggregate exercise price of $600,000.

         ARGENTINE AGREEMENT

             In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug RETICULOSE on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 12 male and female human patients between the ages of 18 and 50. The Clinical Trials did not include a placebo control group or references to any other antiviral drug.

             Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, the Written Report was delivered by Dr. Flichman to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. As of December 31, 1997, 473,500 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $95,000.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 7.           COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         ARGENTINE AGREEMENT (Continued)

             In April 1996, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell RETICULOSE in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

             In June 1997, the Company entered into an agreement with DCT (the HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of RETICULOSE for the treatment of persons diagnosed with the HIV virus (AIDS) and HPV (the "HIV-HPV Study").

             In connection with the HIV-HPV Agreement, the Company has advanced approximately $410,000 which is accounted for as a research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study.

             The HIV-HPV Agreement provides that (i) in the event the date from the HIV-HPV Study is used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

             In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of RETICULOSE for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

             In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company has advanced approximately $49,000 and $88,000, respectively such expenses are accounted for a research and development expenses. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.

             Both Agreements with DCT provide that (i) in the event the data from the Studies are used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii), DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts respectively expended in connection with the Studies.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 7.           COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         BARBADOS STUDY

             A double blind study assessing the efficacy of the Company's drug RETICULOSE in 43 human patients diagnosed with HIV (AIDS) is being conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of December 31, 1997, the Company has expended approximately $345,000 to cover the costs of the Barbados Study. Based on information received from the coordinators of the Barbados Study, the Company is uncertain as to the costs to be incurred in connection with the Barbados Study and has not been informed as to when results from the Barbados Study will be forthcoming. In December 1996, the Company received from the coordinators of the Barbados Study, a written summary of preliminary results of the Barbados Study (the "Written Summary").

         NATIONAL CANCER INSTITUTE AGREEMENT

             In March 1997, the Company entered into a Material Transfer Agreement - Cooperative Research and Development Agreement with the National Cancer Institute ("NCI") of the National Institutes of Health. Under the terms of the Agreement, NCI researchers and the Company will collaborate to elucidate the molecular mechanism by which RETICULOSE affects the transcription of the gamma interferon gene.

         TOPICAL SAFETY STUDY

             In October 1997, the Company advanced $75,000 towards a total of $150,000 for a topical safety study to be conducted in the United States for the topical use of RETICULOSE for the treatment of HPV and Herpes.

         CONSULTING AGREEMENTS

         HIRSCHMAN AGREEMENT

             In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 7.           COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

             In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. In addition and in connection with entering into the consulting agreement with Dr. Hirschman, the Company issued to a person unaffiliated with the Company, 100,000 shares of the Company's common stock, and an option to acquire for a period of one year, from June 1, 1995, an additional 500,000 shares at a purchase price of $.18 per share. As of December 31, 1997, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

             In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 1999 at an exercise price of $.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 1999 at an exercise price of $.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 23, 1999 at an exercise price of $.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of December 31, 1997, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

             In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $.19, 500,000 at $.27 and 500,000 at $.36).

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 7.           COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         HIRSCHMAN AGREEMENT (Continued)

             On October 14, 1996, the Company and Dr. Hirschman entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the Employment Agreement, or if the Company does not receive on or prior to December 31, 1997, funding of $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise of Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement, Dr. Hirschman is entitled to receive an annual base salary of $325,000, use of an automobile, major medical, term life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors and that Bernard Friedland and William Bregman will vote in favor of Dr. Hirschman as a director of the Company, for the duration of Dr. Hirschman's employment, and since October 1996, Dr. Hirschman has served as a member of the Company's Board of Directors.

             On February 18, 1998, the Board of Directors authorized a $100,000 bonus and granted options to acquire 23,000,000 shares of common stock at $.27 per option share provided that the Company is granted FDA approval for testing RETICULOSE in the United States.

         COHEN AGREEMENTS

             In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through April 30, 1998), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.13 per share) (the "September 1992 Cohen Options"). As of December 31, 1997, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 7.           COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         COHEN AGREEMENTS (Continued)

             In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors.

             In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). The Company has been informed that Messrs. Cohen, Bauer and Rizzuto are principals of a firm which has been granted certain distribution rights, which were terminated on May 31, 1995. Through December 31, 1997, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options are exercisable through April 30, 1998 at an option price of $.11. The Company agreed to issue to Cohen an additional 300,000 shares in 1995 at a time when the shares were valued at $.14 per share, in consideration for expenditures incurred by Mr. Cohen in connection with securing for the benefit of the Company and the affiliated distributor, the continued services of a doctor.

             The issuance of the September 1992 Cohen Shares, the February 1993 Cohen Shares, the April 1994 Cohen Shares and the Bauer and Rizzuto Shares have been accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date. During the year ended December 31, 1996, Mr. Cohen was issued 300,000 shares for services rendered. These shares were accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date.

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 7.           COMMITMENTS AND CONTINGENCIES (Continued)

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with five different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute RETICULOSE in the countries of China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia. Pursuant to these agreements, distributors are obligated to cause RETICULOSE to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of RETICULOSE to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. No sales have been made by the Company under the distribution agreements other than for testing purposes.

NOTE 8.           STOCKHOLDERS' EQUITY

         During 1997, the Company issued 10,931,516 shares of common stock for an aggregate consideration of $1,412,166. These amounts were comprised of the issuance of common stock pursuant to the exercise of stock options of 3,333,333 shares for $247,666 and the issuance of common stock in exchange for consulting services of 150,000 shares for consideration of $44,500 and the issuance of common stock upon conversion of debt of 7,448,183 shares for $1,120,000.

NOTE 9.           INCOME TAXES

         The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. SFAS No. 109 is an asset and liability approach for computing deferred income taxes.

         As of December 31, 1997, the Company had a net operating loss carryforward for Federal income tax reporting purposes amounting to approximately $9,000,000, which expires in varying amounts to 2017.

         The Company presently has no significant temporary differences between financial reporting and income tax reporting. The components of the deferred tax asset as of December 31, 1997 were as follows:

               Benefit of net operating loss carryforwards        $3,058,000
               Less valuation allowance                            3,058,000
                                                                  ----------
               Net deferred tax asset                             $       --
                                                                  ==========

                          ADVANCED VIRAL RESEARCH CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 9.           INCOME TAXES (Continued)

         As of December 31, 1997, sufficient uncertainty exists regarding the realizability of these operating loss carryforwards and, accordingly, a valuation allowance of $3,058,000, which related to the net operating losses, has been established.

NOTE 10.          ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

         The information set forth below provides disclosure of the estimated fair value of the Company's financial instruments presented in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1997. Since the reported fair values of financial instruments are based upon a variety of factors, they may not represent actual values that could have been realized as December 31, 1997 or that will be realized in the future.

         The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, U.S. government obligations, accounts payable and the convertible debentures. Fair values were assumed to approximate carrying values for these financial instruments since they are short-term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

         The fair value of non-current investments, primarily U.S. government obligations, have been estimated using quoted market prices. At December 31, 1997, the differences between the estimated fair value and the carrying value of non-current and current debt instruments were considered immaterial in relation to the Company's financial position.

NOTE 11.          DEFERRED COMPENSATION COST

         As more fully described in Note 7 to these financial statements, the Company granted stock options in exchange for testing and consulting services. In accordance with SFAS 123, Accounting for Stock- Based Compensation (effective for options granted after December 15, 1995), the Company recognized compensation cost based on the fair value at the grant dates. The compensation cost is amortized over the life of the option period. The fair value of the stock options used to compute deferred compensation cost is the estimated present value at grant date using the Black-Sholes option pricing model with the following assumptions for 1996 and 1997: expected volatility of 20%; a risk-free interest rate of 6% and an expected holding period ranging from 1-3 years. The deferred compensation cost is reported as a component of stockholders' equity. At December 31, 1997 and 1996, there were 7,000,000 option shares outstanding with a weighted average exercise price of $0.195 per share.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                                                             Condensed
                                                                                                                from
                                                                                                               Audited
                                                                                                              Financial
                                                                                           September 30,     Statements
                                                                                               1998          December 31,
                                                                                            (Unaudited)          1997
                                                                                            -----------          ----
                                      ASSETS
                                      ------
Current Assets:
   Cash and cash equivalents                                                               $   485,041       $   236,059
   Investments                                                                                 188,000         2,984,902
   Inventory                                                                                    19,729            19,729
   Other current assets                                                                         23,837            20,240
                                                                                           -----------       -----------
         Total current assets                                                                  716,607         3,260,930

Property and Equipment                                                                         734,477           485,661

Other Assets                                                                                   328,683           443,251
                                                                                           -----------       -----------

         Total assets                                                                      $ 1,779,767       $ 4,189,842
                                                                                           ===========       ===========


                       LIABILITIES AND STOCKHOLDERS' EQUITY
                       ------------------------------------
Current Liabilities:
   Accounts payable and accrued liabilities                                                $   266,447       $   375,606
                                                                                           -----------       -----------
         Total current liabilities                                                             266,447           375,606
                                                                                           -----------       -----------

Convertible Debenture, Net                                                                           -         2,384,793
                                                                                           -----------       -----------

Commitments and Contingencies                                                                        -                 -

Stockholders' Equity:
   Common stock; 1,000,000,000 shares of $.00001 par value authorized,
      296,422,907 and 277,962,574 shares issued and outstanding                                  2,964             2,779
   Additional paid-in capital                                                               13,651,982        10,512,767
   Subscription receivable                                                                           -           (19,000)
   Deficit accumulated during the development stage                                        (12,112,090)       (8,993,266)
   Deferred compensation cost                                                                  (29,536)          (73,837)
                                                                                           -----------       -----------
         Total stockholders' equity                                                          1,513,320         1,429,443
                                                                                           -----------       -----------

         Total liabilities and stockholders' equity                                        $ 1,779,767       $ 4,189,842
                                                                                           ===========       ===========

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                                                                                                               Inception
                                                                                                             (February 20,
                                                  Three Months Ended               Nine Months Ended            1984) to
                                                     September 30,                    September 30,           September 30,
                                                     -------------                    -------------           -------------
                                                 1998             1997             1998            1997           1998
                                                 ----             ----             ----            ----           ----
Revenues:
   Sales                                     $      656      $         -     $        656    $      2,278      $    194,975
   Interest                                      22,310           28,900           79,533          63,879           536,787
   Other income                                       -                -              100               -           119,900
                                           ------------      -----------     ------------    ------------      ------------
                                                 22,966           28,900           80,289          66,157           851,662
                                           ------------      -----------     ------------    ------------      ------------

Costs and Expenses:
   Research and development                     230,326          166,108          611,090         360,781         2,535,101
   General and administrative                   633,273          547,736        1,711,532       1,299,897         7,606,442
   Depreciation and amortization                 28,437           62,605          570,260         124,116           880,102
   Interest                                           -           63,400          306,231         478,434         1,942,107
                                           ------------      -----------     ------------    ------------      ------------
                                                892,036          839,849        3,199,113       2,263,228        12,963,752
                                           ------------      -----------     ------------    ------------      ------------

Net Loss                                     $ (869,070)      $ (810,949)    $ (3,118,824)   $ (2,197,071)     $(12,112,090)
                                           ============      ===========     ============    ============      ============

Net Loss Per Share of Common
   Stock - Basic and Diluted                $      (.00)      $     (.00)    $       (.00)   $       (.00)     $       (.00)
                                           ============      ===========     ============    ============      ============

Weighted Average Number of
   Common Shares Outstanding                290,194,958      271,801,398      290,194,958     271,801,398
                                           ============      ===========     ============    ============

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 1998

                                                                                                                         Deficit
                                                                               Common Stock                            Accumulated
                                                                  Amount       ------------              Additional    during the
                                                                    Per                                  Paid-In       Development
                                                                   Share          Shares       Amount     Capital         Stage
                                                                   -----          ------       ------     -------         -----
Balance, inception (February 20, 1984) as previously reported                             -    $ 1,000     $      -        $ (1,000)

Adjustment for pooling of interests                                                       -     (1,000)       1,000               -
                                                                                -----------   --------     --------     -----------

Balance, inception, as restated                                                           -          -        1,000          (1,000)

   Net loss, period ended December 31, 1984                                               -          -            -         (17,809)
                                                                                -----------   --------     --------     -----------

Balance, December 31, 1984                                                                -          -        1,000         (18,809)

   Issuance of common stock for cash                                 $.00       113,846,154      1,138          170               -
   Net loss, year ended December 31, 1985                                                 -          -            -         (25,459)
                                                                                -----------   --------     --------     -----------

Balance, December 31, 1985                                                      113,846,154      1,138        1,170         (44,268)

   Issuance of common stock - public offering                         .01        40,000,000        400      399,600               -
   Issuance of underwriter's warrants                                                     -          -          100               -
   Expenses of public offering                                                            -          -     (117,923)              -
   Issuance of common stock, exercise of "A" warrants                 .03           819,860          9       24,587               -
   Net loss, year ended December 31, 1986                                                 -          -            -        (159,674)
                                                                                -----------   --------     --------     -----------

Balance, December 31, 1986                                                      154,666,014      1,547      307,534        (203,942)
                                                                                -----------   --------     --------     -----------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 1998

                                                                                                                          Deficit
                                                                               Common Stock                             Accumulated
                                                                   Amount      ------------              Additional     during the
                                                                    Per                                   Paid-In       Development
                                                                   Share        Shares        Amount      Capital          Stage
                                                                   -----        ------        ------      -------          -----
Balance, December 31, 1986                                                    154,666,014    $ 1,547      $ 307,534      $ (203,942)

   Issuance of common stock, exercise of "A" warrants             $.03         38,622,618        386      1,158,321               -
   Expenses of stock issuance                                                           -          -        (11,357)              -
   Acquisition of subsidiary for cash                                                   -          -        (46,000)              -
   Cancellation of debt due to stockholders                                             -          -         86,565               -
   Net loss, period ended December 31, 1987                                             -          -              -        (258,663)
                                                                             ------------   --------     ----------     ------------

Balance, December 31, 1987                                                    193,288,632      1,933      1,495,063        (462,605)

   Net loss, year ended December 31, 1988                                               -          -              -        (199,690)
                                                                             ------------   --------     ----------     ------------

Balance, December 31, 1988                                                    193,288,632      1,933      1,495,063        (662,295)

   Net loss, year ended December 31, 1989                                               -          -              -        (270,753)
                                                                             ------------   --------     ----------     ------------

Balance, December 31, 1989                                                    193,288,632      1,933      1,495,063        (933,048)

   Issuance of common stock, expiration of redemption               .05         6,729,850         67        336,475               -
      offer on "B" warrants
   Issuance of common stock, exercise of "B" warrants               .05           268,500          3         13,422               -
   Issuance of common stock, exercise of "C" warrants               .08            12,900          -          1,032               -
   Net loss, year ended December 31, 1990                                               -          -              -        (267,867)
                                                                             ------------   --------     ----------     ------------

Balance, December 31, 1990                                                    200,299,882      2,003      1,845,992      (1,200,915)
                                                                             ------------   --------     ----------     ------------

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 1998

                                                                                                                           Deficit
                                                                                Common Stock                             Accumulated
                                                                  Amount        ------------              Additional     during the
                                                                    Per                                    Paid-In       Development
                                                                   Share        Shares         Amount      Capital          Stage
                                                                   -----        ------         ------      -------          -----
Balance, December 31, 1990                                                    200,299,882    $ 2,003    $ 1,845,992    $ (1,200,915)

   Issuance of common stock, exercise of "B" warrants           $  .05             11,400          -            420               -
   Issuance of common stock, exercise of "C" warrants              .08              2,500          -            200               -
   Issuance of common stock, exercise of underwriters warrants    .012          3,760,000         38         45,083               -
   Net loss, year ended December 31, 1991                                               -          -              -        (249,871)
                                                                            -------------  ---------    -----------    ------------

Balance, December 31, 1991                                                    204,073,782      2,041      1,891,695      (1,450,786)

   Issuance of common stock, for testing                         .0405         10,000,000        100        404,900               -
   Issuance of common stock, for consulting services              .055            500,000          5         27,495               -
   Issuance of common stock, exercise of "B" warrants              .05          7,458,989         75        372,875               -
   Issuance of common stock, exercise of "C" warrants              .08          5,244,220         52        419,487               -
   Expenses of stock issuance                                                                                (7,792)
   Net loss, year ended December 31, 1992                                               -          -              -        (839,981)
                                                                            -------------  ---------    -----------    ------------

Balance, December 31, 1992                                                    227,276,991      2,273      3,108,660      (2,290,767)

   Issuance of common stock, for consulting services              .055            500,000          5         27,495               -
   Issuance of common stock, for consulting services               .03          3,500,000         35        104,965               -
   Issuance of common stock, for testing                          .035          5,000,000         50        174,950               -
   Net loss, year ended December 31, 1993                                               -          -              -        (563,309)
                                                                            -------------  ---------    -----------    ------------

Balance, December 31, 1993                                                  $ 236,276,991    $ 2,363    $ 3,416,070    $ (2,854,076)
                                                                            -------------  ---------    -----------    ------------

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 1998



                                                                             Common Stock
                                                                Amount       ------------              Additional
                                                                 Per                                    Paid-In      Subscription
                                                                Share         Shares        Amount      Capital       Receivable
                                                                -----         ------        ------      -------       ----------
Balance, December 31, 1993                                                     236,276,991   $ 2,363    $ 3,416,070         $ -

   Issuance of common stock, for consulting services            $   .05          4,750,000        47        237,453           -
   Issuance of common stock, exercise of options                    .08            400,000         4         31,996           -
   Issuance of common stock, exercise of options                    .10            190,000         2         18,998           -
   Net loss, year ended December 31, 1994                                                -         -              -           -
                                                                              ------------   -------   ------------        ----

Balance, December 31, 1994                                                     241,616,991     2,416      3,704,517           -
                                                                                                                              -
   Issuance of common stock, exercise of options                    .05          3,333,333        33        166,633           -
   Issuance of common stock, exercise of options                    .08          2,092,850        21        167,407           -
   Issuance of common stock, exercise of options                    .10          2,688,600        27        268,833           -
   Issuance of common stock, for consulting services                .11          1,150,000        12        126,488           -
   Issuance of common stock, for consulting services                .14            300,000         3         41,997           -
   Net loss, year ended December 31, 1995                                                -         -              -           -
                                                                                        --        --             --          --

Balance, December 31, 1995                                                     251,181,774     2,512      4,475,875           -
                                                                               ------------    ------     ----------         --

(RESTUBBED TABLE)
                                                                                  Deficit
                                                                                Accumulated
                                                                                during the        Deferred
                                                                                Development     Compensation
                                                                                   Stage            Cost
                                                                                   -----            ----

Balance, December 31, 1993                                                       $ (2,854,076)        $ -

   Issuance of common stock, for consulting services                                        -           -
   Issuance of common stock, exercise of options                                            -           -
   Issuance of common stock, exercise of options                                            -           -
   Net loss, year ended December 31, 1994                                            (440,837)          -
                                                                                 -------------       ----

Balance, December 31, 1994                                                         (3,294,913)          -

   Issuance of common stock, exercise of options                                            -           -
   Issuance of common stock, exercise of options                                            -           -
   Issuance of common stock, exercise of options                                            -           -
   Issuance of common stock, for consulting services                                        -           -
   Issuance of common stock, for consulting services                                        -           -
   Net loss, year ended December 31, 1995                                            (401,884)          -
                                                                                 -------------       ----

Balance, December 31, 1995                                                         (3,696,797)          -
                                                                                 -------------       ----

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 1998

                                                                              Common Stock
                                                                   Amount     ------------               Additional
                                                                     Per                                  Paid-In      Subscription
                                                                    Share        Shares       Amount      Capital       Receivable
                                                                    -----        ------       ------      -------       ----------
Balance, December 31, 1995                                                    251,181,774   $ 2,512    $ 4,475,875       $      -

   Issuance of common stock, exercise of options                     .05        3,333,334        33        166,634              -
   Issuance of common stock, exercise of options                     .08        1,158,850        12         92,696              -
   Issuance of common stock, exercise of options                     .10        7,163,600        72        716,288              -
   Issuance of common stock, exercise of options                     .11          170,000         2         18,698              -
   Issuance of common stock, exercise of options                     .12        1,300,000        13        155,987              -
   Issuance of common stock, exercise of options                     .18        1,400,000        14        251,986              -
   Issuance of common stock, exercise of options                     .19          500,000         5         94,995              -
   Issuance of common stock, exercise of options                     .20          473,500         5         94,695              -
   Issuance of common stock, for services rendered                   .50          350,000         3        174,997              -
   Options granted                                                                      -         -        760,500              -
   Subscription receivable                                                              -         -              -        (19,000)
   Net loss, year ended December 31, 1996                                               -         -              -              -
                                                                             ------------    ------     ----------       --------

Balance, December 31, 1996                                                    267,031,058     2,671      7,003,351        (19,000)
                                                                             ------------    ------     ----------       --------


(RESTUBBED TABLE)
                                                                             Deficit
                                                                           Accumulated
                                                                            during the        Deferred
                                                                           Development      Compensation
                                                                              Stage             Cost
                                                                              -----             ----

Balance, December 31, 1995                                                $ (3,696,797)      $       -

   Issuance of common stock, exercise of options                                     -               -
   Issuance of common stock, exercise of options                                     -               -
   Issuance of common stock, exercise of options                                     -               -
   Issuance of common stock, exercise of options                                     -               -
   Issuance of common stock, exercise of options                                     -               -
   Issuance of common stock, exercise of options                                     -               -
   Issuance of common stock, exercise of options                                     -               -
   Issuance of common stock, exercise of options                                     -               -
   Issuance of common stock, for services rendered                                   -               -
   Options granted                                                                   -        (473,159)
   Subscription receivable                                                           -               -
   Net loss, year ended December 31, 1996                                   (1,154,740)              -
                                                                          -------------      ---------

Balance, December 31, 1996                                                  (4,851,537)       (473,159)
                                                                          -------------      ---------

                See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 1998

                                                                           Common Stock
                                                                 Amount    ------------                Additional
                                                                  Per                                    Paid-In      Subscription
                                                                 Share        Shares        Amount       Capital       Receivable
                                                                 -----        ------        ------       -------       ----------
Balance, December 31, 1996                                                    267,031,058    $ 2,671     $ 7,003,351     $ (19,000)

   Issuance of common stock, exercise of options                  .08           3,333,333         33         247,633             -
   Issuance of common stock, conversion of debt                   .20           1,648,352         16         329,984             -
   Issuance of common stock, conversion of debt                   .15             894,526          9         133,991             -
   Issuance of common stock, conversion of debt                   .12           2,323,580         23         269,977             -
   Issuance of common stock, conversion of debt                   .15           1,809,524         18         265,982             -
   Issuance of common stock, conversion of debt                   .16             772,201          8         119,992             -
   Issuance of common stock, for services rendered                .41              50,000          -          20,500             -
   Issuance of common stock, for services rendered                .24             100,000          1          23,999             -
   Beneficial conversion feature, February debenture                                    -          -         413,793             -
   Beneficial conversion feature, October debenture                                     -          -       1,350,000             -
   Warrant costs, February debenture                                                    -          -          37,242             -
   Warrant costs, October debenture                                                     -          -         291,555             -
   Amortization of deferred compensation cost                                           -          -               -             -
   Imputed interest on convertible debenture                                            -          -           4,768             -
   Net loss, year ended December 31, 1997                                               -          -               -             -
                                                                              -----------     ------     -----------     ---------

Balance, December 31, 1997                                                    277,962,574      2,779      10,512,767       (19,000)
                                                                              -----------     ------     -----------     ---------


(RESTUBBED TABLE)
                                                                                  Deficit
                                                                                Accumulated
                                                                                 during the        Deferred
                                                                                Development      Compensation
                                                                                   Stage             Cost
                                                                                   -----             ----

Balance, December 31, 1996                                                   $ (4,851,537)      $ (473,159)

   Issuance of common stock, exercise of options                                        -                -
   Issuance of common stock, conversion of debt                                         -                -
   Issuance of common stock, conversion of debt                                         -                -
   Issuance of common stock, conversion of debt                                         -                -
   Issuance of common stock, conversion of debt                                         -                -
   Issuance of common stock, conversion of debt                                         -                -
   Issuance of common stock, for services rendered                                      -                -
   Issuance of common stock, for services rendered                                      -                -
   Beneficial conversion feature, February debenture                                    -                -
   Beneficial conversion feature, October debenture                                     -                -
   Warrant costs, February debenture                                                    -                -
   Warrant costs, October debenture                                                     -                -
   Amortization of deferred compensation cost                                           -          399,322
   Imputed interest on convertible debenture                                            -                -
   Net loss, year ended December 31, 1997                                       (4,141,729)              -
                                                                               -----------     -----------

Balance, December 31, 1997                                                     (8,993,266)         (73,837)
                                                                               -----------     -----------

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

            CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Continued)

               INCEPTION (FEBRUARY 20, 1984) TO SEPTEMBER 30, 1998

                                                                            Common Stock
                                                                 Amount     ------------                Additional
                                                                   Per                                   Paid-In       Subscription
                                                                  Share        Shares       Amount       Capital        Receivable
                                                                  -----        ------       ------       -------        ----------
Balance, December 31, 1997                                                     277,962,574   $ 2,779     $ 10,512,767     $ (19,000)

   Issuance of common stock, exercise of options                   .12             295,000         3           35,397             -
   Issuance of common stock, exercise of options                   .14             500,000         5           69,995             -
   Issuance of common stock, exercise of options                   .16             450,000         5           71,995             -
   Issuance of common stock, exercise of options                   .20              10,000         -            2,000             -
   Issuance of common stock, exercise of options                   .26             300,000         3           77,997             -
   Issuance of common stock, conversion of debt                    .13           1,017,011        10          132,990             -
   Issuance of common stock, conversion of debt                    .14           2,512,887        25          341,225             -
   Issuance of common stock, conversion of debt                    .15           5,114,218        51          749,949             -
   Issuance of common stock, conversion of debt                    .18           1,491,485        15          274,985             -
   Issuance of common stock, conversion of debt                    .19           3,299,979        33          619,967             -
   Issuance of common stock, conversion of debt                    .22           1,498,884        15          335,735             -
   Issuance of common stock, conversion of debt                    .23           1,870,869        19          424,981             -
   Issuance of common stock, for services rendered                 .21             100,000         1           20,999             -
   Amortization of deferred compensation cost                                            -         -                -             -
   Write off of subscription receivable                                                  -         -          (19,000)       19,000
   Net loss, nine months ended September 30, 1998                                        -         -                -             -
                                                                              ------------   -------     ------------     ---------

Balance, September 30, 1998                                                    296,422,907   $ 2,964     $ 13,651,982     $       -
                                                                              ============   =======     ============     =========


(RESTUBBED TABLE)
                                                                                  Deficit
                                                                                Accumulated
                                                                                 during the        Deferred
                                                                                Development      Compensation
                                                                                   Stage             Cost
                                                                                   -----             ----

Balance, December 31, 1997                                                    $  (8,993,266)     $ (73,837)

   Issuance of common stock, exercise of options                                          -              -
   Issuance of common stock, exercise of options                                          -              -
   Issuance of common stock, exercise of options                                          -              -
   Issuance of common stock, exercise of options                                          -              -
   Issuance of common stock, exercise of options                                          -              -
   Issuance of common stock, conversion of debt                                           -              -
   Issuance of common stock, conversion of debt                                           -              -
   Issuance of common stock, conversion of debt                                           -              -
   Issuance of common stock, conversion of debt                                           -              -
   Issuance of common stock, conversion of debt                                           -              -
   Issuance of common stock, conversion of debt                                           -              -
   Issuance of common stock, conversion of debt                                           -              -
   Issuance of common stock, for services rendered                                        -              -
   Amortization of deferred compensation cost                                             -         44,301
   Write off of subscription receivable                                                   -              -
   Net loss, nine months ended September 30, 1998                                (3,118,824)             -
                                                                              -------------     ----------

Balance, September 30, 1998                                                   $ (12,112,090)     $ (29,536)
                                                                              =============     ==========

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                                              Inception
                                                                              Nine Months Ended             (February 20,
                                                                                September 30,                  1984) to
                                                                                                            September 30,
                                                                           1998              1997                1998
                                                                           ----              ----                ----
Cash Flows from Operating Activities:
   Net loss                                                               $(3,118,824)      $(2,197,071)       $(12,112,090)
                                                                          -----------       -----------        ------------
   Adjustments to reconcile net loss to
      net cash used by operating activities:
         Depreciation and amortization                                        570,260           161,358             887,400
         Amortization of deferred interest cost on beneficial
            conversion feature of convertible debenture                       210,951           413,793           1,763,793
         Amortization of deferred compensation cost                            44,301           384,555             730,964
         Loss on sale of property and equipment                                     -             1,425               1,425
         Issuance of common stock for services                                 21,000            44,500           1,437,500
         Imputed interest on convertible debenture                                  -             4,768               4,768
         Changes in Operating Assets and Liabilities:
            Increase in other current assets                                   (3,597)          (11,741)            (23,837)
            Increase in inventory                                                   -                 -             (19,729)
            Increase in other assets                                         (106,658)         (225,151)           (636,328)
            Increase (decrease) in accounts
               payable and accrued liabilities                               (109,159)           20,860             272,647
            Decrease in customers deposits                                          -                 -              (7,800)
                                                                          -----------       -----------        ------------
              Total adjustments                                               627,098           794,367           4,410,803
                                                                          -----------       -----------        ------------
               Net cash used by operating activities                       (2,491,726)       (1,402,704)         (7,701,287)
                                                                          -----------       -----------        ------------

Cash Flows from Investing Activities:
   Purchase of investments                                                    (94,000)         (857,000)         (5,471,932)
   Proceeds from sale of investments                                        2,890,902         1,280,841           5,283,932
   Expenditures for property and equipment                                   (313,594)         (118,884)         (1,005,460)
   Proceeds from sale of property and equipment                                     -             1,200               1,200
                                                                          -----------       -----------        ------------
               Net cash provided (used) by investing activities             2,483,308           306,157          (1,192,260)
                                                                          -----------       -----------        ------------

Cash Flows from Financing Activities:
   Proceeds from issuance of convertible debt                                       -         1,000,000           4,000,000
   Proceeds from sale of securities, net of issuance costs                    257,400           266,666           5,378,588
                                                                          -----------       -----------        ------------
               Net cash provided by financing activities                      257,400         1,266,666           9,378,588
                                                                          -----------       -----------        ------------

Net Increase in Cash and Cash Equivalents                                     248,982           170,119             485,041

Cash and Cash Equivalents, Beginning                                          236,059            61,396                   -
                                                                          -----------       -----------        ------------

Cash and Cash Equivalents, Ending                                           $ 485,041         $ 231,515           $ 485,041
                                                                          ===========       ===========        ============

                 See notes to consolidated financial statements.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


NOTE 1.  BASIS OF PRESENTATION

             The accompanying unaudited consolidated condensed financial statements at September 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of financial position as of September 30, 1998 and results of operations for the three months and the nine months ended September 30, 1998 and 1997 and cash flows for the nine months ended September 30, 1998 and 1997. All such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


NOTE 2.  COMMITMENTS AND CONTINGENCIES

         Going Concern

             The accompanying unaudited consolidated condensed financial statements at September 30, 1998 have been prepared in conformity with generally accepted accounting principles which contemplate the continuance of the Company as a going concern. The Company, which is still in its development stage, has suffered losses from operations during its operating history. The Company is dependent upon registration of RETICULOSE for sale before it can begin commercial operations. The Company's cash position may be inadequate to pay all the costs associated with the full range of testing and clinical trials required by the FDA. Management does not anticipate registration or other approval of RETICULOSE in the near future in the United States. Unless and until RETICULOSE is approved for sale in the United States or another industrially developed country, the Company may be dependent upon the continued sale of its securities and debt financing for funds to meet its cash requirements. Management intends to continue to sell the Company's securities in an attempt to mitigate the effects of its cash position; however, no assurance can be given that equity or debt financing, if and when required, will be available. In the event that such equity or debt financing is not available, in order to continue operations, management anticipates that they will have to defer their salaries. During 1997, the Company obtained debt financing and may seek additional debt financing if the need arises. Additional debt financing is expected during November 1998. No assurance can be given that the Company will be able to sustain its operations until FDA approval is granted or that any approval will ever be granted. These factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated condensed financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should the Company be unable to continue in existence.

         Potential Claim for Royalties

             The Company may be subject to claims from certain third parties for royalties due on sale of RETICULOSE. The Company has not as yet received any notice of claim from such parties.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         Product Liability

             The Company could be subjected to claims for adverse reactions resulting from the use of RETICULOSE. Although the Company is unaware of any such claims or threatened claims since RETICULOSE was initially marketed in the 1940's, one study noted adverse reactions from highly concentrated doses in guinea pigs. In the event any claims for substantial amounts were successful, they could have a material adverse effect on the Company's financial condition and on the marketability of RETICULOSE. As of the date hereof, the Company does not have product liability insurance for RETICULOSE. There can be no assurance that the Company will be able to secure such insurance in adequate amounts, at reasonable premiums if it determined to do so. Should the Company be unable to secure such product liability insurance, the risk of loss to the Company in the event of claims would be greatly increased and could materially adversely affect the Company.

         Lack of Patent Protection

             The Company does not presently have a patent for RETICULOSE but the Company has two patents for the use of RETICULOSE as a treatment. The Company currently has 32 patent applications pending with the U.S. Patent Office. The Company can give no assurance that other companies, having greater economic resources, will not be successful in developing a similar product. There can be no assurance that such patents, if obtained, will be enforceable.

         TESTING AGREEMENTS

         Plata Partners Limited Partnership

             On March 20, 1992, the Company entered into an agreement with Plata Partners Limited Partnership ("Plata") pursuant to which Plata agreed to perform a demonstration in the Domincan Republic in accordance with a certain agreed upon protocol (the "Protocol") to assess the efficacy of a treatment using RETICULOSE incorporated in the Protocol against AIDS (the "Plata Agreement"). Plata covered all costs and expenses associated with the demonstration.

             Pursuant to the Plata Agreement, the Company authorized the issuance to Plata of 5,000,000 shares of common stock and options to purchase an additional 5,000,000 shares at $.08 per share through July 9, 1994 (the "Plata Options") and 5,000,000 shares at $.10 per share through July 9, 1994 (the "Additional Plata Options"). Pursuant to several amendments, the Plata Options and the Additional Plata Options are exercisable through April 30, 1999 at an exercise price of $.14 and $.16, respectively. As of September 30, 1998, there are outstanding Plata Options to acquire 683,300 shares at $.14 per share and Additional Plata Options to acquire 108,100 shares at an exercise price of $.16 per share. Through September 30, 1998, the Company has received approximately $1,332,000 pursuant to the issuance of approximately 9.2 million shares in connection with the exercise of the Plata Options and the Additional Plata Options.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)



NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         Argentine Agreement

             In April 1996, the Company entered into an agreement (the "Argentine Agreement") with DCT SRL, an Argentine corporation unaffiliated with the Company ("DCT") pursuant to which DCT was to cause a clinical trial to be conducted in two separate hospitals located in Buenos Aires, Argentina (the "Clinical Trials"). Pursuant to the Argentine Agreement, the Clinical Trials were to be conducted pursuant to a protocol developed by Juan Carlos Flichman, M.D. and the purpose of the Clinical Trials was to assess the efficacy of the Company's drug RETICULOSE on the Human Papilloma Virus (HPV). The protocol calls for, among other things, a study to be performed with clinical and laboratory follow-up on 12 male and female human patients between the ages of 18 and 50. The Clinical Trials did not include a placebo control group or references to any other antiviral drug.

             Pursuant to the Argentine Agreement, the Company delivered $34,000 to DCT to cover out-of-pocket expenses associated with the Clinical Trials. The Argentine Agreement further provides that at the conclusion of the Clinical Trials, DCT shall cause Dr. Flichman to prepare and deliver a written report to the Company regarding the methodology and results of the Clinical Trials (the "Written Report"). In September 1996, the Written Report was delivered by Dr. Flichman to the Company. Upon delivery of the Written Report to the Company, the Company delivered to the principals of DCT options to acquire 2,000,000 shares of the Company's common stock for a period of one year from the date of the delivery of the Written Report, at a purchase price of $.20 per share. Pursuant to several amendments, the DCT options are exercisable through April 30, 1999 at an exercise price of $.21 per share. As of September 30, 1998, 464,000 shares of common stock were issued pursuant to the exercise of these options for an aggregate exercise price of approximately $93,000.

             Additionally, in April 1998, 10,000 shares were issued in connection with the exercise of options at $.20 per share.

             In June 1994, DCT SRL and the Company entered into an exclusive distribution agreement whereby the Company granted to DCT, subject to certain conditions, the exclusive right to market and sell RETICULOSE in Argentina, Bolivia, Paraguay, Uruguay, Brazil, and Chile (the "DCT Exclusive Distribution Agreement").

             In April 1996, the Company entered into an agreement with DCT (the HIV-HPV Agreement") whereby the Company agreed to provide to DCT or its assignees, up to $600,000 to cover the costs of a double blind placebo controlled study in approximately 150 patients to assess the efficacy of RETICULOSE for the treatment of persons diagnosed with the HIV virus (AIDS) and HPV (the "HIV-HPV Study"). Subsequently, the Company has agreed to advance additional funds towards such study.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         Argentine Agreement (Continued)

             In connection with the HIV-HPV Agreement, the Company has advanced approximately $665,000 which is accounted for as a research and development expense. The amounts have been used to cover expenses associated with clinical activities of the HIV-HPV Study.

             The HIV-HPV Agreement provides that (i) in the event the data from the HIV-HPV Study is used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii) DCT receives financing to cover the costs of the HIV-HPV Study, then DCT is obligated to reimburse the Company for all amounts expended in connection with the HIV-HPV Study.

             In October 1997, the Company entered into two agreements with DCT, whereby the Company agreed to provide DCT or its assignees, up to $220,000 and $341,000 to cover the costs of double blind placebo controlled studies in approximately 360 and 240 patients, respectively to assess the efficacy of the topical application of RETICULOSE for the treatment of persons diagnosed with Herpes Labialis/Genital Infections (the "Herpes Study") and HPV (the "HPV Topical Study").

             In connection with the Herpes Study and the HPV Topical Study (collectively, the "Studies"), the Company has advanced approximately $58,000 and $132,500, respectively such expenses are accounted for as research and development expenses. The amounts expended have been used to cover expenses associated with pre-clinical activities. Neither the Herpes Study nor the HPV Topical Study has commenced.

             Both Agreements with DCT provide that (i) in the event the data from the Studies are used in connection with RETICULOSE being approved for commercial sale anywhere within the territory granted under the DCT Exclusive Distribution Agreement or (ii), DCT receives financing to cover the costs of the Studies, then DCT is obligated to reimburse the Company for all amounts respectively expended in connection with the Studies.

             In February 1995, the Company entered into an agreement with DCT (the "Concurrent Agreement") whereby the Company agreed to provide DCT or its assignees, up to $412,960 to cover the costs of a study in 65 patients to compare the results of treatment of patients with AIDS taking a three drug cocktail and RETICULOSE with those taking a three drug cocktail and a placebo. As of September 30, 1998, the Company has advanced approximately $50,000 for such study which has been accounted for as research and development expense.

             In May 1998, the Company entered into an agreement with DCT (the "Rheumatoid Arthritis Agreement") whereby the Company agreed to provide DCT or its assignees, up to $94,950 to cover the costs of a controlled study in 30 patients to determine the efficacy of RETICULOSE for the treatment of rheumatoid arthritis in humans. In connection with this study, the Company has advanced approximately $79,200 which has been accounted for as research and development expenses.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         TESTING AGREEMENTS (Continued)

         Argentine Agreement (Continued)

             In July 1998, the Company authorized expenditures of up to $90,000 to study the effects of RETICULOSE in inhibiting the mutation of the AIDS virus. As of September 30, 1998, the Company has advanced approximately $50,000 for such study which has been accounted for as research and development expense.

         Barbados Study

             A double blind study assessing the efficacy of the Company's drug RETICULOSE in 43 human patients diagnosed with HIV (AIDS) is being conducted at the Queen Elizabeth Hospital, Bridgetown, Barbados (the "Barbados Study"). As of September 30, 1998, the Company has expended approximately $365,000 to cover the costs of the Barbados Study. Based on information received from the coordinators of the Barbados Study, the Company is uncertain as to the costs to be incurred in connection with the Barbados Study and has not been informed as to when results from the Barbados Study will be forthcoming. In December 1996, the Company received from the coordinators of the Barbados Study, a written summary of preliminary results of the Barbados Study (the "Written Summary").

             In July 1998, the Company authorized expenditures of up to $45,000 to study the effects of RETICULOSE in inhibiting the mutation of the AIDS virus. As of September 30, 1998, the Company has advanced approximately $5,000 for such study which has been accounted for as research and development expense.

         National Cancer Institute Agreement

             In March 1997, the Company entered into a Material Transfer Agreement - Cooperative Research and Development Agreement with the National Cancer Institute ("NCI") of the National Institutes of Health. Under the terms of the Agreement, NCI researchers and the Company will collaborate to elucidate the molecular mechanism by which RETICULOSE affects the transcription of the gamma interferon gene. This agreement was extended for an additional one year term through March 3, 1999 to investigate the anti-tumor activity of RETICULOSE using kidney tumor model systems. In addition, NCI will study the effects of RETICULOSE on inflammation associated with rheumatoid arthritis.

         Topical Safety Study

             As of September 30, 1998, the Company advanced approximately $170,000 for a topical safety study to be conducted in the United States for the topical use of RETICULOSE for the treatment of HPV and herpes.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS

         Hirschman Agreement

             In May 1995, the Company entered into a consulting agreement with Shalom Hirschman, M.D., Professor of Medicine of Mt. Sinai School of Medicine, New York, New York and Director of Mt. Sinai's Division of Infectious Diseases, whereby Dr. Hirschman was to provide consulting services to the Company through May 1997. The consulting services included the development and location of pharmacological and biotechnology companies and assisting the Company in seeking joint ventures with and financing of companies in such industries.

             In connection with the consulting agreement, the Company issued to Dr. Hirschman 1,000,000 shares of the Company's common stock and the option to acquire 5,000,000 shares of the Company's common stock for a period of three years as per the vesting schedule as referred to in the agreement, at a purchase price of $.18 per share. In addition and in connection with entering into the consulting agreement with Dr. Hirschman, the Company issued to a person unaffiliated with the Company, 100,000 shares of the Company's common stock, and an option to acquire for a period of one year, from June 1, 1995, an additional 500,000 shares at a purchase price of $.18 per share. As of September 30, 1998, 900,000 shares have been issued upon exercise of these options for cash consideration of $162,000 under this Agreement.

             In March 1996, the Company entered into an addendum to the consulting agreement with Dr. Hirschman whereby Dr. Hirschman agreed to provide consulting services to the Company through May 2000 (the "Addendum"). Pursuant to the Addendum, the Company granted to Dr. Hirschman and his designees options to purchase an aggregate of 15,000,000 shares of the Company's common stock for a three year period pursuant to the following schedule: (i) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1996 and ending March 23, 1999 at an exercise price of $.19 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; (ii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1997 and ending March 23, 1999 at an exercise price of $.27 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman; and (iii) options to purchase 5,000,000 shares exercisable at any time and from time to time commencing March 24, 1998 and ending March 23, 1999 at an exercise price of $.36 per share, of which options to acquire 500,000 shares were assigned by Dr. Hirschman to Richard Rubin, consultant to Dr. Hirschman. In addition, the Company has agreed to cause the shares underlying these options to be registered so long as there is no cost to the Company. As of September 30, 1998, 500,000 shares of common stock were issued pursuant to the exercise of stock options by Richard Rubin. Mr. Rubin has, from time to time in the past, advised the Company on matters unrelated to his consultation with Dr. Hirschman.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         Hirschman Agreement (Continued)

             In November 1997, Dr. Hirschman assigned to Henry Kamioner, a consultant to Dr. Hirschman, options to acquire 1,500,000 shares (500,000 at $19,500,000 at $.27 and 500,000 at $.36).

             On October 14, 1996, the Company and Dr. Hirschman entered into an agreement (the "Employment Agreement") whereby Dr. Hirschman has agreed to serve as the President and Chief Executive Officer of the Company for a period of three years, subject to earlier termination by either party, either for cause as defined in and in accordance with the provisions of the Employment Agreement, or if the Company do not receive on or prior to December 31, 1997, funding of $3,000,000 from sources other than traditional institutional/bank debt financing or proceeds from the purchase by Dr. Hirschman of the Company's securities, including, without limitation, the exercise of Dr. Hirschman of outstanding stock options. Pursuant to the Employment Agreement, Dr. Hirschman is entitled to receive an annual base salary of $325,000, use of an automobile, major medical, term life, disability and dental insurance benefits for the term of his employment. The Employment Agreement further provides that Dr. Hirschman shall be nominated by the Company to serve as a member of the Company's Board of Directors and that Bernard Friedland and William Bregman will vote in favor of Dr. Hirschman as a director of the Company, for the duration of Dr. Hirschman's employment, and since October 1996, Dr. Hirschman has served as a member of the Company's Board of Directors.

             On February 18, 1998, the Board of Directors authorized a $100,000 bonus to Dr. Hirschman and granted options to acquire 23,000,000 shares of stock at $0.27 per option share provided that the Company is granted FDA approval for testing in the United States.

             In July 1998, the Company and Dr. Hirschman entered into an amended and restated employment agreement which supersedes in its entirety the original employment agreement of October 1996. Such amendment and restatement extends the term of the employment agreement to December 31, 2000. Additionally, the February 1998 Board of Directors action regarding the $100,000 bonus and the granting of 23,000,000 options (contingent upon the occurrence of certain events) is included in this employment agreement.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         Cohen Agreements

             In September 1992, the Company entered into a one year consulting agreement with Leonard Cohen (the "September 1992 Cohen Agreement"). The September 1992 Cohen Agreement required that Mr. Cohen provide certain consulting services to the Company in exchange for the Company's issuing to Mr. Cohen 1,000,000 shares of common stock (the "September 1992 Cohen Shares"), 500,000 of which were issuable upon execution of the September 1992 Cohen Agreement and the remaining 500,000 shares of which were issuable upon Mr. Cohen completing 50 hours of consulting service to the Company. The Company issued the first 500,000 shares to Mr. Cohen in October 1992 and the remaining 500,000 shares to Mr. Cohen in February 1993. Further pursuant to the September 1992 Cohen Agreement, the Company granted to Mr. Cohen the option to acquire, at any time and from time to time through September 10, 1993 (which date has been extended through April 30, 1999), the option to acquire 3,000,000 shares of common stock of the Company at an exercise price of $.09 per share (which exercise price has been increased to $.15 per share) (the "September 1992 Cohen Options"). As of September 30, 1998, 1,300,000 of the September 1992 Cohen Options have been exercised for cash consideration of $156,000.

             In February 1993, the Company entered into a second consulting agreement with Mr. Cohen (the "February 1993 Cohen Agreement") for a three year term commencing on March 1, 1993. The February 1993 Cohen Agreement provides that Mr. Cohen provide financing business consulting services concerning the operations of the business of the Company and possible strategic transactions in exchange for the Company issuing to Mr. Cohen 3,500,000 shares of common stock (the "February 1993 Cohen Shares"), 1,500,000 shares of which Mr. Cohen has informed the Company he has assigned to certain other persons not affiliated with the Company or any of its officers or directors.

             In July 1994, in consideration for services related to the introduction, negotiation and execution of a distribution agreement the Company issued: (i) to Mr. Cohen, an additional 2,500,000 shares (the "April 1994 Cohen Shares") and (ii) to each of Elliot Bauer and Lee Rizzuto, 625,000 shares (the "Bauer and Rizzuto Shares") as well as options to acquire an additional 5,000,000 shares each at $.10 per share exercisable through May 1, 1996 (the "Bauer and Rizzuto Options"). The Company has been informed that Messrs. Cohen, Bauer and Rizzuto are principals of a firm which has been granted certain distribution rights, which were terminated on May 31, 1995. Through September 30, 1998, 2,855,000 shares were issued pursuant to the exercise of the Bauer and Rizzuto Options for an aggregate exercise price of $285,500. Mr. Rizzuto sold all of his shares and all shares underlying his options. Pursuant to several amendments, the remaining Bauer options are exercisable through April 30, 1999 at an option price of $.13. The Company agreed to issue to Cohen an additional 300,000 shares in 1995 at a time when the shares were valued at $.14 per share, in consideration for expenditures incurred by Mr. Cohen in connection with securing for the benefit of the Company and the affiliated distributor, the continued services of a doctor.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 2.  COMMITMENTS AND CONTINGENCIES (Continued)

         CONSULTING AGREEMENTS (Continued)

         Cohen Agreements (Continued)

             The issuance of the September 1992 Cohen Shares, the February 1993 Cohen Shares, the April 1994 Cohen Shares and the Bauer and Rizzuto Shares have been accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date. During the year ended December 31, 1996, Mr. Cohen was issued 300,000 shares for services rendered. These shares were accounted for as an administrative expense in the amount of the Company's valuation of such shares as of the issuance date.

         Chinnici Agreement

             In July 1998, the Company entered into a consulting agreement with Dr. Angelo A. Chinnici for a term extending to December 31, 2000. Such agreement calls for Dr. Chinnici to provide assistance in connection with research, development, production, marketing and sale of RETICULOSE. Additionally, Dr. Chinnici will testify before the FDA in connection with an application for approval of RETICULOSE and will provide detailed clinical reports regarding patients observed by him. Dr. Chinnici will receive options to purchase 300,000 shares at an exercise price of $.30 per share. The options will be exercisable in equal installments on January 1, 1999 and 2000 and December 15, 2000.

         DISTRIBUTION AGREEMENTS

         The Company currently is a party to separate agreements with four different entities (the "Entities"), whereby the Company has granted exclusive rights to distribute RETICULOSE in the countries of China, Japan, Macao, Hong Kong, Taiwan, Mexico, Argentina, Bolivia, Paraguay, Uruguay, Brazil, Chile, Channel Islands, The Isle of Man, British West Indies, Jamaica, Haiti, Bermuda, Belize and Saudi Arabia. Pursuant to these agreements, distributors are obligated to cause RETICULOSE to be approved for commercial sale in such countries and upon such approval, to purchase from the Company certain minimum quantities of RETICULOSE to maintain the exclusive distribution rights. Leonard Cohen, a former consultant to the Company, has informed the Company that he is an affiliate of two of these entities. To date, the Company has recorded revenue classified as other income for the sale of territorial rights under the distribution agreements. No sales have been made by the Company under the distribution agreements other than for testing purposes.

         Additionally, pursuant to one of the distributions agreements, the Company granted the distributor the right to acquire 3,000,000 shares of the Company's common stock at a purchase price of $.25 (which has been increased to $.26) upon the completion of certain tests and the publication of a paper with respect to such tests. During May 1998, 300,000 shares of common stock were issued pursuant to exercise of these options for an aggregate exercise price of $78,000.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  CONVERTIBLE DEBENTURES

         In February 1997 and October 1997, in order to finance research and development, the Company sold $1,000,000 and $3,000,000, respectively, principal amount of its ten-year 7% Convertible Debentures (the "February Debenture" and the "October Debenture", collectively, the "Debentures") due February 28, 2007 and August 30, 2007, respectively, to RBB Bank Aktiengesellschaft ("RBB") in offshore transactions pursuant to Regulation S under the Securities Act of 1933, as amended. Accrued interest under the Debentures was payable semi-annually, computed at the rate of 7% per annum on the unpaid principal balance from the date of issuance until the date of interest payment. The Debentures were convertible, at the option of the holder, into shares of Common Stock pursuant to specified formulas. On April 22, 1997, June 6, 1997, July 3, 1997 and August 20, 1997, pursuant to notice by the holder, RBB, to the Company under the February Debenture, $330,000, $134,000, $270,000 and $266,000, respectively, of the principal amount of the February Debenture was converted into 1,648,352, 894,526, 2,323,580 and 1,809,524 shares of the Common Stock, respectively. As of August 20, 1997, the February Debenture was fully converted. On December 9, 1997, January 7, 1998, January 14, 1998, February 19, 1998, February 23, 1998, March 31, 1998, May 4, 1998 and May 5, 1998,
         pursuant to notice by the holder, RBB, to the Company, $120,000, $133,000, $341,250, $750,000, $335,750, $425,000, $275,000 and
         $620,000, respectively, of the October Debenture was converted into 772,201, 1,017,011, 2,512,887, 5,114,218, 1,498,884, 1,870,869,
         1,491,485 and 3,299,979 Common Stock, respectively. As of May 5, 1998, the October Debenture was fully converted.

         In connection with the issuance of the February Debenture, the Company issued to RBB three warrants (the "February Warrants") to purchase common stock, each such February Warrant entitling the holder to purchase, from February 21, 1997 through February 28, 2007, 178,378 shares of common stock. The exercise price of the three February Warrants are $0.288, $0.576 and $0.864 per warrant share, respectively. The fair value of the February Warrants was estimated to be $37,000 ($.021 per warrant) based upon a financial analysis of the terms of the warrants using the Black Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as interest expense related to the convertible February Debenture.

         Based on the terms for conversion associated with the February Debenture, there is an intrinsic value associated with the beneficial conversion feature of $413,793. This amount has been fully amortized to interest expense with a corresponding credit to additional paid-in capital.

         In connection with the issuance of the October Debenture, the Company issued to RBB three warrants (the "October Warrants") to purchase Common Stock, each such October Warrant entitling the holder to purchase, from the date of grant through August 30, 2007, 600,000 shares of the Common Stock. The exercise price of the three October Warrants are $0.20, $0.23 and $0.27 per warrant share, respectively. The fair value of the three October Warrants was established to be $106,571 ($.178 per warrant), $97,912 ($.163 per warrant) and $87,472
         ($.146 per warrant), respectively, based upon a financial analysis of the terms of the warrants using the Black Sholes Pricing Model. This amount has been reflected in the accompanying financial statements as a discount on the convertible debenture, with a corresponding credit to additional paid-in capital, and is being amortized over the expected term of the notes which at December 31, 1997 was 120 months. In May 1998, the remaining unamortized discount of $276,957 was amortized upon full conversion of the October Debenture.

                          ADVANCED VIRAL RESEARCH CORP.
                          (A Development Stage Company)

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                   (Continued)


NOTE 3.  CONVERTIBLE DEBENTURES (Continued)

         Based on the terms for conversion associated with the October Debenture, there is an intrinsic value associated with the beneficial conversion feature of $1,350,000. This amount has been treated as deferred interest expense and recorded as a reduction of the convertible debenture liability with a corresponding credit to additional paid-in capital and has been amortized to interest expense over the period from October 8, 1997 (date of debenture) to February 24, 1998 (date the debenture is fully convertible). The interest expense relative to this item was $1,139,049 for 1997 and $210,951 during the quarter ended March 31,1998.

     =====================================================================

                          ADVANCED VIRAL RESEARCH CORP.



                              --------------------
                                   PROSPECTUS
                              --------------------


                        49,700,731 SHARES OF COMMON STOCK




























                               _____________, 1999


     =====================================================================

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, which will be paid solely by the Company. All amounts shown are estimates, except the Commission registration fee:

         Commission registration fee.................................... $ 2,700
         Printing and mailing expenses....................................$5,000
         Legal fees and expenses.........................................$25,000
         Accounting fees and expenses....................................$10,000
                                                                        --------
                  Total................................................  $42,700
                                                                        ========

Item 14.  Indemnification of Directors and Officers

         Article Ninth of the Company's Certificate of Incorporation contains the following provision with respect to indemnification of Directors and
Officers:

         Ninth: The Corporation shall, to the fullest extent permitted by
         Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person, who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 145 of the General Corporate Law of the State of Delaware (the "DGCL") contains provisions regarding indemnification, among others, of officers and directors. Section 145 of the DGCL provides in relevant part:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made , with respect to a person who is a director or officer at the time of such determination,
         (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Delaware law also permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the corporation has the power to indemnify him against that liability under Section 145 of the DGCL.

         The Company's Certificate of Incorporation was amended on December 30, 1987, to limit or eliminate director liability by incorporating new Article Eleventh, which provides:

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The above discussion of the Company's Certificate of Incorporation is not intended to be exhaustive and is respectively qualified in its entirety by such document.

Item 15.  Recent Sales of Unregistered Securities

         The following table sets forth the Company's sales of unregistered securities for past three years. All transactions listed below involved the issuance of Common Stock and options to acquire Shares of Common Stock prior to commencement of the offering described in the foregoing Prospectus. No underwriters were employed with respect to the sale of any of the securities listed below. All shares were issued in reliance upon Section 4(2) and/or 3(b) of the Securities Act.

Securities Issued                Purchaser                        Date Acquired       Consideration
-----------------                ---------                        -------------       -------------
5,000,000 options                Shalom Z. Hirschman, M.D.        4-1-96              Services (Consulting)(1)
   exercisable at each of
   $.18, $.19, $.27 and $.36
   per share
500,000 options                  Deborah Silver                   4-1-96              Services (Consulting)(1)
   exercisable at $.18 per
   share
1,000,000 options                Freddie Velez                    4-1-96              Services (Consulting)(1)
   exercisable at $.20 per
   share
500,000 options                  Gary Hussian                     4-1-96              Services (Consulting)(1)
   exercisable at $.20 per
   share
500,000 options                  Cesar Blumtritt, M.D.            4-1-96              Services (Consulting)(1)
   exercisable at $.20 per
   share
50,000 shares                    Malcolm Santer                   9-4-96              Services (Consulting)(2)
50,000 shares                    Malcolm Santer                   2-26-97             Services (Consulting)(2)
750,000 shares                   David Sass                       3-21-97             .08
375,000 shares                   Norman Schwartz                  3-21-97             .08

Securities Issued                Purchaser                        Date Acquired       Consideration
-----------------                ---------                        -------------       -------------
375,000 shares                   Mel Mendelson                    3-21-97             .08
1,833,333 shares                 Matthew Cohen                    3-21-97             .08
1,648,352 shares                 RBB Bank                         4-22-97             .20(3)
894,526 shares                   RBB Bank                         6-6-97              .15(3)
2,323,580 shares                 RBB Bank                         7-3-97              .12(3)
1,809,524 shares                 RBB Bank                         8-20-97             .15(3)
100,000 shares                   Malcolm Santer                   9-8-97              Services (Consulting)(4)
722,701 shares                   RBB Bank                         12-9-97             .16(5)
1,017,011 shares                 RBB Bank                         1-7-98              .13(5)
2,512,887 shares                 RBB Bank                         1-14-98             .14(5)
23,000,000 options               Shalom Z. Hirschman, M.D.        2-18-98             (6)
   exercisable at $.27
   per share
5,114,218 shares                 RBB Bank                         2-23-98             .15(5)
190,000 shares                   Plata                            3-5-98              .12 per share
1,498,884 shares                 RBB Bank                         3-19-98             .22(5)
105,000 shares                   Plata                            3-27-98             .12 per share
1,870,869 shares                 RBB Bank                         3-31-98             .23(5)
10,000 shares                    Velez                            4-3-98              .20 per share
200,000 shares                   Charles                          4-3-98              .14 per share
1,491,485 shares                 RBB Bank                         5-4-98              .18(5)
3,299,979 shares                 RBB Bank                         5-5-98              .19(5)
50,000 shares                    Charles Miller                   5-13-98             .16 per share
200,000 shares                   Duffy                            5-13-98             .14 per share
100,000 shares                   Charles Miller                   5-13-98             .14 per share
100,000 shares                   Charles Miller                   5-18-98             .16 per share
200,000 shares                   Commonwealth                     5-18-98             .26 per share
100,000 shares                   Commonwealth                     5-22-98             .26 per share
100,000 shares                   Charles Miller                   6-22-98             .16 per share
85,000 shares                    Charles Miller                   7-15-98             .16 per share
15,000 shares                    Charles Miller                   7-17-98             .16 per share
25,000 shares                    Charles Miller                   7-22-98             .16 per share
75,000 shares                    Charles Miller                   7-24-98             .16 per share
100,000 shares                   Malcolm Santer                   8-12-98             Services (Consulting)(7)

------------------------
(1) The 1,700,000 shares issued for consulting services on 5-24-95 and 6-23-95 have been valued at $.11 per share.
(2) The 50,000 shares issued for consulting services on 9-4-96 and 2-26-97 have been valued at $.50 per share and $.41 per share, respectively.
(3) The conversions were made pursuant to the February 21, 1997 issuance of convertible debentures.
(4) The 100,000 shares issued for consulting services on 9-8-97 have been valued at $.24 per share.
(5) The conversions were made pursuant to the October 1997 issuance of convertible debentures.
(6) Granted pursuant to Dr. Hirshman's Restated Employment Agreement.
(7) The 100,000 shares issued for consulting services on 8-12-98 have been valued at $.21 per share.


                      [This Space Intentionally Left Blank]

Item 16.  Exhibits and Financial Statement Schedules

         (a)  Exhibits

 Exhibit No.      Description
 -----------      -----------
     3.1          Articles of Incorporation of Advanced Viral Research Corp.(2)
     3.2          Bylaws of Advanced Viral Research Corp., as amended(1)
     3.3          Amendment to Articles of Incorporation of Advanced Viral
                  Research Corp.(2)
     4.1          Specimen Certificate of Common Stock(1)
     4.2          Specimen Warrant Certificate(1)
     4.3          Warrant Agreement between the Company and American Stock
                  Transfer and Trust Company(1)
     4.4          Forms of Common Stock Options and Agreements granted by the
                  Company to TRM Management Corp.(5)
     4.5          Form of Common Stock Option and Agreement granted by the
                  Company to Plata Partners Limited Partnership(12)
     4.6          Consulting Agreement, dated September 11, 1992, and Form of
                  Common Stock granted by the Company to Leonard Cohen(6)
     4.7          Addendum to Agreement granted by the Company to Shalom Z.
                  Hirschman, M.D. dated March 24, 1996(10)
     4.8          Securities Purchase Agreement dated November 16, 1998, by and between the Company and RBB Bank AG.(11)(o)
     4.9          7% Convertible Debenture dated November 16, 1998.(11)(o)
     4.10         Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $.20 per share.(11)(o)
     4.11         Warrant dated November 16, 1998 to purchase 375,000 shares of common stock at $.24 per share.(11)(o)
     4.12         Securities Purchase Agreement dated December 22, 1998, by and between the Company and various purchasers.*
     4.12         Form of Warrant dated December 22, 1998 to purchase shares of common stock of the Company at $.2040 per share.*
     4.14         Form of Warrant dated December 22, 1998 to purchase shares of common stock of the Company at $.2448 per share.*
     5.1          Opinion and Consent of the law firm of Berman Wolfe & Rennert,
                  P.A. **
     10.1         Declaration of Trust by Bernard Friedland and William Bregman
                  in favor of the Company dated November 16, 1987(12)
     10.2         Clinical Trials Agreement, dated September 19, 1990, between
                  Clinique Medical Actuel and the Company(3)
     10.3         Letter, dated March 15, 1991 to the Company from Health
                  Protection Branch(3)
     10.4         Agreement dated August 20, 1991 between TRM Management Corp.
                  and the Company(11)(a
     10.5         Lease dated December 18, 1991 between Bayview Associates, Inc.
                  and the Company(4)
     10.6         Lease Agreement, dated February 16, 1993 between Stortford
                  Brickell Inc. and the Company(7)
     10.7         Consulting Agreement dated February 28, 1993 between Leonard
                  Cohen and the Company(8)
     10.8         Medical Advisor Agreement, dated as of September 14, 1993, between Lionel Resnick, M.D. and the Company(11)(b)
     10.9         Agreement, dated November 9, 1993, between Dormer Laboratories
                  Inc. and the Company(12)
     10.10        Exclusive Distribution Agreement, dated April 25, 1994,
                  between C.U.R.E. Pharmaceutical Corp. and the Company(11)(c)
     10.11        Exclusive Distribution Agreement, dated as of June 1, 1994, between C.U.R.E. Pharmaceutica Central Americas Ltd. and the
                  Company(11)(d
     10.12        Exclusive Distribution Agreement dated as of June 17, 1994 between DCT S.R.L. and the Company, as amended(11)(e)
     10.13        Contract, dated as of October 25, 1994 between Commonwealth
                  Pharmaceuticals of the Channel Islands and the Company(11)(f)
     10.14        Agreement dated May 24, 1995 between the Company and Deborah
                  Silver(9)
     10.15        Agreement dated May 29, 1995 between the Company and Shalom Z.
                  Hirschman, M.D.(9)
     10.16        Exclusive Distribution Agreement, dated as of June 2, 1995, between AVIX International Pharmaceutical Corp. and the
                  Company(12)
     10.17        Supplement to Exclusive Distribution Agreement, dated November
                  2, 1995 with Commonwealth Pharmaceuticals(12)

     10.18 Exclusive Distributorship & Limited License Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp., Beijing Unistone Pharmaceutical Co., Ltd. and the Company(11)(g)
     10.19 Modification Agreement, dated December 28, 1995, between AVIX International Pharmaceutical Corp. and the Company(11)(g)
     10.20 Agreement dated April 1, 1996, between DCT S.R.L. and the Company(11)(h)
     10.21 Addendum, dated as of March 24, 1996, to Consulting Agreement between the Company and Shalom Z. Hirschman, M.D.(10)
     10.22 Addendum to Agreement, dated July 11, 1996, between AVIX International Pharmaceutical Corp. and the Company(11)(i)
     10.23 Employment Agreement, dated October 17, 1996, between the Company and Shalom Z. Hirschman, M.D.(11)(j)
     10.24 Lease, dated February 7, 1997 between Robert Martin Company, LLC and the Company(12) 10.25 Copy of Purchase and Sale Agreement, dated February 21, 1997 between the Company and Interfi Capital Group(11)(k)
     10.26 Material Transfer Agreement-Cooperative Research And Development Agreement, dated March 13, 1997, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control and Prevention(11)(l)
     10.27 Copy of Purchase and Sale Agreement, dated September 26, 1997 between the Company and RBB Bank AG.(11)(m)
     10.28 Copy of Extension to Materials Transfer Agreement-Cooperative Research and Development Agreement, dated March 4, 1998, between National Institute of Health, Food and Drug Administration and the Centers for Disease Control and Prevention.(13)
     10.29 Amended and Restated Employment Agreement dated July 8, 1998 between the Company and Shalom Z. Hirschman, M.D.(11)(n)
     10.30        Agreement between the Company and Angelo Chinnici, M.D.**
     21.1 Subsidiaries of Registrant -- Advance Viral Research Limited, a Bahamian corporation.
     23.1 Consent of Rachlin Cohen & Holtz, Independent Certified Public Accountants*
     23.2         Consent of the law firm of Berman Wolfe & Rennert, P.A. (See
                  Exhibit 5.1).
     23.3         Consent of the law firm of Nottage, Miller & Co.*
     27.1 Financial Data Schedule for the Company as of and for the Nine Months Ended September 30, 1997*

---------------
*    Filed herewith.
**   To be filed by amendment.

1. Documents incorporated by reference herein to certain exhibits the Company's Registration Statement on Form S-1, as amended, File No. 33-33895, filed with the Securities and Exchange Commission on March 19, 1990.
2. Documents incorporated by reference herein to certain exhibits to the Company's Registration Statement on Form S-18, File No. 33-2262-A, filed with the Securities and Exchange Commission on February 12, 1989.
3. Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.
4. Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-K for period ended March 31, 1991.
5. Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.
6. Documents incorporated by reference herein to certain exhibits to the Company's report on Form 10-Q for the period ended September 30, 1992.
7. Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1992.
8. Documents incorporated by reference herein to certain exhibits to the Company's report on Form 10-QSB for the period ended March 31, 1993.
9. Documents incorporated by reference herein to certain exhibits to the Company's report on Form 10-QSB for the period ended June 30, 1995.
10. Documents incorporated by reference herein to certain exhibits to the Company's report on Form 10-QSB for the period ended March 31, 1996.
11. Incorporated by reference herein to the Company's Reports on Form 8-K and Exhibits thereto as follows:
     (a)    A report on Form 8-K dated January 3, 1992.
     (b)    A report on Form 8-K dated September 14, 1993.
     (c)    A report on Form 8-K dated April 25, 1994.
     (d)    A report on Form 8-K dated June 3, 1994.
     (e)    A report on Form 8-K dated June 17, 1994.
     (f)    A report on Form 8-K dated October 25, 1994.
     (g)    A report on Form 8-K dated December 28, 1995.
     (h)    A report on Form 8-K dated April 22, 1996.
     (i)    A report on Form 8-K dated July 12, 1996.
     (j)    A report on Form 8-K dated October 17, 1996.
     (k)    A report on Form 8-K dated February 21, 1997.
     (l)    A report on Form 8-K dated March 25, 1997.
     (m)    A report on Form 8-K dated September 26, 1997.
     (n)    A report on Form 8-K dated July 21, 1998.
     (o)    A report on Form 8-K dated November 24, 1998.
12. Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.
13. Documents incorporated by reference herein to certain exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.

     (b) Financial Statement Schedules

     All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

Item 17.  Undertakings

       The undersigned registrant hereby undertakes:


       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yonkers, State of New York, on January 12, 1999.


                                      ADVANCED VIRAL RESEARCH CORP.

                                      By: /s/ SHALOM Z. HIRSCHMAN, M.D.
                                          -------------------------------------
                                          Shalom Z. Hirschman, M.D.
                                          President and Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed herein below by the following persons in the capacities and on the dates indicated.

Signature                                      Title                                    Date
---------                                      -----                                    ----
/s/ Shalom Z. Hirschman, M.D                   President and Chief                      January 12, 1999
-----------------------------------            Executive Officer and director
Shalom Z. Hirschman, M.D.


/s/ Bernard Friedland                          Chairman of the Board and                January 12, 1999
-----------------------------------            director
Bernard Friedland


/s/ William Bregman                            Secretary-Treasurer,                     January 12, 1999
-----------------------------------            Principal Financial and
William Bregman                                Accounting Officer, director


/s/ Louis J. Silver                            director                                 January 12, 1999
-----------------------------------
Louis J. Silver

                                INDEX TO EXHIBITS


         Exhibit
         Number            Description
         ------            -----------
         4.12              Securities Purchase Agreement dated December 22,
                           1998, by and between the Company and various purchasers
         4.13              Form of Warrant dated December 22, 1998 to purchase
                           shares of common stock of the Company at $.2040 per share
         4.14              Form of Warrant dated December 22, 1998 to purchase
                           shares of common stock of the Company at $.2448 per share
         23.1              Consent of Rachlin Cohen & Holtz, Independent
                           Certified Public Accountants
         23.3              Consent of the law firm of Nottage, Miller & Co.
         27.1              Financial Data Schedule for the Company as of and for
                           the Nine Months Ended September 30, 1998